SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 3)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement                [ ] Confidential, for Use of the
[ ] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to ss. 240.14a-12

                          CORPORATE ROAD SHOW.COM INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
        Common Stock, par value $.01 per share, of Rexahn, Corp

-------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:
        8,823,166 shares of Common Stock of Rexahn, Corp (including shares issuable upon exercise of outstanding options to purchase shares of Common Stock of Rexahn, Corp)

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $.0033 per share of Common Stock of Rexahn, Corp, based on one-third the par value per share pursuant to Rule 0-11(a)(4) as Rexahn, Corp has an accumulated deficit of $6.9 million as of September 30, 2004

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(4)   Proposed maximum aggregate value of transaction:
        $29,116

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(5)   Total fee paid:
        $5.83

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[X]   Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

-------------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
(3)   Filing Party:

-------------------------------------------------------------------------------
(4)   Date Filed:

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

                                PRELIMINARY COPY
                                ----------------

                          CORPORATE ROAD SHOW.COM INC.
                          80 Orville Drive - Suite 100
                                Bohemia, NY 11716
                                 (631) 244-1555


      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2005


To the Stockholders of CORPORATE ROAD SHOW.COM INC.:


              We will hold a special meeting of stockholders of Corporate Road Show.Com Inc., a New York corporation (the "Company"), on May 12, 2005 at
9:00 a.m. local time, at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, N.Y. 10112, for the following purposes:


1. To effect a 1-for-100 reverse stock split of the issued and outstanding shares of the common stock of the Company, without affecting the par value of such shares (the "Reverse Stock Split");

2. To amend the Certificate of Incorporation of the Company to change its name to "Rexahn Pharmaceuticals, Inc.";

3. To effect the merger of the Company with and into CRS Delaware, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("CRS Delaware"), with CRS Delaware surviving as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc.", in order to reincorporate the Company under the laws of the State of Delaware (the "Reincorporation"). Approval of the Reverse Stock Split is a condition precedent to the consummation of the Reincorporation. Approval of the Reincorporation is not a condition to the Reverse Stock Split;

4. To amend the Certificate of Incorporation of the Company to authorize the Company to issue up to 100,000,000 shares of preferred stock with such rights and preferences as the Board of Directors may determine;

5. To ratify, affirm and approve the prior action to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 20,000,000 to 500,000,000; and

6. To transact any other business as may properly come before the special meeting or any adjournment or postponements of the meeting.

              The Board of Directors of the Company has unanimously approved each of the foregoing proposals and recommends that stockholders of the Company vote in favor of each proposal.


              The Board of Directors has fixed the close of business on April 20, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournments thereof. The accompanying proxy statement forms a part of this Notice.


              YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN, AND DATE THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

              Attached hereto for your review is a proxy statement relating to the above-described proposals.

                                         By Order of the Board of Directors:


                                         /s/ Frank Ferraro
                                         ------------------------------------
                                         Frank Ferraro
                                         Director and President

Dated May   , 2005
Bohemia, New York

                          CORPORATE ROAD SHOW.COM INC.
                          80 Orville Drive - Suite 100
                                Bohemia, NY 11716
                                 (631) 244-1555

                    ----------------------------------------

                                 PROXY STATEMENT

                    ----------------------------------------



                   Special Meeting of Stockholders to be Held
                    on May 12, 2005 at 9:00 a.m. local time, at the offices of Chadbourne & Parke LLP,
                   30 Rockefeller Plaza, New York, N.Y. 10112

              The enclosed proxy is solicited on behalf of the Board of Directors of Corporate Road Show.Com Inc., a New York corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on May 12, 2005 at 9:00 a.m. local time, at the offices of Chadbourne & Parke
LLP, 30 Rockefeller Plaza, New York, N.Y. 10112, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. This proxy statement and accompanying proxy are first being mailed to all stockholders entitled to vote at the special meeting on or about May 12, 2005. As indicated in the accompanying Notice of Special
Meeting, the proposals to be considered at the special meeting are:



1. To effect a 1-for-100 reverse stock split of the issued and outstanding shares of the common stock of the Company, without affecting the par value of such shares (the "Reverse Stock Split");

2. To amend the Certificate of Incorporation of the Company to change its name to "Rexahn Pharmaceuticals, Inc." (the "Name Change");

3. To effect the merger of the Company with and into CRS Delaware, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("CRS Delaware"), with CRS Delaware surviving as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc." ("Rexahn Pharmaceuticals"), in order to reincorporate the Company under the laws of the State of Delaware (the "Reincorporation"). Approval of the Reverse Stock Split is a condition precedent to the consummation of the Reincorporation. Approval of the Reincorporation is not a condition to the Reverse Stock Split;

4. To amend the Certificate of Incorporation of the Company to authorize the Company to issue up to 100,000,000 shares of preferred stock with such rights and preferences as the Board of Directors may determine (the "Preferred Stock Authorization");

5. To ratify, affirm and approve the prior action to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 20,000,000 to 500,000,000; and

6. To transact any other business as may properly come before the special meeting or any adjournment or postponements of the meeting.

                     SUMMARY TERMS OF THE ACQUISITION MERGER

              On January 20, 2005, the Company entered an Agreement and Plan of Merger (the "Acquisition Merger Agreement") with Rexahn, Corp, a Maryland corporation ("Rexahn"), pursuant to which, immediately after the Reverse Stock Split and the reincorporation of the Company as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc." ("Rexahn Pharmaceuticals"), CRS Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ours ("Merger Sub"), will merge with and into Rexahn, with Rexahn surviving as a wholly owned subsidiary of ours (the "Acquisition Merger"). The Acquisition Merger Agreement provides that upon the consummation of the Acquisition Merger, (i) each share of the issued and outstanding Rexahn common stock (other than dissenting shares) will be converted into the right to receive five shares (the "Acquisition Merger Ratio") of Rexahn Pharmaceuticals common stock; and (ii) each issued, outstanding and unexercised option to purchase shares of Rexahn common stock will be converted into an option to purchase shares of Rexahn Pharmaceuticals common stock.

              Rexahn Pharmaceuticals common stock to be issued in the Acquisition Merger is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act, Regulation D under the Securities Act and/or Regulation S under the Securities Act. These shares of Rexahn Pharmaceuticals common stock will be deemed "restricted securities" and will bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

              For accounting purposes, the Acquisition Merger will be treated as a reverse merger which results in the legal acquiror, the Company, being treated as the company acquired by Rexahn.

              Immediately prior to the Acquisition Merger, the Company will reincorporate itself in the State of Delaware by way of a merger of the Company with and into CRS Delaware, whereby each share of common stock, par value $.0001 per share, of the Company will be converted into the right to receive one share (after giving effect to the Reverse Stock Split), or in lieu of effecting the Reverse Stock Split (if approved by stockholders), one one-hundredth (1/100) of a share, of common stock, par value $.0001 per share, of Rexahn Pharmaceuticals.

              The completion of the Acquisition Merger will be subject to certain conditions which must be satisfied prior to the Acquisition Merger, including the following:

              o the approval of Rexahn's stockholders of the Acquisition Merger, which approval has been obtained;

              o the Company must have completed the Reincorporation (including the Reverse Stock Split, the Name Change and the Preferred Stock Authorization, if approved by stockholders); and

              o the execution of a settlement agreement with Frank Ferraro, the
                Company's sole director and officer.

              In the Acquisition Merger, approximately 38,140,830 shares of Rexahn Pharmaceuticals common stock are expected to be issued to the current holders of Rexahn common stock (after giving effect to the Reverse Stock Split). Following the Acquisition Merger, the current stockholders of the Company will own approximately 8.2% and the current stockholders of Rexahn will own approximately 91.8% of the issued and outstanding Rexahn Pharmaceuticals common stock. Consequently, not only will the Company's stockholders capital interest in the Company be reduced from 100% to 8.2%, but their voting power will be similarly reduced. As a result the current stockholders of Rexahn will be able to control the Rexahn Pharmaceuticals' affairs, including the election of all members of the Rexahn Pharmaceuticals' Board of Directors. In addition, following the Acquisition Merger, the ownership and voting power of the Company's non-affiliate stockholders (stockholders who neither hold at least 5% of the outstanding common stock nor are directors or officers of the Company) will be significantly diluted and they will hold 47,800 shares of Rexahn Pharmaceuticals common stock, or approximately 0.1% of the 41,538,630 shares of Rexahn Pharmaceuticals common stock expected to be issued and outstanding, compared with 4,780,000 shares of Company common stock, or approximately 1.6% of the 289,780,000 shares of issued and outstanding Company common stock, before the Acquisition Merger. Holders of freely tradable shares of Company common stock will continue to hold freely tradable shares of Rexahn Pharmaceuticals common stock after the Acquisition Merger.

              Following the Acquisition Merger, Rexahn Pharmaceuticals will issue 500,000 "restricted" shares of Rexahn Pharmaceuticals common stock to Frank Ferraro, the Company's sole director and officer, pursuant to a Settlement Agreement (the "Settlement Agreement") to be entered into prior to the Acquisition Merger between Mr. Ferraro and the Company, providing for the cancellation of outstanding indebtedness owed by the Company to Mr. Ferraro under Mr. Ferraro's employment agreement with the Company and the transfer to Mr. Ferraro of substantially all assets and related liabilities of the Company related to its former business operations in connection with Mr. Ferraro's termination of employment with the Company. The "restricted" shares will be in addition to the 260,000 shares of Rexahn Pharmaceuticals common stock Mr. Ferraro will hold following the Acquisition Merger as a result of his ownership of 26,000,000 shares of Company common stock. The "restricted" shares will not be registered under the Securities Act and may be transferred only pursuant to a registration under the Securities Act or pursuant to an available exemption from registration, such as Rule 144 under the Securities Act. No registration rights are associated with the "restricted" shares to be issued to Mr. Ferraro.

              Dr. Sung Kee Chung, the holder of approximately 56.5% of the outstanding shares of the Company common stock, has been a member of the Scientific Advisory Board of Rexahn since October 2004 and in that capacity, received a grant of options to purchase 10,000 shares of Rexahn common stock at an exercise price of $1.20 per share in January 2005. In the Acquisition Merger, Dr. Chung's options will be converted into options to purchase 50,000 shares of Rexahn Pharmaceuticals common stock at an exercise price of $0.24 per share.

              Approval of the Reverse Stock Split proposal (Proposal 1) is a condition precedent to consummation of the Reincorporation, which in turn is a condition to the consummation of the Acquisition Merger. If the Reverse Stock Split proposal is not approved by stockholders, the Reverse Stock Split and, therefore, the Reincorporation and the Acquisition Merger, will not occur. If the Reincorporation proposal (Proposal 3) is not approved by stockholders, even if the Reverse Stock Split proposal is approved, the Acquisition Merger will not occur. In addition, we reserve the right not to effect the Reverse Stock Split if in the opinion of our Board of Directors it would not be in our best interests or in the best interests of our stockholders to effect the Reverse Stock Split. Approval of the name change proposal (Proposal 2), the preferred stock authorization proposal (Proposal 4) and the proposal to ratify the prior increase in the number of authorized shares (Proposal 5) are not conditions to the consummation of the Acquisition Merger.

              In the event that each of the Reverse Stock Split, the Name Change, the Reincorporation and the preferred stock authorization is approved by the Company's stockholders and is effected by the Company (assuming that the Acquisition Merger has not been consummated), the effect on the Company's stockholders would be as follows:

              o the Company would be recapitalized and the number of shares of Company common stock authorized for issuance would increase from 210,220,000 shares to 497,102,200 shares and the number of shares held by each stockholder of the Company would be proportionately reduced by a factor of 100;

              o the Company's name would be changed to "Rexahn Pharmaceuticals,
                Inc.";

              o the Company would become a Delaware corporation and would be governed by the laws of the State of Delaware instead of the State of New York; and

              o the Company would have the authority to issue up to 10,000,000 shares of preferred stock, with such rights and preferences as the Company's Board of Directors may determine.

However, the relative ownership interest and voting power of each stockholder in the Company will be the same before and after these actions.

              To date, Rexahn has generated no revenues from product sales and only minimal revenues from a research agreement with a minority shareholder of Rexahn, and interest on bank account balances and short-term investments. Rexahn's accumulated deficit as of December 31, 2004, 2003 and 2002 was $7,854,783, $4,581,341 and $1,806,266, respectively. For the years ended
December 31, 2004, 2003 and 2002, Rexahn had net losses of $3,273,442, $2,775,075 and $1,181,157, respectively, primarily as a result of expenses incurred through a combination of research and development activities related to the various technologies under its control and expenses supporting those activities. Rexahn's independent auditors have included an explanatory paragraph in their audit report issued in connection with Rexahn's financial statements, which states that Rexahn's recurring operating losses since inception raise substantial doubt about its ability to continue as a going concern. Although Rexahn plans to pursue additional financing, there can be no assurance that Rexahn will be able to secure financing when needed or to obtain such financing on terms satisfactory to Rexahn, if at all.

              For further details on the Acquisition Merger and the Acquisition Merger Agreement, please see "The Acquisition Merger" described in Proposal 1 below.

                          UNAUDITED SELECTED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

              The following unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the pro forma financial information and related notes included elsewhere in this proxy statement. This information is based on the historical balance sheets and related historical statements of operations of Rexahn and the Company, giving effect to the Acquisition Merger and the stock issuances (including the issuance of 500,000 shares of Rexahn Pharmaceuticals common stock to Mr. Ferraro pursuant to the Settlement Agreement), the Reverse Stock Split and other transactions in connection with the Acquisition Merger. This financial information should be read in conjunction with the historical financial statements of the Company and Rexahn and the pro forma combined balance sheet and statement of operations contained elsewhere in this proxy statement. The unaudited selected pro forma combined financial information provided below is for illustrative purposes only. The companies may have performed differently had they always been combined. This information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Acquisition Merger.

                                                                    Year Ended
                                                             December 31, 2001
                                                             -----------------
Pro Forma Statement of Operations Data:
Revenue.........................................................      $132,463
Net loss........................................................    $3,707,380
Basic and diluted loss per share................................        $(0.09)
Shares used in computing Basic and diluted loss per share.......    41,512,755

Pro Forma Balance Sheet Data:
Working capital.................................................      $376,206
Total assets....................................................    $1,221,797
Total liabilities...............................................    $2,005,968
Stockholders' deficiency........................................    $(784,171)

               COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

              The following table sets forth historical per share net loss and book value data for Rexahn and the Company and pro forma per share net loss and book value data presenting the pro forma combined financial position and results of operations of Rexahn and the Company after giving effect to the Acquisition Merger and the stock issuances (including the issuance of 500,000 shares of Rexahn Pharmaceuticals common stock to Mr. Ferraro pursuant to the Settlement Agreement), the Reverse Stock Split and other transactions in connection with the Acquisition Merger. The historical and pro forma per share data should be read in conjunction with the historical financial statements of the Company and Rexahn and the pro forma combined balance sheet and statement of operations contained elsewhere in this proxy statement. The historical and pro forma per share data provided below is for illustrative purposes only. The companies may have performed differently had they always been combined. This information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Acquisition Merger.

                                                                 Year Ended
                                                             December 31, 2004
                                                             -----------------
Rexahn Historical:
Net loss                                                            $3,273,442
Basic and diluted net loss per share                                    $(0.43)
Cash dividends declared per share                                       $   --
Basic and diluted weighted average shares outstanding                7,627,911

Company Historical:
Net loss                                                             $(279,767)
Basic and diluted net loss per share                                     $  --
Cash dividends declared per share                                        $  --
Basic and diluted weighted average shares outstanding              287,320,000

Pro Forma:
Net loss                                                            $3,707,380
Basic and diluted net loss per share                                    $(0.09)
Cash dividends declared per share                                        $  --
Basic and diluted weighted average shares outstanding               41,512,755


                                                             December 31, 2004
                                                             -----------------
Book value per share:
Rexahn historical basis                                                 $(0.07)
Company historical basis                                                $   --
Pro forma basis                                                         $(0.02)

                                TABLE OF CONTENTS

                                                                            Page

PROXIES AND VOTING............................................................1

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON......2

PROPOSAL 1. THE REVERSE STOCK SPLIT...........................................3


PROPOSAL 2. CHANGE OF NAME OF THE COMPANY....................................75


PROPOSAL 3. REINCORPORATION IN DELAWARE......................................75

PROPOSAL 4. AMENDMENT TO ADD PREFERRED STOCK.................................94


PROPOSAL 5. RATIFICATION OF PRIOR STOCKHOLDER ACTION.........................97

DESCRIPTION OF SECURITIES....................................................98


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............98

CHANGE IN CONTROL............................................................99

INDEMNIFICATION OF DIRECTORS AND OFFICERS...................................100

CAUTIONARY STATEMENTS CONCERNING  FORWARD-LOOKING INFORMATION...............101

CHANGE IN MAJORITY OF DIRECTORS.............................................102

SHAREHOLDER PROPOSALS.......................................................108

ADDITIONAL INFORMATION......................................................108


OTHER BUSINESS..............................................................109



Appendices

Appendix A    Amendment to Certificate of Incorporation
Appendix B    Acquisition Merger Agreement
Appendix C    Company Financial Information
Appendix D    Rexahn Financial Information
Appendix E    Pro Forma Financial Information
Appendix F    Reincorporation Merger Agreement
Appendix G    Amended and Restated Certificate of Incorporation of Rexahn
                Pharmaceuticals
Appendix H    Amended and Restated Bylaws of Rexahn Pharmaceuticals

                               PROXIES AND VOTING

SOLICITATION

              The Company will bear the entire cost of solicitation of proxies from its stockholders, except that Rexahn has agreed to pay the preparation, assembly, printing and mailing costs of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company common stock, beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Company common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, and/or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES


              Only holders of record of Company common stock at the close of business on April 20, 2005 (the "Record Date") will be entitled to notice of and to vote at the special meeting of stockholders. At the close of business on the Record Date, the Company had outstanding and entitled to vote 289,780,000 shares of Company common stock. Each holder of record of Company common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting of stockholders. The presence, in person or by proxy, of a majority of shares outstanding on the Record Date is required for a quorum at the special meeting.


              The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of each of Proposals 1, 2, 3, 4 and 5, a quorum being present. Because abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal. Brokers who hold shares of Company common stock in nominee or "street" name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers on each of the proposals without specific instructions from those customers. These "broker non-votes" will have the effect of a negative vote with respect to each of the proposals to be presented at the special meeting.

              Frank Ferraro, the Company's sole director and executive officer, and Dr. Sung Kee Chung and Mrs. Sung Sook Park, principal stockholders of the Company, collectively holding an aggregate of 260,000,000 shares of Company common stock, representing approximately 89.7% of the issued and outstanding shares of Company common stock, have executed agreements requiring them to vote their shares of Company common stock in favor of the transactions contemplated by the Acquisition Merger Agreement (including, but not limited to, the Reverse Stock Split, the Reincorporation and the Name Change). THE PRESENCE, IN PERSON OR BY PROXY, OF THESE HOLDERS AT THE SPECIAL MEETING OF STOCKHOLDERS WILL BE SUFFICIENT TO CONSTITUTE A QUORUM, AND THE AFFIRMATIVE VOTES OF THESE SHARES, REGARDLESS OF THE VOTES OF ANY OTHER SHARES OF COMPANY COMMON STOCK, WILL BE SUFFICIENT TO APPROVE EACH OF THE PROPOSALS.

REVOCABILITY OF PROXIES

              Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Company at the Company's principal executive office, 80 Orville Drive - Suite 100, Bohemia, NY 11716, a written notice of revocation, by submitting a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the special meeting of stockholders will not, by itself, revoke a proxy.


                  INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
                           TO MATTERS TO BE ACTED UPON

              Following the Acquisition Merger, Rexahn Pharmaceuticals will issue 500,000 "restricted" shares of Rexahn Pharmaceuticals common stock to Mr. Ferraro, pursuant to a Settlement Agreement, to be entered into prior to the Acquisition Merger, between Mr. Ferraro and the Company in connection with the termination of Mr. Ferraro's employment with the Company. The Settlement Agreement also provides for the transfer to Mr. Ferraro of substantially all the assets and related liabilities of the Company related to its former business operations, including computer equipment and software, video equipment, office furniture and certain restricted securities of private companies, and the issuance to Mr. Ferraro of 500,000 "restricted" shares of Rexahn Pharmaceuticals common stock described above, all in exchange for the cancellation of all outstanding indebtedness owed by the Company to Mr. Ferraro under Mr. Ferraro's employment agreement with the Company and certain expenses related to his termination of employment in the amount of $122,500 and a general release of the Company. The "restricted" shares will not be registered under the Securities Act and may be transferred only pursuant to a registration under the Securities Act or pursuant to an available exemption from registration, such as Rule 144 under the Securities Act. No registration rights are associated with the "restricted" shares to be issued to Mr. Ferraro.

              To our knowledge, no director of the Company has advised the Company that he intends to oppose any of the proposals described in this proxy statement. In addition, Mr. Ferraro has entered into an agreement requiring him to vote all his shares of Company common stock in favor of the transactions contemplated by the Acquisition Merger Agreement.

              Dr. Sung Kee Chung, the holder of approximately 56.5% of the outstanding shares of the Company common stock, has been a member of the Scientific Advisory Board of Rexahn since October 2004 and in that capacity, received a grant of options to purchase 10,000 shares of Rexahn common stock at an exercise price of $1.20 per share in January 2005. In the Acquisition Merger, Dr. Chung's options will be converted into options to purchase 50,000 shares of Rexahn Pharmaceuticals common stock at an exercise price of $0.24 per share.


                       PROPOSAL 1. THE REVERSE STOCK SPLIT

              Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Certificate of Incorporation of the Company, as amended (the "Company Certificate") to effect a 1-for-100 reverse stock split of our issued and outstanding Company common stock (the "Reverse Stock Split"). A copy of the Certificate of Amendment to the Company Certificate which provides for this amendment is attached hereto as Appendix A. Because the Company is not a constituent corporation in the Acquisition Merger, the New York Business Corporation Law ("NYBCL") does not require the approval of the Company's stockholders for the consummation of the Acquisition Merger. However, because the Reverse Stock Split is being effected to facilitate the Acquisition Merger, information with respect to the Acquisition Merger is being provided in connection with the vote on the Reverse Stock Split proposal. PLEASE NOTE THAT STOCKHOLDERS ARE NOT BEING ASKED TO APPROVE THE ACQUISITION MERGER, HOWEVER, APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL IS A CONDITION PRECEDENT TO CONSUMMATION OF THE REINCORPORATION, WHICH IN TURN IS A CONDITION TO THE CONSUMMATION OF THE ACQUISITION MERGER. IF THIS PROPOSAL IS NOT APPROVED BY STOCKHOLDERS, THE REVERSE STOCK SPLIT, AND THEREFORE, THE REINCORPORATION AND THE ACQUISITION MERGER, WILL NOT OCCUR.

THE REVERSE STOCK SPLIT


              The Acquisition Merger Ratio was established so that following the Acquisition Merger, the former holders of Rexahn common stock would hold approximately 91.8% of the outstanding shares of Rexahn Pharmaceuticals. Based on the Company's current capitalization and 7,628,166 shares of Rexahn common stock outstanding as of April 20, 2005, 3,814,083,000 shares would be required to be issued to the holders of Rexahn common stock in the Acquisition Merger to achieve the desired ownership structure. As of April 20, 2005, there were 500,000,000 shares of Company common stock authorized, of which 289,780,000 shares were issued and outstanding, held by approximately 30 holders of record, and 210,220,000 shares available for future issuance. Without recapitalizing the Company by means of the Reverse Stock Split, there would be an insufficient number of authorized shares for issuance in the Acquisition Merger to achieve the desired post-Acquisition Merger ownership structure.

              As a result, our Board of Directors has unanimously determined that in connection with, and as a condition to, consummation of the Acquisition Merger pursuant to the Acquisition Merger Agreement, the Company should effect a 1-for-100 reverse stock split immediately prior to the Reincorporation and the Acquisition Merger in order to reduce proportionately the aggregate number of shares of Company common stock outstanding and increase the number of authorized shares of Company common stock available for future issuance, including in the Acquisition Merger. If the Reverse Stock Split is approved by the stockholders of the Company and effected by our Board of Directors, the outstanding shares of Company common stock will be reduced from 289,780,000 to 2,897,800 shares and, because the authorized number of shares of Company common stock will remain at 500,000,000, there will be 497,102,200 shares of Company common stock, and following the Reincorporation, 497,102,200 shares of Rexahn Pharmaceuticals common stock, available for future issuance, including in the Acquisition Merger. Pursuant to the terms of the Acquisition Merger Agreement, after giving effect to the Reverse Stock Split and the Reincorporation, Rexahn Pharmaceuticals will issue 38,140,830 shares of Rexahn Pharmaceuticals common stock in the Acquisition Merger.


              As a result of the Acquisition Merger, the stockholders of the Company will suffer substantial dilution in their interests in the Company. Following the consummation of the Acquisition Merger, approximately 91.8% of the issued and outstanding shares of Company common stock will be held by the current holders of Rexahn common stock and the current stockholders of the Company will own approximately 8.2% of the issued and outstanding shares of Company common stock. Consequently, not only will the Company's stockholders' capital interest in the Company be reduced from 100% to 8.2%, but their voting power will be similarly reduced. Following the Acquisition Merger, the current stockholders of Rexahn will own 91.8% of the issued and outstanding shares of Company common stock and will be able to control the Company's affairs, including the election of all members of the Company's Board of Directors. In addition, as of April 20, 2005, there were outstanding (1) options to purchase approximately 1,174,500 shares of Rexahn common stock, which in the Acquisition Merger will be converted into options to purchase approximately 5,872,500 shares of Rexahn Pharmaceuticals common stock and (2) $3.85 million aggregate principal amount of notes convertible into or exchangeable for shares of Rexahn common stock at a conversion price equal to the lesser of $5.00 and a floating price determined by the average of three lowest current market prices in the 40 calendar day period immediately preceding conversion, which in the Acquisition Merger will be assumed by Rexahn Pharmaceuticals and become convertible into or exchangeable for shares of Rexahn Pharmaceuticals common stock, with the conversion price adjusted to reflect the merger ratio in the Acquisition Merger. If these options are exercised or notes are converted, the issuances of Rexahn Pharmaceuticals common stock will further dilute the holdings of the current stockholders of the Company.

              The Reverse Stock Split is a reduction in the number of outstanding shares of the Company's capital stock, which may be accomplished by reclassifying and converting all issued and outstanding shares of Company common stock into a proportionately fewer number of shares of Company common stock. For example, if the 1-for-100 Reverse Stock Split of Company common stock is implemented, then a stockholder holding 5,000 shares of Company common stock before the Reverse Stock Split would hold 50 shares of Company common stock after the Reverse Stock Split. This action would also result in a relative increase in the available number of authorized but unissued shares of Company common stock (in the example, restoring 4,950 shares to the number of unissued shares available for issuance), because the number of shares authorized for issuance will be otherwise unchanged by the amendment and will remain at 500,000,000 shares. Each stockholder's proportionate ownership of the issued and outstanding shares of Company common stock would remain the same after the Reverse Stock Split, except for minor changes that may result from additional shares issued in connection with fractional shares. Outstanding shares of new Company common stock resulting from the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We will continue to be subject to the periodic reporting requirements of the Exchange Act.

              The Reverse Stock Split also will affect the presentation of stockholders' equity on our balance sheet. Because the par value of the shares of Company common stock is not changing as a result of the implementation of the Reverse Stock Split, our stated capital, which consists of the par value per share of the Company common stock multiplied by the aggregate number of shares of Company common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Company common stock, will be increased by an amount by which the stated capital is reduced.

              The Reverse Stock Split may leave certain stockholders with one or more "odd lots," which are stock holdings in amounts of less than 100 shares of Company common stock. These odd lots may be more difficult to sell than shares of Company common stock in even multiples of 100.

              The reduction in the number of issued and outstanding shares of Company common stock caused by the Reverse Stock Split is anticipated initially to increase proportionately the per share market value of the Company common stock. However, the actual effect of the Reverse Stock Split upon the market price for the Company common stock cannot be predicted. There can be no assurance that the market price per share of the Company common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Company common stock outstanding resulting from the Reverse Stock Split. The market price of the Company common stock may also be based on our performance and other factors, many of which may be unrelated to the number of outstanding shares of Company common stock.


              Our Board of Directors has fixed May 12, 2005 as the record date for determining the shares of Company common stock subject to the Reverse Stock Split. If approved by our stockholders, the Reverse Stock Split will become effective at such time as the Company files a Certificate of Amendment to the Company Certificate with the Secretary of State of the State of New York or at such later time as may be set forth in the Certificate of Amendment (or, if this proposal and the Reincorporation proposal are approved by our stockholders, and we elect to adjust the merger ratio in the Reincorporation to one one-hundredth, at the effective time of the Reincorporation), which we refer to as the "Reverse Split Effective Time".


              Our transfer agent, Olde Monmouth Stock Transfer, will be apprised of the Reverse Stock Split and will update its records accordingly. Beginning on the Reverse Split Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. All fractional shares will be rounded up to the next nearest whole number. Each holder of pre-Reverse Stock Split shares of Company common stock at the Reverse Split Effective Time who would otherwise be entitled to a fraction of a share of post-Reverse Stock Split shares of Company common stock will, in lieu thereof, receive one additional whole share of post-Reverse Stock Split Company common stock. Following completion of the Reincorporation and the Acquisition Merger, you will be contacted on how to exchange your existing stock certificates for new stock certificates. Until then, your current stock certificates will continue to represent your post-Reverse Stock Split shares.

              In September 2004, we effected a 50-for-1 forward stock split. Among the reasons for the forward stock split, our Board of Directors believed that our stockholders would benefit from the availability of additional shares which would create a more liquid public market for the Company common stock on the Over-the-Counter Bulletin Board (the "OTC-BB"). In order to facilitate such transaction, our Board of Directors determined that our capitalization structure should be increased. Accordingly, it was the Board's opinion that the forward stock split and increased number of authorized shares of Company common stock would better position us to attract potential business candidates and provide our stockholders with the greatest potential return. Although the Company common stock has been trading on the OTC-BB since November 2004, the volume of trading and the per share price has been relatively low and the expected benefits of the forward stock split have not been fully realized. The proposed Reverse Stock Split would in effect reverse the forward stock split effected in September 2004.

              If this proposal and the Reincorporation proposal are approved by our stockholders, we may elect, in lieu of the Reverse Stock Split, to achieve the same result as the Reverse Stock Split and the Reincorporation by adjusting the merger ratio in the

Reincorporation to one one-hundredth (1/100), so that each share of Company common stock outstanding immediately prior to the Reincorporation is converted into one one-hundredth of a share of Rexahn Pharmaceuticals. All fractional shares will be rounded up to the next nearest whole number. Each holder of Company common stock who would otherwise be entitled to a fraction of a share of Rexahn Pharmaceuticals common stock will, in lieu thereof, receive one additional share of Rexahn Pharmaceuticals common stock in the Reincorporation.

              We reserve the right not to effect the Reverse Stock Split if in the opinion of our Board of Directors it would not be in our best interests or in the best interests of our stockholders to effect the Reverse Stock Split.

              Our stockholders are not entitled to appraisal rights under the NYBCL in connection with the Reverse Stock Split.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT


              The following is a summary of all of the material United States federal income tax consequences of the Reverse Stock Split; however, this summary does not address the tax consequences to (i) holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign persons, nonresident alien individuals, broker-dealers and tax-exempt entities, (ii) holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation or (iii) holders who hold shares as part of a hedge, straddle, conversion or constructive sale transaction. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Stock Split shares were held, and the post-Reverse Stock Split shares will be held, by the holders as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). No information is provided in this proxy statement regarding any state, local or foreign income or other tax consequences. The Company does not intend to request a ruling from the Internal Revenue Service with respect to the Reverse Stock Split. In addition, no legal opinion will be rendered concerning the federal income tax consequences of the Reverse Stock Split. Furthermore, this summary is not binding on the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from adopting a contrary position

              The Company believes, based on consultation with its counsel, Rubin, Bailin, Ortoli, Mayer & Baker LLP, that all of the material United States federal income tax consequences of the Reverse Stock Split are as follows


              o The Company should not recognize any taxable gain or loss as a result of the Reverse Stock Split.

              o No taxable gain or loss should be recognized by a stockholder upon the Reverse Stock Split.

              o The aggregate tax basis of the post-Reverse Stock Split shares should be the same as the stockholder's aggregate tax basis in the pre-Reverse Stock Split shares.

              o The stockholder's holding period for the post-Reverse Stock
                Split shares should include the period during which the stockholder held the pre-Reverse Stock Split shares prior to the Reverse Stock Split.


              The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.


VOTE REQUIRED

              The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of Proposal 1, a quorum being present.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

BACKGROUND OF THE ACQUISITION MERGER

THE COMPANY'S REASON FOR THE ACQUISITION MERGER

              For the past several years, the Company sought unsuccessfully to raise capital to fund its operations or maintain a steady client base to guarantee an income stream. To satisfy the administrative needs of operating as a public corporation, the Company obtained accounting, marketing, computer and information management, website design and legal services at a cost that outweighed the benefits it derived. The Board of Directors of the Company concluded that the lack of success in growing its business warranted exploring other strategic alternatives. Because of its public, but relatively dormant status, the Company had received inquiries regarding whether it would be interested in effecting a reverse merger with a private operating company. In December 2004, the Board of Directors of the Company decided to explore this possibility.

REXAHN'S REASON FOR THE ACQUISITION MERGER


              Rexahn has been a private operating company since its inception in 2001. Since it was formed, Rexahn has financed its business through the sale of its common stock and collaboration agreements with its strategic investors. However, the scale of

Rexahn's development has been limited by capital constraints. As its drug candidates began to move into the clinical trials phase of development, Rexahn determined that it would need to raise approximately $10 million by the third quarter of 2005 and an additional approximately $10 million by the first quarter of 2006 to implement and fund the maximum extent of its operating plan, including Phase I and Phase II clinical trials of its RX-0201 drug candidate, pre-clinical studies and Phase I clinical trials of its RX-0047 drug candidate, in-vivo animal and pre-clinical studies and Phase I clinical trials of its RX-0183 drug candidate, RX-3117 drug candidate and other new drug candidates, as well as other research and development projects, through the first quarter of 2007. Over the past year, new financing opportunities were presented to Rexahn which, due to its private status and limited capital, Rexahn was not in the position to further explore. Rexahn's management decided that it was in Rexahn's best interest to become a publicly traded company to take advantage of the flexibility in raising capital that comes with such a status, such as the ability to offer investors registration rights or other such means to realize on their investments. In addition, Rexahn's management believed that for Rexahn to effectively compete in its industry, it must have the tools and resources that would allow it to have ready access to affordable capital.


              The Board of Directors and management of Rexahn explored the possibility of merging with a public shell because they believe that a reverse merger into a public shell that is trading on a bulletin board and reporting with the Securities and Exchange Commission (the "Commission") under the Exchange Act will provide Rexahn with the benefits that it is seeking by being a publicly traded company. Alternatives to proceeding with the reverse merger that Rexahn considered included conducting a registered initial public offering and voluntarily registering its securities under Section 12 of the Exchange Act.

              Although an initial public offering of Rexahn common stock would provide Rexahn with cash proceeds from the offering, Rexahn determined that a registered initial public offering might not be in the best interest of Rexahn given the amount of capital it was seeking to raise and the length of time required to prepare and complete a registered initial public offering, which could be several months to a year depending on market conditions. Rexahn also concluded that the amount of capital that it wanted to raise and the size of Rexahn's business would not interest an underwriter to assist it in an initial public offering, and that it needed to raise capital within a few months to fund its operations, a shorter timeframe than it would have been able to complete a registered public offering. Rexahn also estimated the costs of doing a registered initial public offering to be several hundred thousand dollars, including the fees and expenses of legal counsel, auditors and underwriters.

              The alternative of voluntarily registering its shares under
Section 12 of the Exchange Act would have achieved some of its objectives but would not have provided it with an existing trading market for its shares. Although there is little, if any, existing trading market for shares of Company common stock, Rexahn believes that the

Acquisition Merger would at least provide Rexahn Pharmaceuticals with the immediate benefits of a listing on the OTC-BB, market makers for Rexahn Pharmaceuticals common stock and a broader stockholder base than currently exists for Rexahn. These benefits would not otherwise be immediately available if Rexahn pursued a voluntary registration under Section 12. Rexahn believes that obtaining access to the public markets through the Acquisition Merger would require less time and the allocation of fewer resources than if Rexahn had attempted to do so on its own and that growing an existing, even if somewhat limited, public market would be easier than creating a new public market on its own. Because Rexahn estimated that the cost of completing a registration process would have been comparable to the costs associated with the reverse merger and that the timeframe within which Rexahn could become a public company would be shorter or about the same in a reverse merger, it elected to proceed with the reverse merger.

CONTACTS BETWEEN THE COMPANY AND REXAHN

              In connection with reviewing potential financing opportunities to fund its drug development activities, Rexahn began to explore becoming a publicly traded company in the summer of 2004 as a means of enhancing Rexahn's ability to attract suitable financing. Discussions were held between Rexahn's management and members of Rexahn's Board of Directors with respect to several alternative strategies to becoming a public company. On August 5, 2004, Rexahn's Board of Directors met with management of Rexahn and representatives of Rexahn's financial consultant, NeXend Consulting, Inc. ("NeXend"), to discuss the alternatives. At this meeting, Munsu Han, Chief Executive Officer and Managing Principal of NeXend, made a presentation to the Board describing the process for Rexahn to become a public company by means of a reverse merger with a publicly traded shell company. Following discussions and deliberations, the Board of Directors of Rexahn made the strategic decision that it would be in the best interests of Rexahn to become a public company through a reverse merger with a publicly traded company and authorized Rexahn's management and NeXend to seek a suitable merger candidate and to negotiate the terms of a potential transaction, subject to further approval by the Board of Directors.

              During August and September 2004, NeXend contacted a number of sources for potential merger candidates but was unsuccessful in identifying any suitable companies for Rexahn's needs. On or about October 19, 2004, Mr. Han met by telephone with James Beatty, Chief Executive Officer of Trinity Capital Corporation ("Trinity"), a merchant banking firm focusing on small and medium-sized companies, to discuss identifying potential merger candidates for Rexahn. On or about October 29, 2004, Mr. Han and Mr. Beatty met by telephone with Todd Heinzl, Principal and Managing Partner of The Equitis Group Corporation ("Equitis"), a merchant banking firm also focusing on small and medium-sized companies. Mr. Beatty and Mr. Heinzl had partnered in the past in advising clients on reverse merger transactions and Messrs. Han,

Beatty and Heinzl discussed further the process of identifying potential merger candidates for Rexahn.

              During the next several weeks, a number of potential merger candidates were identified by Trinity and Equitis and submitted to Rexahn for its consideration. After preliminary due diligence of publicly available information regarding these potential candidates, Rexahn's management determined that none of the potential merger candidates presented were suitable as merger partners for Rexahn. In the middle of November 2004, Messrs. Han, Beatty and Heinzl had telephone conversations with Mr. T.H. Jeong, Chief Financial Officer of Rexahn, concerning Rexahn's strategic and business objectives in effecting a reverse merger transaction and confirming Rexahn's desire to continue the search for a suitable merger candidate. During the remainder of November 2004, the search for a suitable merger candidate continued without success.

              In early December 2004, Trinity and Equitis identified the
Company as a possible merger candidate based on information received from Thomas Speciale, a business contact who had been introduced to Mr. Frank Ferraro, Chief Executive Officer of the Company, through Richard Margulies, a mutual acquaintance who was aware of the Company's interest in a merger transaction with a private operating company. None of Trinity, Equitis or Mr. Speciale were retained by Mr. Ferraro or the Company with respect to the proposed merger transaction. Prior to making any contact with the Company, Trinity and Equitis discussed with Rexahn initiating contact with Mr. Ferraro in order to engage in a high-level discussion regarding the possible strategic merits of a merger between Rexahn and the Company. On December 10, 2004, Messrs. Beatty and Heinzl contacted Mr. Ferraro by telephone and proposed a possible merger transaction with a biopharmaceutical company, without naming Rexahn specifically. On or about December 12, 2004, Mr. Ferraro responded positively to discussing the proposal advanced by Messrs. Beatty and Heinzl and they provided the identity of Rexahn to the Company. At this time, there was no discussion of any particular structure or terms for the potential merger transaction.

              On December 13, 2004, Trinity and Equitis provided a set of the Company's Securities Act and Exchange Act filings with the SEC to Rexahn for its review and analysis. On December 14, 2004, Trinity and Equitis provided to Rexahn a confidential memo on the potential transaction structure, including a proposed post-transaction share ownership structure. Following internal discussions, Rexahn proposed a post-transaction share ownership structure in which existing Rexahn stockholders would hold over 90% of the combined company in order to ensure that Rexahn stockholders maintained substantial control of the Company post-merger. Rexahn and its counsel, Chadbourne & Parke LLP, commenced legal due diligence of the Company and its business based on publicly available information.

              On December 16, 2004, Trinity and Equitis provided a draft of a non-binding letter of intent outlining the proposed terms of the potential merger transaction, including the proposed post-transaction share ownership structure, to Rexahn and the Company for their consideration and to facilitate a discussion between the parties. Trinity and Equitis also provided the Company with Rexahn's executive summary of its business plan and the confidential memo on the potential transaction structure. Subsequently, in response to a request from the Company's counsel, Rubin, Bailin, Ortoli, Mayer & Baker LLP, the Company was also provided with copies of Rexahn's audited financial statements for fiscal years 2002 and 2003. Over the next several days, each of Rexahn and the Company reviewed the draft non-binding letter of intent internally and with their respective legal counsel and had separate discussions by telephone with Trinity and Equitis regarding the proposed terms of the potential merger transaction.

              Beginning on December 23, 2004, Rexahn's counsel and the Company's counsel had a number of telephone discussions to outline the terms of the potential merger transaction, as well as a potential sale by Mr. Ferraro of a controlling interest in the Company, for purposes of the non-binding letter of intent, which was agreed to by the parties in late December 2004. During the discussions, Rexahn's management determined that following the merger, Rexahn stockholders should hold approximately 91.8% of the combined company's shares and the stockholders of the Company should hold approximately 8.2% of the combined company's shares, consistent with Rexahn's desire that its stockholders maintain over 90% ownership of the Company post-merger and providing a simple, whole number exchange ratio of 5 to 1. Also in late December 2004, legal counsel for each of Rexahn and the Company exchanged due diligence documents and other information and the parties continued mutual business and legal due diligence. In January 2005, Rexahn identified two private investors interested in acquiring 234,000,000 of Mr. Ferraro's shares. Beginning in January 2005, representatives of the Company, Rexahn and their respective legal counsel began negotiations on the terms of a definitive merger agreement providing for the merger of Rexahn with and into a newly formed wholly owned subsidiary of the Company, with Rexahn surviving as a wholly owned subsidiary of the Company. The parties continued to negotiate the terms of a definitive merger agreement, subject to approval by their respective Boards of Directors. On January 11, 2005, Sung Kee Chung, a private investor and scientific advisory board member of Rexahn, and Sung Sook Park, a private investor, purchased from Frank Ferraro and Kim Ferraro 163,800,000 shares and 70,200,000 shares, respectively, of common stock of the Company for an aggregate of $600,000, including related transaction costs and finder's fees incurred by Dr. Chung and Mrs. Park.

              On January 20, 2005, the Board of Directors of the Company approved the Acquisition Merger, the terms of the Acquisition Merger Agreement and the related transactions, including the Reverse Stock Split, the Reincorporation and the Preferred Stock authorization, by unanimous written consent, subject to requisite stockholder approval. Also on January 20, 2005, the Board of Directors of Rexahn met, with members of Rexhan's management and representatives of its legal counsel present, to review the terms of the Acquisition Merger and the Acquisition Merger Agreement and the other related transactions. Following discussions and deliberations, the Board of Directors of Rexahn approved the Acquisition Merger and the Acquisition Merger Agreement, subject to requisite stockholder approval. Following the approval by each of the Boards of Directors of the Company and Rexahn, the parties executed the Acquisition Merger Agreement. On January 31, 2005, Rexahn stockholders held a special stockholders' meeting and approved the Acquisition Merger and the Acquisition Merger Agreement. A copy of the Acquisition Merger Agreement is attached to this proxy statement as Appendix B.

              For a description of certain agreements, arrangements, understandings or relationships between the Company or any of its executive officers, directors, controlling persons or subsidiaries and Rexahn or any of its executive officers, directors, controlling persons or subsidiaries please see "Change in Control", "--The Acquisition Merger--Post-Merger Actions", "Change in Majority of Directors" and "--Certain Relationships and Related Transactions".

              In reaching its conclusion to approve the Acquisition Merger and the related transactions, the Board of Directors and management of the Company evaluated the proposed Reverse Stock Split ratio and Acquisition Merger ratio in light of the Company's balance sheet as well as reviewing the other immediate alternatives it had available to hold any value for its stockholders, including proceeding with its business plan, and assessing what would be available for stockholders if the Company were liquidated.

              The Board of Directors and management of the Company believed that the Acquisition Merger was attractive for several reasons:

              o The Company lacked the resources to continue operations with its business plan and had been unsuccessful in raising equity financing.

              o The Company's independent auditors questioned whether the
                Company could survive as a going concern.

              o Continuing the Company's business model could cause its
                stockholders to lose their entire investment.

              o The Company's stockholders would have an opportunity to
                participate in a larger company with more significant growth potential than the Company would have on its own.

              o The potential for increased market interest in the Company from investors and the public markets in general, which might offer the Company increased access to debt and equity markets.

              The Board of Directors and management of the Company also considered several countervailing factors regarding the Acquisition Merger and the related transactions:

              o The Acquisition Merger would have a substantial dilutive effect on the Company's existing stockholders, from 100% ownership of the Company to 8.2% of Rexahn Pharmaceuticals. In particular, the Company's non-affiliate stockholders (public stockholders who neither hold at least 5% of the outstanding common stock nor are directors or officers of the Company) will hold approximately 0.1% of the outstanding Rexahn Pharmaceuticals common stock in the aggregate following the Acquisition Merger, compared with 1.6% of the Company common stock before the Acquisition Merger.

              o Rexahn is a development stage company that has only been in existence since 2001 and has never been profitable.

              o Companies in the biotechnology industry face a number of significant risks, including, among others, a need for substantial amounts of capital, stringent government regulation and intense competition.

              o Rexahn's independent auditors have questioned its ability to continue as a going concern.

              o Rexahn may not be able to secure financing when needed or be able to obtain such financing on terms satisfactory to Rexahn, if at all.

              o The Company's Board of Directors and management would be replaced in its entirety by Rexahn's Board of Directors and management.

              o The expected benefits from the Acquisition Merger and the related transactions might not be fully realized.

              o If the Acquisition Merger is not consummated, the Company will have incurred substantial expenses for legal and accounting fees in connection to the Acquisition Merger and the related transactions that would materially harm its financial condition.

              Due to its limited resources, the Company did not obtain a fairness opinion, nor did any independent third party provide a determination as to the fairness of the transactions to the Company's stockholders. The terms of the Acquisition Merger and the related transactions were determined by mutual negotiation between the parties. After considering these and other factors, the Board of Directors and management of the

Company believed that the Acquisition Merger and the related transactions offered a more attractive financial opportunity for its stockholders than its other alternatives.

              The foregoing discussion is not exhaustive of all the factors considered by the Board of Directors and management of the Company. Moreover, in view of the variety of factors considered, the Company's Board of directors considered the factors as a whole and did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its decision to approve the Acquisition Merger and the related transactions.

THE ACQUISITION MERGER

Effective Time

              If the Acquisition Merger Agreement is approved by the stockholders of Rexahn and the other closing conditions described in the Acquisition Merger Agreement have been satisfied or waived, it is expected that the Acquisition Merger will be consummated and that the Acquisition Merger will become effective at the later of the time the Articles of Merger are duly filed with the State Department of Assessments and Taxation of the State of Maryland and the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at the effective time set forth in the Articles of Merger and the Certificate of Merger (the "Effective Time").

Structure of Merger

              At the Effective Time, Merger Sub will be merged with and into Rexahn and the separate existence of Merger Sub will cease. Rexahn, as the surviving corporation in the Acquisition Merger and a wholly owned subsidiary of Rexahn Pharmaceuticals, will continue its existence as a Maryland corporation under the name "Rexahn, Corp" and will possess all the rights, privileges, powers and franchises, of a public or of a private nature, and be subject to all restrictions, liabilities and duties of each of Rexahn and Merger Sub. The members of the Board of Directors of Rexahn immediately prior to the Effective Time will thereafter be the members of the Board of Directors of the surviving corporation in the Acquisition Merger until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the surviving corporation in the Acquisition Merger. The officers of Rexahn immediately prior to the Effective Time will be the initial officers of the surviving corporation in the Acquisition Merger until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified.

              For accounting purposes, the Acquisition Merger will be treated as a reverse merger which results in the legal acquiror, the Company, being treated as the company acquired by Rexahn under purchase accounting.

              The Acquisition Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code and the Acquisition Merger Agreement is intended to constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

Federal Securities Law Consequences

              Rexahn Pharmaceuticals common stock to be issued in the Acquisition Merger is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act, Regulation D under the Securities Act and/or Regulation S under the Securities Act. These shares of Rexahn Pharmaceuticals common stock will be deemed "restricted securities" and will bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

              After completing the Acquisition Merger, Rexahn Pharmaceuticals common stock is expected to continue to be listed on the OTC-BB under a new trading symbol that reflects the new "Rexahn Pharmaceuticals" name. Certain of Rexahn's Pharmaceuticals' outstanding shares of common stock, including those issued pursuant to the Acquisition Merger, will be "restricted securities" within the meaning of Rule 144 under the Securities Act. Under Rule 144, restricted securities may be sold into the public market, subject to holding period, volume, manner of sale, public information, filing and other limitations set forth under the Rule. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an "affiliate" of Rexahn Pharmaceuticals (i.e., its directors, officers and 10% stockholders), as defined under the Securities Act, is entitled to sell, within any three-month period, an amount of shares that together with all other sales of restricted securities of the same class (including, for "affiliates", sales of other non-restricted securities of the same class) does not exceed the greater of:

              o the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale (Note: since Rexahn Pharmaceuticals shares are expected to trade only on the OTC-BB, this volume measure will not apply), or

              o 1% of the shares then outstanding.

              In order for a stockholder to rely on Rule 144, Rexahn Pharmaceuticals must have available adequate current public information with respect to its business and financial status. A person who is not deemed to be an affiliate and has not been an affiliate for the most recent three months, and who has held restricted shares for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

              Under Rule 144, the one-year holding period will commence as of the Effective Time of the Acquisition Merger for the stockholders of Rexahn who receive shares of Rexahn Pharmaceuticals common stock in the Acquisition Merger. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Rexahn Pharmaceuticals.

Conversion of Rexahn Common Stock

              At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of the holders of Rexahn common stock, each share of Rexahn common stock issued and outstanding immediately prior to the Effective Time (other than shares of Rexahn common stock held in treasury by Rexahn which will be canceled and dissenting shares) will be converted into the right to receive, upon surrender of the certificate representing such share of Rexahn common stock and the completion and due execution of the Letter of Transmittal, five shares of Rexahn Pharmaceuticals common stock. Each share of Rexahn common stock so converted at the Effective Time will be canceled and retired and will cease to exist, and each certificate representing shares so converted and canceled will thereafter cease to have any rights with respect to such shares except the right to receive the shares of Rexahn Pharmaceuticals common stock into which such share of Rexahn common stock is to be converted into pursuant to the Acquisition Merger Agreement.

Conversion of Rexahn Options

              Each Rexahn option that is outstanding and unexercised immediately prior to the Effective Time will cease to represent a right to acquire shares of Rexahn common stock and will be converted into an option to purchase shares of Rexahn Pharmaceuticals common stock under the Rexahn, Corp Stock Option Plan (the "Converted Option"). The number of shares of Rexahn Pharmaceuticals common stock subject to each Converted Option will be equal to the product of the number of shares of Rexahn common stock subject to the Rexahn option immediately prior to the Effective Time, multiplied by five, and, if any resultant fractional share of Rexahn Pharmaceuticals common stock exists, rounded down to the nearest whole share, without any payment for such fractional share. The exercise price per share of Rexahn Pharmaceuticals common stock applicable to each Converted Option will be equal to the quotient of the exercise price per share of Rexahn common stock under the Rexahn option immediately prior to the Effective Time, divided by five, rounded up to the nearest hundredth of a cent; provided, however, that in no event will the exercise price per share of any Converted Option be less than $.0001. The duration and other terms and conditions of each Converted Option including vesting, will be the same as the original Rexahn option, except that all references to Rexahn and Rexahn common stock will be deemed to be references to Rexahn Pharmaceuticals and Rexahn Pharmaceuticals common stock, respectively.

Conversion of Merger Sub Common Stock

              At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of the holder of Merger Sub common stock, each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and become an issued and outstanding share of Rexahn common stock.

Fractional Shares

              No fractional shares of Rexahn Pharmaceuticals common stock will be issued and any Rexahn stockholder who would otherwise have been entitled to receive a fractional share of Rexahn Pharmaceuticals common stock will be entitled to receive a whole share in lieu thereof.

Delivery of Merger Consideration to Rexahn Stockholders

              No Rexahn Pharmaceuticals common stock will be issued to a holder of Rexahn common stock, until such Rexahn stockholder has surrendered his or her stock certificates to Rexahn Pharmaceuticals or has completed an affidavit with respect to lost stock certificates, and has delivered to Rexahn Pharmaceuticals a Letter of Transmittal, duly executed and completed in accordance with the instructions thereto.

              Promptly after the Effective Time, Rexahn Pharmaceuticals will mail to each Rexahn stockholder, a notice of the effectiveness of the Acquisition Merger and a Letter of Transmittal instructing each Rexahn stockholder how to effect cancellation of their stock certificates in exchange for the shares of Rexahn Pharmaceuticals common stock issuable in consideration therefore pursuant to the Acquisition Merger Agreement. Upon the surrender to Rexahn Pharmaceuticals of their Rexahn stock certificates, together with a duly executed Letter of Transmittal, Rexahn Pharmaceuticals will issue shares of Rexahn Pharmaceuticals common stock in exchange for such Rexahn stockholder's shares of Rexahn common stock as provided in the Acquisition Merger Agreement.

Conditions to Closing

              The completion of the Acquisition Merger will be subject to certain conditions which must be satisfied prior to the Acquisition Merger, including the following:

              o the approval of Rexahn's stockholders of the Acquisition Merger, which approval has been obtained;

              o the Company must have completed the Reincorporation (including the Reverse Stock Split, the Name Change and the Preferred Stock Authorization, if approved by the stockholders); and

              o the execution of the Settlement Agreement (as defined below)
                with Frank Ferraro.


Transactions Prior to the Consummation of the Acquisition Merger

              Immediately prior to the Acquisition Merger, the Company will consummate the Reverse Stock Split described above and the Reincorporation (see "Proposal 3. Reincorporation in Delaware" below), subject to receipt of the requisite approval of the stockholders of the Company. In lieu of effecting the Reverse Stock Split, the Company may elect to achieve the same result as the Reverse Stock Split and the Reincorporation by adjusting the merger ratio in the Reincorporation to one one-hundredth (1/100), so that each share of Company common stock outstanding immediately prior to the Reincorporation is converted into one one-hundredth of a share of Rexahn Pharmaceuticals

Representations and Warranties

              The Acquisition Merger Agreement contains representations and warranties made by each of Rexahn and the Company to the other regarding the company and its business.

The representations and warranties relate to:

              o the organization of each of Rexahn and the Company;

              o the good standing and requisite corporate power and authority of each of Rexahn and the Company;

              o the corporate authority of each of Rexahn and the Company to enter into, and carry out the obligations under, the Acquisition Merger Agreement;

              o the enforceability of the Acquisition Merger Agreement against each of Rexahn and the Company;

              o the absence of any conflict, violation or default of charter documents, by-laws, laws or material agreements arising from the execution, delivery and performance of the Acquisition Merger Agreement by each of Rexahn and the Company;

              o the absence of any agent, broker, firm or other person acting behalf of Rexahn or the Company who is entitled to commissions or fees in connection with the Acquisition Merger, other than NeXend;

              o the capitalization of each of Rexahn and the Company;

              o the subsidiaries of each of Rexahn and the Company;

              o the financial statements of each of Rexahn and the Company fairly representing in all material respects the financial position, results of operations and other information shown thereon of each of Rexahn and the Company;

              o the absence of any material adverse change in the financial condition of each of Rexahn and the Company from that set forth in their respective financial statements;

              o the absence of any undisclosed liabilities and claims against each of Rexahn and the Company other than those included in their respective financial statements;

              o all material contracts to which each of Rexahn and the Company is a party being in good standing, valid and effective, and the absence of any defaults thereunder;

              o all required tax returns being timely filed by each of Rexahn and the Company, and all taxes being paid or an adequate reserve therefor being established by each of Rexahn and the Company;

              o the absence of any legal proceedings, claims, suits actions or governmental investigation involving Rexahn or the Company that would have a material adverse effect or challenge the validity of the Acquisition Merger;

              o Rexahn having appropriate and customary insurance with
                respect to its business, and the Company having no insurance policies;

              o Rexahn owning or having validly licensed all material
                intellectual property rights used in the conduct of its business, and the Company not owning or having licensed any intellectual property rights;

              o each of Rexahn and the Company holding all necessary permits and complying with all relevant laws;

              o the related party contracts of each of Rexahn and the Company with any of their respective officers, directors or affiliates;

              o the employee benefit plans of each of Rexahn and the Company;

              o no employees of Rexahn and the Company being on strike or threatening any strike or work stoppage;

              o compliance by each of Rexahn and the Company with all applicable environmental laws; and

              o the Company having filed all required SEC filings and its compliance with the Sarbanes-Oxley Act of 2002.

Post-Merger Actions

              Following the Acquisition Merger, Rexahn Pharmaceuticals will issue 500,000 shares of Rexahn Pharmaceuticals common stock to Frank Ferraro, pursuant to a Settlement Agreement, to be entered into prior to the Acquisition Merger, between Frank Ferraro and the Company (the "Settlement Agreement"), providing for the cancellation of outstanding indebtedness owed by the Company to Mr. Ferraro under Mr. Ferraro's employment agreement with the Company and the transfer of substantially all assets and related liabilities of the Company related to its former operations in connection with Mr. Ferraro's termination of employment with the Company.

Financial Statements

              The audited financial statements of the Company as of and for the year ended December 31, 2004 are attached to this proxy statement as Appendix C. The audited financial statements of Rexahn as of and for the year ended December 31, 2004 are attached to this proxy statement as Appendix D. Attached hereto as Appendix E are unaudited pro forma combined financial statements for Rexahn that give effect to the Acquisition Merger and the Reverse Stock Split to be effected by the Company prior to the Acquisition Merger.

              The pro forma combined financial statements have been prepared as if such transactions had taken place on December 31, 2004 for purposes of the pro forma combined balance sheet and as if the transactions had taken place on January 1, 2004 for purposes of the pro forma combined statement of operations. The pro forma combined financial statements are not necessarily indicative of the results for the periods presented had the transactions reflected therein actually taken place on those dates. In addition, future results may vary significantly from the results reflected in the accompanying pro forma combined financial statements. The pro forma combined financial statements should be read in conjunction with the financial statements of Rexahn included as Appendix D and the financial statements of the Company included as Appendix C.

Dilution of Company Stockholders

              As a result of the Acquisition Merger, the stockholders of the Company will suffer substantial dilution in their interests in the Company. Following the consummation of the Acquisition Merger, the current stockholders of the Company will own approximately 8.2% of the issued and outstanding Rexahn Pharmaceuticals common stock. Consequently, not only will the Company's stockholders capital interest in the

Company be reduced from 100% to 8.2%, but their voting power will be similarly reduced. Following the Acquisition Merger, the current stockholders of Rexahn will own 91.8% of the issued and outstanding Rexahn Pharmaceuticals common stock and will be able to control the Rexahn Pharmaceuticals' affairs, including the election of all members of the Rexahn Pharmaceuticals' Board of Directors.


              In addition, as of April 20, 2005, there were outstanding (1) options to purchase approximately 1,174,500 shares of Rexahn common stock, which in the Acquisition Merger will be converted into options to purchase approximately 5,872,500 shares of Rexahn Pharmaceuticals common stock and (2) $3.85 million aggregate principal amount of notes convertible into or exchangeable for shares of Rexahn common stock at a conversion price equal to the lesser of $5.00 and a floating price determined by the average of three lowest current market prices in the 40 calendar day period immediately preceding conversion, which in the Acquisition Merger will be assumed by Rexahn Pharmaceuticals and become convertible into or exchangeable for shares of Rexahn Pharmaceuticals common stock, with the conversion price adjusted to reflect the merger ratio in the Acquisition Merger. If these options are exercised or notes are converted, the issuances of Rexahn Pharmaceuticals common stock will further dilute the holdings of the current stockholders of the Company.


Regulatory Approvals

              There are no federal or state regulatory requirements that must be complied with in regard to the Acquisition Merger or the transactions contemplated by the Acquisition Merger.

Material U.S. Federal Income Tax Consequences of the Acquisition Merger


              The following is a summary of all of the material United States federal income tax consequences of the Acquisition Merger; however, this summary does not address the tax consequences to (i) holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign persons, nonresident alien individuals, broker-dealers and tax-exempt entities, (ii) holders who acquired their shares pursuant to the exercise of any employee stock option or right or otherwise as compensation or (iii) holders who hold their shares or Rexahn convertible notes as part of a hedge, straddle, conversion or constructive sale transaction. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. No information is provided in this proxy statement regarding any state, local or foreign income or other tax consequences. The Company and Rexahn do not intend to request a ruling from the Internal Revenue Service with respect to the Acquisition Merger. In addition, no legal opinion will be rendered concerning the federal income tax consequences of the Acquisition Merger. Furthermore, this summary is not binding on the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from adopting a contrary position.

              The Company and Rexahn believe, based on consultations with Rubin, Bailin, Ortoli, Mayer & Baker LLP, counsel to the Company, and Chadbourne & Parke LLP, counsel to Rexahn, that all of the material United States federal income tax consequences of the Acquisition Merger are as follows


              o The Acquisition Merger should be treated as a "reorganization"
                within the meaning of Section 368(a) of the Code.

              o No taxable gain or loss should be recognized by the Company or Rexahn as a result of the Acquisition Merger.

              o No taxable gain or loss should be recognized by a Company stockholder as a result of the Acquisition Merger.

              o No taxable gain or loss should be recognized by a Rexahn stockholder as a result of the Acquisition Merger.

              o The aggregate tax basis in the Rexahn Pharmaceuticals common stock received as a result of the Acquisition Merger should be the same as the stockholder's aggregate tax basis in the Rexahn common stock held at the time the Acquisition Merger occurs.

              o Each Rexahn stockholder's holding period with respect to the
                Rexahn Pharmaceuticals common stock should include the period during which the holder held the corresponding Rexahn common stock, provided that the latter was held as a capital asset at the time the Acquisition Merger occurs.


              o A U.S. holder of Rexahn convertible notes should be required to recognize taxable gain or loss on the exchange of convertible notes for "new" Company convertible notes. The amount of such taxable gain or loss will be the difference, if any, between such holder's adjusted tax basis in the convertible notes and the issue price of the "new" Company convertible notes. A holder's adjusted tax basis in such convertible notes will generally be equal to the purchase price for such convertible notes. For these purposes, if either the convertible notes or the "new" convertible notes, are treated as publicly traded property within the meaning of the applicable Treasury Regulations, the issue price of the "new" convertible notes is their fair market value at the time of the Acquisition Merger; otherwise if such convertible notes are not publicly traded, the issue price of the "new" convertible notes will be its stated principal amount.

              The tax treatment of a stockholder or noteholder may vary depending upon the particular facts and circumstances of such holder. ACCORDINGLY, EACH HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION MERGER.


Reports, Opinions, Appraisals

              No reports, opinions or appraisals were obtained in connection with this transaction.

Appraisal Rights of Dissenting Stockholders

              The Company's stockholders are not entitled to appraisal rights under the NYBCL in connection with the Acquisition Merger.

THE COMPANY

BUSINESS

              We are an Internet-based marketing company which produces and hosts corporate videos. Our main service is videotaping corporate interviews or events and making the presentations available on the worldwide web via our website www.corporateroadshow.com. Our website serves as a distribution center for companies seeking to showcase their products and market their goods and services to the investment community and general public at large. We have the capabilities to produce high quality but reasonably priced custom-made "live" and "on demand" video and audio productions as we contract a local studio to perform the original video production work and that any interviews that we produce are filmed by an independent video crew that we retain.

              We were incorporated pursuant to the laws of the State of New York on November 1, 1999 under the name "Corporate Road Show.Com Inc."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

              You should read the following discussion and analysis of our results of operations, financial condition and liquidity in conjunction with our financial statements and the related notes included in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and other non-historical statements contained herein are forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

Overview

              We commenced operations on July 1, 2000 through the launching of our website, which serves as our platform for our internet based "live and on demand" audio and video productions of financial road shows, conferences and presentations.

Critical Accounting Policies

              Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Going Concern

              As a result of our incurring continuing losses since inception, our deficiency in working capital at December 31, 2004 and other factors, our independent certified public accountants have included an explanatory paragraph in their report on our financial statements regarding having substantial doubt about our ability to continue as a going concern. In the event that we are unable to raise additional capital or generate sufficient revenue to meet our obligations, we may have to shut down our business operations.

RESULTS OF OPERATIONS

              Substantial positive and negative fluctuations can occur in our business due to a variety of factors, including variations in the economy, and the abilities to raise capital. As a result, net income and revenues in a particular period may not be representative of full year results and may vary significantly in this early stage of our operations. In addition results of operations, which have fluctuated in the past and may vary in the future, continue to be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003

              We recognize revenues at the time that all services have been substantially completed. We have received equity securities in certain entities as payments for services provided for these entities. Some of these entities are privately owned, newly formed and have no operating history. Since there is no assurance that these securities are marketable and collectibility is not assured, we do not recognize any revenue upon receipt. Revenue will be recorded at the time the securities are determined to have a monetary value. We also receive restricted securities in publicly traded entities. In such instances, revenue is recorded with a discount of 75% from the market value at the time of receipt since (i) the securities are restricted and (ii) there is no assurance that the value of these securities will be realized. At the time that such securities are able to be sold, we will recognize any resulting gain and/or loss. The amount of shares we will accept in lieu of a portion of a client's cash payment is situation specific. Such amount is never contingent on the success or failure of our efforts.

              Revenues for the twelve month period ended December 31, 2004 was $59,877 as compared to $84,595 for the same period of the previous year. This decrease of $24,718 or 29.2% is a direct result of losses of $11,623 realized upon the sale in fiscal 2004 of equity securities received as payment for services, compared to a gain on the sale of equity securities of $5,906 in fiscal 2003. Fees earned for services rendered in fiscal 2004 were $71,500 as compared to $78,689 in fiscal 2003, a decrease of $7,189 or 9.1%. Revenues earned in fiscal 2003 include $64,000 received in cash for services rendered and approximately $20,000 in cash proceeds from the sale of investments received in earlier periods for services rendered. We also received restricted securities during fiscal 2003 and recorded such securities using a 75% discount from the market value at the time of receipt in the amount of $0.

              Costs and expenses increased by $86,328 from $253,316 for the twelve months ended December 31, 2003 to $339,644 for the 2004 period. The 2003 expenses include the value of 20,000 shares of our common stock (valued at $20,000 based upon the price of shares sold in our private placement of securities) issued to Mr. Benjamin Lapin. Mr. Lapin introduced us to Dynamic Distribution Corp., a potential client, although no revenue was ultimately realized from such introduction. In fiscal 2004, payroll decreased by $43,220 as a result of the termination of an employee in December 2003 and professional fees increased by $134,386 as a result of fees paid to consultants in connection with our offering of shares of common stock and our 50-for-1 forward stock split during 2004. In 2003, we produced a marketing brochure and incurred advertising expenses in the aggregate amount of $28,659 compared to minimal advertising expenses of $8,208 in 2004. As of December 31, 2004, the unrealized loss of all securities received as compensation and held for sale aggregated $13,045. This loss was determined to be other than temporary and was included as a charge to 2004 operations.

              As a result of the above, the net loss in fiscal 2004 was $279,767 or $0.001 per share, compared to a net loss of $168,721 or $0.0006 per share in fiscal 2003 (after giving effect to the 50-for-1 forward stock split effected in September 2004).

LIQUIDITY AND CAPITAL RESOURCES

              As of December 31, 2004 and 2003, we had negative working capital of $120,423 and $27,013, respectively. Our current ratio at December 31, 2004 and 2003 was .10 and .42, respectively. During fiscal 2004, we utilized cash for operations of $48,639, primarily as a result of our net loss of $279,767, offset principally by compensatory shares valued at $53,425, offering costs related to our 2004 stock offering of $66,513 that were expensed and amounts (primarily payroll) not paid to our officer of $76,020. During fiscal 2003, we utilized $117,450 of cash for operations, primarily as a result of our net loss of $168,721, offset principally by compensatory shares valued at $20,000 and amounts (primarily payroll) not paid to our officer of $42,026. During fiscal 2004, we received $33,114 from investing activities related to the sale of certain investment securities. During fiscal 2003, we used $53,504 of cash for investing activities, primarily reflecting the available for sale securities in the amount of $65,391 and the purchase of office equipment, including a computer, which was offset by the proceeds from the sale of marketable securities. During fiscal 2004, we received $4,600 from financing activities related to the sale of equity units, and during fiscal 2003, we used $46,315 of cash for financing activities, principally for the offering costs of our 2004 offering which started in fiscal 2003. As a result, we ended 2004 with cash of $6,600.

              We have a limited operating history. Some of our clients to date are also in the early stages of their operations with not much available cash on hand. As a result, as previously discussed, we occasionally receive restricted equity securities issued by our clients. Of the public companies which issue securities to us, we initially record the receipt of such securities at a significant (75%) discount due to the restrictions and since the values of these securities fluctuate and are not readily convertible to cash. Based on the above, the securities are reflected as investments available for sale on our balance sheet. At the balance sheet date, we compare the then market price or fair value of such securities, using the same benchmark of a 75% discount, to the amount initially recorded and any resulting unrealized gain or loss is recorded as other comprehensive income or loss in the equity section of our balance sheet. At the time the restriction is lifted (usually within one year of receipt) and we are able to sell the securities, the resulting gain or loss realized will be recognized in our statement of operations. The increase or decrease in these investment securities is shown in investing activities on the statement of cash flows.

              We are currently operating with insufficient working capital, which, among other things has constrained our ability to market our services. As a result, in December 2004, we decided to explore the possibility of effecting a merger with a private operating company, which culminated in our entering into the Acquisition Merger Agreement with Rexahn.

IMPACT OF INFLATION

              To date inflationary factors have not had a significant effect on our operations. We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

INCREASE OF AUTHORIZED AND FORWARD SPLIT

              On September 25, 2004, we amended our Certificate of Incorporation to increase our authorized number of shares of common stock from 20,000,000 to 500,000,000. Further, we undertook a 50-for-1 forward split of our common stock thus resulting in 289,780,000 shares outstanding.

OTHER

              Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within our industry, the ability to continue to expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers.

OFF-BALANCE SHEET ARRANGEMENTS

              We do not have any off-balance sheet arrangements.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


              As of April 20, 2005, we are authorized to issue one class of capital stock, which is Company common stock. Our total authorized shares Company common stock is 500,000,000 shares, par value $0.0001 per share. As of April 20, 2005, we have 289,780,000 shares of Company common stock outstanding and approximately 30 stockholders of record of Company common stock.

              The Company common stock has been listed on the OTC-BB under the ticker symbol "CPRD" since November 2004. The reported high and low bid and asked prices for the Company common stock are shown below for the periods from November 30, 2004 through April 20, 2005. The prices presented are bid and ask prices, which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices may not necessarily reflect actual transactions.


PERIOD                                               HIGH           LOW
------                                               ----           ---
Fourth Quarter Fiscal 2004*                      $   0.38      $   0.04
First Quarter Fiscal 2005                        $   0.15      $   0.02
Second Quarter Fiscal 2005**                     $    N/A      $    N/A

------------------------
* From November 30, 2004
** During the second quarter of fiscal 2005 through April 20, 2005, there has been no trading in Company common stock on the OTC-BB.


DIVIDENDS

              The Company has not paid any cash dividends on Company common stock and does not expect to do so in the foreseeable future. The Company anticipates that any earnings generated from future operations will be used to finance its operations. No restrictions exist upon the Company's ability to pay dividends.

ACCOUNTANTS

              Representatives of the Company's principal accountants for the current year and for fiscal year ended December 31, 2004, Lazar, Levine & Felix LLP, are not expected to be present at the special meeting of stockholders.

EMPLOYEES

              Currently, we have one full-time employee, Frank Ferraro, and he is not represented by a labor union. We consider our relationship with our sole employee to be satisfactory.

LEGAL PROCEEDINGS

              We are not subject to any pending legal proceedings, nor are we aware of any threatened claims against us.

PROPERTY

              We do not own or lease any real property.

REXAHN BUSINESS

OVERVIEW

              Rexahn, Corp is an emerging clinical stage biopharmaceutical company focused on the development of therapies for the treatment of cancer and other diseases, with one drug candidate in early Phase I clinical trials and three other drug candidates in pre-clinical development. Rexahn intends to leverage its drug-discovery technologies,

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

scientific expertise and developmental know-how to develop and commercialize, initially, new internally developed signal inhibitor cancer drugs with greater clinical benefits for cancer patients and, in the future, other new drugs for treatment of other diseases. Rexahn has yet to develop or commercialize any therapies for the treatment of cancer or other diseases. Initially, Rexahn will identify internally developed compounds, such as RX-0201 and RX-0047, as potential drug candidates. In addition, Rexahn will assess compounds developed by others as potential drug candidates and, if necessary, license the rights to these compounds in order to develop and commercialize them as drugs. For a description of Rexahn's pipeline drug candidates, see "--Rexahn's Pipeline Drug Candidates" below.

              Rexahn's principal corporate offices are located at 9620 Medical Center Drive, Rockville, Maryland 20850 in Maryland's I-270 technology corridor. Rexahn's telephone number is (240) 268-5300.

              Rexahn's current therapeutic focus is anti-cancer therapies that target signal transduction molecules of cancer cells. Signal transduction is the process of transforming external information from the cell surface to a specific internal response, such as cell growth or cell death. Signals are conveyed through tightly regulated communication networks of protein pathways. The signaling pathways are comprised of functionally diverse proteins. Most, if not all, cancer disease states arise from aberrant cell communication. In pre-clinical studies, Rexahn's drug candidates have been shown to block the proliferation of cancer tumor cells, to induce programmed cell death (also referred to as apoptosis) and/or to arrest abnormal development of new blood vessels (a process known as angiogenesis). Recent trends in anti-cancer chemotherapy drug development involve the development of signal transduction inhibitors that are target-specific. Rexahn's signal transduction inhibitors directly attack these signaling pathways and halt the growth of cancer cells. Rexahn believes this approach will lead to the development of more targeted and less toxic chemotherapy drugs than are currently available to help treat cancer. These drug candidates may also have potential applications in other disease areas.

              Rexahn's drug-discovery technology focuses on key cellular signaling proteins involved in receiving and promoting growth and survival information, enhancing gene activity, controlling cell division, and promoting angiogenesis. Rexahn's integrated technology platforms serve to maximize efficiency in discovering and validating signaling targets while simultaneously screening and identifying lead tumor-targeted drug candidates and include the following technologies:

              NUCLEIC ACID-BASED DISCOVERY TECHNOLOGY. Rexahn's nucleic acid-based drug-discovery technology identifies and targets critical cancer-related signal transduction proteins and pathways using two DNA/RNA-based "tools": antisense oligonucleotides (ASOs) and RNA interference (RNAi) to "knock-down" or prevent cancer-associated signal transduction protein production. Rexahn expects to take


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

advantage of its strengths in genetics, computation, and chemistry to design nucleic acid-based compounds that specifically inhibit the production of target proteins. In addition to being used for target discovery and validation, these compounds have also been identified as pipeline drug candidates for Rexahn. For example, Rexahn's RX-0201 and RX-0047 drug candidates are ASOs that inhibit Akt and HIF-1, signaling proteins that are components of signaling pathways involved in cancer cell survival.

              CELL-BASED SCREENING TECHNOLOGY. Rexahn has developed a cell-based screening method in disease-related targets using human cancer cells and yeast. This screening method minimizes cost and time while maximizing simplicity, biological relevance and high-throughput capabilities. This technology uses protein kinases with the human cancer cells and yeast to screen chemical libraries and identify lead compounds. Protein kinases chemically modify other proteins acting as critical mediators of signal transduction between and within cells, and orchestrating complex functions such as cell division and cell movement. Protein kinases have emerged as primary regulators of cell proliferation, angiogenesis and the spread of cancer cells and tumors from one organ to another (referred to as metastasis).

              NMR-BASED SCREENING TECHNOLOGY. Nuclear magnetic resonance (NMR) is a powerful tool for characterizing the structure of chemical and biological compounds. NMR-based screening:

              o is fast and low cost;

              o provides target-specific methods of identifying lead compounds;

              o can detect weak ligand (drug) binding "fragments" that can be easily developed into potential lead compounds;

              o yields detailed structural data indicating where on the protein the lead compound is binding, thereby aiding compound optimization; and

              o can be used for highly novel targets for which functional assays do not exist.

INDUSTRY BACKGROUND

Overview

              According to the American Cancer Society's Cancer Facts & Figures 2005, cancer is the second leading cause of death among Americans and is responsible for one of every four deaths in the United States. In 2005, more than 570,000 Americans are expected to die of cancer and close to 1.4 million new cases are expected to be diagnosed. These estimates do not include non-invasive cancer or more than 1 million cases of non-melanoma skin cancer expected to be diagnosed in 2005.

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

Current Cancer Treatments

              Traditional cancer treatments include surgery, radiation therapy, and chemotherapy. Surgery is widely used to treat cancer, and in many cases cure cancer, provided the cancer has not metastasized. However, the complications associated with surgery are significant. Even if a cure may be achieved through surgery, the costs to the patient in terms of health and reduced quality of life often does not support the surgical option.

              Radiation therapy, or radiotherapy, is the treatment of cancer and other diseases with ionizing radiation and can be highly effective for treating cancers. Ionizing radiation deposits energy that injures or destroys cells in the area being treated by damaging their genetic material, making it impossible for these cells to continue to grow. Although radiation damages both cancer cells and normal cells, the normal cells are generally able to repair themselves and function properly. In certain cancer tumor types, radiotherapy cure rates are as high as for surgery and can be used when surgery would be unable to remove the tumor completely or is deemed inappropriate.

              Chemotherapy destroys cancer tumor cells by interfering with various stages of the cell division process. Chemotherapy is used as a primary treatment for leukemias, other blood cancers, and inoperable or metastatic solid cancer tumors. However, many current chemotherapy drugs have limited efficacy and debilitating adverse side effects and may result in the development of multidrug resistance.

              o Limited efficacy: Cancers tend to be made up of a mixture of cells, some more rapidly dividing than others. Cells that are not rapidly dividing will be less affected by chemotherapy, retaining their ability to move towards more aggressive growth and recurrence of the cancer. Chemotherapy drugs also have little or no influence on other aspects of cancer progression, such as tissue invasion, metastasis and progressive loss of differentiation.

              o Debilitating adverse side effects: Chemotherapy uses powerful drugs to kill cancer cells, control their growth or relieve pain symptoms. Cytotoxic (anti-cancer) drugs affect all dividing cells. A number of rapidly growing healthy non-cancer cells, such as bone marrow, mucous membranes and hairy cells are also affected, often resulting in severe toxicities, including blood toxicities, nausea and vomiting, inflammation of the mucous membrane, hair loss, liver toxicity and fatigue.

              o Multidrug resistance: Frequently, initial responses to
                chemotherapy treatments are followed by tumor recurrence, which develops a resistance to the cytotoxic drugs. Once resistance develops, the next round of chemotherapy may not be effective.

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

Unmet Needs in Cancer Therapies

              While surgery remains the best available treatment for long-term survival provided the cancer is still localized and radiation and chemotherapy offer more limited benefits for those whose disease is more widespread at the time of diagnosis, nonetheless, a considerable number of unmet needs remain in the treatment of cancer.

              o Long-term control of advanced tumors: For advanced cancer
                (particularly stage IV disease in which the cancer has spread through the body), surgery cannot eliminate the tumor and the patient becomes reliant on chemotherapy or radiation. However, current chemotherapy, in the majority of cases, fails to eliminate the tumor, tending to, at best, shrink the tumor. These limitations translate into a need for better, advanced cancer therapies offering a significant improvement in survival time or long-term chronic disease control.

              o Decreased relapse for early-stage patients: Early-stage disease can often be effectively treated with surgery and radiotherapy. While many early-stage patients will enter remission, the rate of relapse is high, as small numbers of tumor cells remain despite standard surgical and radiation therapies. Upon recurrence, the tumor is often more aggressive than the initial occurrence, and unresponsive to standard first-line therapies. The development of therapies that can maintain a patient in remission following treatment for the initial tumor, rather than permitting relapse, is a significant unmet need.

              o Less toxic therapies: Current cytotoxic drugs are associated with a high level of toxicity, due to their nonspecific mechanism of targeting all rapidly dividing cells, rather than cancer tumor cells in particular. For patients with terminal disease, the maintenance of quality life, in addition to extending survival, is of prime importance, and such drug toxicities can often reduce quality of life more than the tumor itself.

MARKET OPPORTUNITY

              Rexahn believes that several factors make cancer drug development attractive to large pharmaceutical companies, including:

              o Favorable Environment for Formulary Access and Reimbursement.
                Given the alarming death rate, the relatively poor performance of existing drugs, and the life threatening nature of cancer, decisions by medical providers and health insurance companies are more heavily focused on outcomes than product cost for cancer drugs compared to drugs from other therapeutic classes. As a result cancer drugs with proven efficacy are expected to gain rapid formulary listing and patient reimbursement.

              o Focus on Specialty Markets. Cancer patients are treated by oncologists, a group of physician specialists who are early adopters of new therapies. Marketing products to this physician group can be accomplished with a specialty sales force that requires less investment than a typical product sales force that markets to primary care physicians and general practitioners.

              o Lower Development Expenses/Shorter Development Time. Drugs for
                life-threatening diseases such as cancer are often treated by the Food and Drug Administration (FDA) as candidates for fast track, priority and accelerated reviews. Clinical studies for cancer require fewer patients than those for non-life threatening diseases. This results in reduced cost and shorter clinical trials.

              There are, of course, challenges in marketing cancer drugs. These include:

              o Cost of Development. The costs of drug development - whether for cancer or other diseases - is high. Pharmaceutical Research and Manufacturers of America (PhRMA) has estimated that the cost of developing a new drug is up to $800 million and may take 12 years.

              o Multiple Endpoints. Most clinical studies evaluate a product's efficacy using a single endpoint. In contrast, cancer studies utilize multiple endpoints. The endpoints for most cancer studies include survival, time to progression, tumor response rate and quality of life. A thorough understanding of the nature of the disease and drug candidates is essential for determining appropriate endpoints.

              o Management of Expectations. There is great interest among doctors, patients, and the investment community in cancer treatment developments. Sometimes reports of incremental scientific advances can be misconstrued as "cures", which can lead to demand from physicians and patients for access to the product and pressure from the investment community to meet stockholder expectations. The challenge a cancer drug discovery company must address is how to manage the expectations of these groups without affecting the enthusiasm for their products.

              According to the September 2003 Standard & Poor's Global Biotechnology Segment: Annual Update, the market size for cancer was estimated to be $20 billion in 2002 and $35 billion in 2010.

              According to a November 2001 Global Equity Search report by UBS Warburg on cancer therapeutics, drugs that affect signal molecules are of growing importance. The report states, "There is a clear move towards a more tailored approach to the

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

individual patient. This has evolved over the last 25 years, starting with hormone manipulation of breast cancer to the new signal transduction inhibitors such as Herceptin from Genentech." The report goes on to predict:

              "The new targeted drugs should have the following properties:

              o Non-cross resistant with chemotherapy, allowing greater
                treatment options

              o Different and usually improved toxicity profile

              o Predictive factors essential - targeting

              o Synergistic with chemotherapy

              o Combination and sequential therapies will remain important."

THE REXAHN SOLUTION

              Signal transduction is the process of transforming external information from the cell surface to a specific internal response, such as cell growth or cell death. Disrupting the signals responsible for disease progression is a recent trend in anti cancer drug development, in particular, the development of signal transduction inhibitors that are target specific. Recent trends in anti-cancer chemotherapy drug development involve the development of signal transduction inhibitors that are target-specific. These tumor-targeted agents offer several advantages over traditional chemotherapy drugs.

              Rexahn's drug discovery program focuses on key cellular signaling proteins involved in receiving and promoting growth and survival information, enhancing gene activity, controlling cell division, and arresting angiogenesis. Rexahn's integrated technology platforms serve to maximize efficiency in discovering and validating signaling targets while simultaneously screening and identifying lead tumor-targeted drugs. Rexahn's signal transduction inhibitors directly attack these signaling pathways and halt the growth of cancer cells. Rexahn believes this approach will lead to the development of more targeted and less toxic chemotherapy drugs than are currently available to physicians to help treat or cure cancer. These drug candidates may also have potential applications in multiple disease classes.

REXAHN'S STRATEGY

              Rexahn's goal is to build value through a strong drug pipeline and marketed products; however, to date, Rexahn has no marketed products. To achieve these goals Rexahn's strategy has several key components:

Target Signal Transducer Molecules With Multiple Drug Candidates

              Rexahn plans to expand its drug candidate pipeline and introduce several new signal inhibitor drugs into clinical trials over the next five years. By identifying and characterizing the genes and proteins that control the signaling pathways and gene expression of cancer cells, Rexahn seeks to develop DNA/RNA-based and small-molecule drugs to treat a broad range of diseases caused by abnormal expression or functions of those genes and proteins. In addition to developing its own signal transduction inhibitors, Rexahn will use its technology platforms to screen and identify compounds developed by other companies, either on their own or in collaboration with Rexahn, which could be effective signal transduction inhibitors for anti-cancer applications.

Establish Partnerships With Large Pharmaceutical Companies

              Rexahn will seek to establish partnerships with large pharmaceutical companies in order to reduce drug development costs and to expand the disease treatment indications of the drug candidates and access to markets. Rexahn plans to market products for which it obtains regulatory approval either directly or through co-marketing arrangements or other licensing arrangements with large pharmaceutical companies. To market those drug candidates with disease treatment indications that are larger or geographically diverse, Rexahn expects to enter into licensing, distribution or partnering agreements with pharmaceutical companies that have large established sales organizations; however, to date, Rexahn has not entered into such agreements with any large pharmaceutical companies.

Clinically Develop Drug Candidates as Orphan Drugs to Reduce Time-to-Market

              Under the Orphan Drug Act, the FDA may expedite approval of new drugs that treat diseases affecting less than 200,000 patients each year. This category of diseases is called an "orphan indication" because many pharmaceutical companies are likely to ignore development of products for these conditions due to smaller economic returns. Incentives in the Orphan Drug Act include a faster time-to-market of the drug (with FDA approval possible after Phase II trials instead of Phase III trials) and seven years of drug marketing exclusivity for the sponsor. In addition, the FDA sometimes provides orphan research grants to aid in the costs of developing an orphan drug. Once the drug candidate has received orphan drug approval, the sponsor may conduct larger, more extensive clinical trials seeking approval for other, more widespread cancers. Rexahn plans to develop drug candidates initially for orphan category cancers in order to reduce the time-to-market for these potential products. Rexahn's drug candidates may also be effective against non-orphan category cancers, providing additional market opportunities for off-label use. This would enable Rexahn to either license these drugs for further development by major pharmaceutical companies or conduct the necessary studies to seek FDA approval for additional disease treatment indications. In the future,

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

Rexahn may develop drug candidates for other orphan category diseases to take advantage of its expertise with the orphan drug development process.

In-License Unique Technology

              Rexahn seeks to keep abreast of emerging technologies and development stage drugs. Rexahn seeks to proactively review opportunities to in-license and advance compounds in oncology and other therapeutic areas that are strategic and have value creating potential to take advantage of its development know-how. For example, in February 2005, Rexahn licensed the intellectual property of Revaax Pharmaceuticals LLC ("Revaax") with respect to certain chemical structures related to antibiotics, but without antibiotic efficacy, for development as potential drug candidates for the treatment of neurological diseases. Through licensing arrangements, Rexahn seeks to strengthen its pipeline of drug candidates.

Capitalize on Rexahn's Management Team's Expertise for Drug Development and Product Commercialization

              Commercializing drugs requires regulatory, clinical development, and marketing skill sets that Rexahn's management team possesses. Rexahn's regulatory knowledge comes from team members who have either been regulatory reviewers at the FDA or regulatory consultants who have prepared and filed regulatory documents in the U.S. and worldwide. Rexahn's management team also possesses clinical development experience in oncology and several other therapeutic areas. Rexahn believes that this knowledge and experience with the FDA drug approval process permits it to develop strategies that take advantage of the FDA's fast track policies. Where possible, Rexahn's management will seek to use their experience to design and implement drug development programs that minimize the time for clinical trials, while maximizing success rates for approval of its drug candidates. Members of Rexahn's management team also have prior experience in pharmaceutical product launch and marketing.

REXAHN'S PIPELINE DRUG CANDIDATES

              Rexahn's anti-cancer therapeutic technology consists of two proprietary RNA/DNA-based signal transduction inhibitors believed to be effective for treating a large number of human cancers. Molecular analysis of human cancer cells has shown that cell cycle molecules are frequently mutated in human cancer, suggesting the importance of cell cycle control in the treatment of tumors. Rexahn's pipeline drug candidates also consists of small molecule drugs, including cell cycle inhibitors and nucleoside derivatives. The following description of Rexahn's pipeline drug candidates is based on pre-clinical trials and studies.

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

              RX-0201:  Akt Inhibitor

              Akt is a protein kinase that plays a key role in cancer progression by stimulating cell proliferation, promoting angiogenesis and inhibiting apoptosis. Akt is over-activated in a significant number of human cancers (e.g., breast, colorectal, gastric, head and neck, ovarian, pancreatic, prostate and thyroid cancers and melanoma). Over-expression of Akt mutants in many cell types also promotes cellular transformation by promoting proliferation and enhancing survival. Rexahn believes that Akt's transformation ability, as well as its ability to promote cancer cell survival, make it an attractive signal protein for its drug candidates to target in the treatment of cancer.

              Rexahn has targeted regulation of Akt-1 activity as an effective way to control proliferation and survival of cancer cells. One approach to regulating Akt-1 is to use antisense oligonucleotides, or ASOs to modify and regulate the gene that controls the expression and production of Akt-1. ASOs are chemically modified, single-stranded DNA molecules designed to bind unique sequences within targeted messenger RNA, or mRNA, a specialized information-packed RNA molecule which translates the cell DNA's genetic message into production of a specific protein. By binding with the mRNA, ASOs block delivery of the genetic message, preventing translation and thereby halting disease-associated protein production.

              Rexahn's RX-0201 drug candidate is an ASO that is an inhibitor of Akt-1 mRNA. RX-0201 is able to induce marked reduction in Akt-1 mRNA and protein expressions in cells from human carcinomas. RX-0201 strongly inhibits proliferation of various types of human cancer cells. Rexahn believes that RX-0201 also appears to be an excellent candidate for orphan cancers, while at the same time covering a broad spectrum of human cancers. RX-0201 is currently orphan designated by the FDA for five orphan cancers (i.e., renal cell carcinoma, pancreatic cancer, stomach cancer, glioblastoma (brain cancer) and ovarian cancer).


              Phase I clinical trials of RX-0201 have been ongoing at the Lombardi Comprehensive Cancer Center of Georgetown Medical Center in Washington, D.C. since September 2004. For a description of Rexahn's clinical development agreement with Georgetown University with respect to the clinical trials of RX-0201, see "--Collaboration and License Agreements". The Phase I clinical trial of RX-0201 will characterize the safety and pharmacokinetics profile (i.e., absorption, metabolism, excretion, duration of therapeutic concentration and effects, if any), determine dose levels and describe any anti-tumor activity observed. Rexahn currently estimates that the Phase I clinical trial will be completed during the third quarter of 2005; however, completion of the Phase I clinical trial will depend on the number of subject test doses required to determine the maximum tolerated dose for Phase II dose levels. If more doses are required than Rexahn originally estimated, then the completion of the Phase I clinical trial may be delayed. The clinical trial will involve up to 20 participants and to date, four patients with advanced or relapsed cancer have been treated without any significant


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

adverse reactions or side effects observed and Rexahn is not aware of any patients who have dropped out of the trials due to adverse reactions or side effects.

              RX-0047:  HIF Transcription Factor Inhibitor

              Tumors cannot grow without blood vessels that supply cancer cells with oxygen and nutrients. HIF-1 transcription factor is a major regulating mechanism of cancer cell growth, invasion and angiogenesis. HIF is over-activated in a broad range of human cancers, such as brain, breast, cervix, colon, kidney, liver, lung, ovarian, pancreatic, prostate, skin and stomach cancers. HIF-1 alpha over-expression is associated with cell proliferation, disease progression and poor prognosis, as well as resistance to radiation therapy. As a result, Rexahn believes that HIF-1 alpha is a potentially important signal transduction mechanism for its drug candidates to target in the treatment of cancer.

              Rexahn's RX-0047 drug candidate is an ASO that is an extremely potent inhibitor of HIF-1 alpha. RX-0047 directly inhibits HIF-1 alpha by reducing expressions of its mRNA and protein, resulting in the arrest of tumor growth and tumor metastasis, while reversing radiation resistance and inducing apoptosis. RX-0047 inhibits proliferation of various types of human cancer cells. While it has been developed initially as an orphan drug, RX-0047 may be developed to target a broad spectrum of human cancers, which will significantly expand its potential market.

              RX-0047 is in the pre-clinical development stage and is scheduled for a pre-clinical toxicology study required before an Investigational New Drug
(IND) application for RX-0047 may be submitted to the FDA. The pre-clinical toxicology study for RX-0047 is expected to be conducted in conjunction with a third-party contract research organization (CRO) and to be completed by the third quarter of 2005. Phase I clinical trials of RX-0047 are expected to begin during the first quarter of 2006.

              RX-0183:  AP-1 and Akt Inhibitor

              The transcription factor AP-1 (activator protein-1) is involved in cellular proliferation and oncogenic transformation. AP-1 has been found to regulate the expression of several genes, including genes involved in cell cycling, angiogenesis, apoptosis and tumor metastasis.

              RX-0183 is a small molecule compound that inhibits AP-1 transcription factor activity. RX-0183 also inhibits important signal transduction molecules, including Akt and HIF, that are involved in cancer cell survival, angiogenesis, and cell cycle. RX-0183 inhibits proliferation of human cancer cells at sub-micromolar concentrations and also significantly inhibits tumor growth in laboratory test animals injected with human cancer cells.

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

              RX-0183 is in the pre-clinical development stage and must complete a pre-clinical toxicology study before submission of an IND application for RX-0183 to the FDA. The pre-clinical toxicology study for RX-0183 is expected to be conducted in conjunction with a CRO and to be completed by the first quarter of 2006. Phase I clinical trials of RX-0183 are expected to begin during the third quarter of 2006.

              RX-3117:  Antimetabolite

              RX-3117 is a new type, nucleoside anti-cancer compound that possesses excellent anti-proliferative activity in various types of human cancer cells. RX-3117 significantly inhibits tumor growth in animals grafted with tumors. The patent filed for RX-3117 and its derivatives also covers the synthetic method. The unique synthetic methods improved significantly the yield and reduced the synthetic cost for the preparation of intermediates of important nucleoside compounds, such as anti-cancer and anti-viral drugs.

              RX-3117 is in the pre-clinical development stage and must complete a pre-clinical toxicology study before submission of an IND application for RX-3117 to the FDA. The pre-clinical toxicology study for RX-3117 is expected to be conducted in conjunction with a CRO and to be completed by the second quarter of 2006. Phase I clinical trials of RX-3117 are expected to begin during the fourth quarter of 2006.

COMPETITION

              Rexahn's principal drug candidates under development are expected to address the oncology market, which is further subdivided according to tumor location and type. For many of these disease treatment indications, Rexahn's drug candidates will be competing with products and therapies either currently existing or expected to be developed. Competition among these products will be based, among other things, on product efficacy, safety, and reliability, price and patent position. An important factor will be the timing of market introduction of Rexahn's or competitive products. Accordingly, the relative speed with which Rexahn can bring drug candidates to the market is expected to be an important competitive factor. Rexahn's competitive position will also depend upon Rexahn's ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

              There are a number of pharmaceutical and biotechnology companies both privately and publicly held that are conducting research and development activities on technologies and products for treatment of cancers. Rexahn cannot assure you that its competitors will not succeed in developing products based on oligonucleotide technology, which is similar to Rexahn's, or other novel technologies that are more effective than any which are being developed by Rexahn or which would render Rexahn's technology and products obsolete and noncompetitive prior to recovery by Rexahn of the research, development and commercialization expenses incurred with respect to those products. Furthermore, because of the fundamental differences between genetic expression modulation and other technologies, there may be disease treatment indications for which such other technologies are superior to genetic expression modulation. The development by others of new treatment methods not based on oligonucleotide technology for those disease treatment indications for which Rexahn is developing compounds could render Rexahn's drug candidates noncompetitive or obsolete.

              Rexahn's competitors engaged in developing treatments for cancer include major pharmaceutical, specialized biotechnology firms, and academic and other research institutions. Many of Rexahn's competitors have substantially greater financial, technical and human resources than Rexahn does. In addition, many of the competitors have significantly greater experience than Rexahn does in undertaking pre-clinical testing and human clinical trials of new pharmaceutical products and obtaining FDA and other regulatory approvals of products for use in health care. Accordingly, Rexahn's competitors may succeed in obtaining FDA approval for products more rapidly than Rexahn can.

              Biotechnology companies that have developed or are developing tumor-targeted agents include ImClone Systems Incorporated, Genta Incorporated and Genentech, Inc. Rexahn's most direct competitor drug is Genta's Genasense(TM), an oligonucleotide which blocks Bcl-2 mRNA, which has scored very well in tests for potential, efficacy, toxicity and marketing. Genasense's strengths include targeting Bcl-2 (a specific genetic target overexpressed in many tumors), positive pre-clinical and early clinical data, strong synergy with many cytotoxic chemotherapy drugs, orphan drug designation in the United States for three disease treatment indications and potential for approval for a broader range of human cancers.

              As Rexahn expands its drug development programs to include diseases other than cancer, it will also face competition from pharmaceutical and biotechnology companies conducting research and development activities on technologies and products for treatment of those other diseases, increasing both the number and the types of competitors it faces. For many of the same reasons described above with respect to its competitors in the oncology market, Rexahn cannot assure you that it will compete successfully against these additional competitors.

GOVERNMENT REGULATION

              Regulation by governmental authorities in the United States and in other countries constitutes a significant consideration in Rexahn's product development, manufacturing and marketing strategies. Rexahn expects that all of Rexahn's drug candidates will require regulatory approval by appropriate governmental agencies prior to commercialization and will be subjected to rigorous pre-clinical, clinical, and post-approval testing, as well as to other approval processes by the FDA and by similar health authorities in foreign countries. U.S. federal regulations control the ongoing safety,

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manufacture, storage, labeling, record-keeping, and marketing of all biopharmaceutical products intended for therapeutic purposes. Rexahn believes that is in compliance in all material respects with currently applicable rules and regulations.

              Obtaining governmental approvals and maintaining ongoing compliance with federal regulations is expected to require the expenditure of significant financial and human resources not currently at Rexahn's disposal. Rexahn plans to fulfill Rexahn's short-term needs through consulting agreements and joint ventures with academic or corporate partners while building its own internal infrastructure for long-term corporate growth.

              The process by which biopharmaceutical compounds for therapeutic use are approved for commercialization in the United States is lengthy. Many other countries have instituted equally difficult approval processes. In the United States, regulations published by the FDA require that the person or entity sponsoring and/or conducting a clinical study for the purpose of investigating a potential biological drug product's safety and effectiveness submit an IND application to the FDA. These investigative studies are required for any drug product for which the product manufacturer intends to pursue licensing for marketing the product in interstate commerce. If the FDA does not object to the IND application, clinical testing of the compound may begin in humans after a 30-day review period. Clinical evaluations typically are performed in three phases.

              In Phase I, the drug is administered to a small number of healthy human subjects to confirm its safety and to develop detailed profiles of its pharmacological and pharmacokinetic actions (i.e., absorption, metabolism, excretion, duration of therapeutic concentration and effects, if any).

              In Phase II, the drug is administered to groups of patients (up to a total of 500) to determine its efficacy against the targeted disease and the requisite dose and dose intervals. In a typical development program, additional animal toxicology studies precede this phase. Some Phase I clinical studies may also proceed in parallel with some Phase II studies.

              In Phase III, the drug is administered to a larger group of patients (usually 1000 to 3000) by practicing expert physicians in a network of participating clinics and hospitals. The extensive clinical testing is intended to confirm Phase II results and to document the nature and incidence of adverse reactions. Studies also are performed in patients with concomitant diseases and medications. Phase III is intended to model more closely the real world in which the drug will be used. Two multiclinical trials typically constitute Phase III evaluations. Although larger numbers of patients are evaluated in Phase III at more clinical study sites, many of these are done in parallel and therefore Phase III may not require a longer time than Phase II.

              After completing the IND clinical studies, the product developer submits the safety and effectiveness data generated by the studies to the FDA in the form of a New

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

Drug Application (NDA) to market the product. It is the legal responsibility of FDA to review the proposed product labeling, the pre-clinical (animal and laboratory) data, the clinical data, as well as the facilities utilized and the methodologies employed in the manufacture of the product which have been submitted to the agency to determine whether the product is safe and effective for its intended use.

              Even after initial FDA approval has been obtained, further studies may be required to provide additional data on safety or to gain approval for the use of a product as a treatment in clinical disease treatment indications other than those for which the product was initially tested. Also, the FDA may require post-marketing testing and surveillance programs to monitor the drug's effects. Side effects resulting from the use of drug products may prevent or limit the further marketing of the products.

              For marketing outside the United States, Rexahn will be subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. The requirements relating to the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

              Certain drugs are eligible in the United States for designation by the FDA as "orphan" drugs if their use is intended to treat a disease that affect less than 200,000 persons in the U.S. or the disease affects more than 200,000 persons in the United States but there is no reasonable expectation that the cost of developing and marketing a drug will be recovered from the U.S. sales of such drug. In order for a sponsor to obtain orphan designation for a drug product, an application must be submitted for approval to the FDA's Office of Orphan Products Development. The approval of an application for orphan designation is based upon the information submitted by the sponsor. A drug that has obtained orphan designation is said to have "orphan status". Each designation request must stand on its own merit. Sponsors requesting designation of the same drug for the same disease treatment indication as a previously designated product must submit their own data in support of their designation request. The approval of an orphan designation request does not alter the standard regulatory requirements and process for obtaining marketing approval. Safety and efficacy of a compound must be established through adequate and well-controlled studies.

              If a sponsor obtains orphan drug designation for a particular compound and is the first to obtain FDA regulatory approval of that compound, then that sponsor is granted marketing exclusivity for a period of seven years. As a result, orphan drug designation blocks all other competitors from marketing the same drug for the approved use for seven years.

RESEARCH AND DEVELOPMENT

              Rexahn focuses its research and development on signal transduction inhibitors, which are drugs that target the communication system of cancer cells. Rexahn's drug discovery program focuses on key cellular signaling proteins involved in

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receiving and promoting growth and survival information, enhancing gene activity, controlling cell division, and arresting angiogenesis. Rexahn's integrated technology platforms serve to maximize efficiency in discovering and validating signaling targets while simultaneously screening and identifying lead tumor-targeted compounds. For a discussion of collaboration arrangements pursuant to which Rexahn obtains research and development services from universities, research institutions and other organizations, see
"--Collaboration Agreements" and "--Certain Relationships and Related Transactions".

MANUFACTURING

              Rexahn does not currently have the resources required for the commercial manufacture of its drug candidates. Rexahn currently outsources the manufacture of clinical trial samples of RX-0201 to contract manufacturers Raylo Chemicals Inc. for the raw materials and Formatech, Inc. for packaging and of RX-0047 to contract manufacturer Avecia Biotechnology Inc. for the raw materials. The Company is currently evaluating contract manufacturers for packaging RX-0047. Similarly, the manufacture of the small molecule drug candidates RX-0183 and RX-3117 is also expected be outsourced. Rexahn has no current plans to build internal manufacturing capacity for any product. Manufacturing will be accomplished through outsourcing or through partnerships with large pharmaceutical companies.

INTELLECTUAL PROPERTY

              Proprietary protection for Rexahn's drug candidates, processes and know-how is important to Rexahn's business. Rexahn plans to aggressively prosecute and defend its patents and proprietary technology. Rexahn's policy is to file patent applications to protect technology, inventions, and improvements that are considered important to the development of Rexahn's business. Rexahn also relies upon trade secrets, know-how, continuing technological innovation and licensing opportunities to develop and maintain its competitive position. See "--Collaboration Arrangements" and "--Certain Relationships and Related Transactions" for a description of the intellectual property rights Rexahn has or shares in connection with its collaborative research and development relationships with universities, research institutions and other organizations.

              Rexahn filed U.S. and PCT patent applications in August 2003 for anti-Akt compounds, including RX-0201 (published in December 2004, publication numbers US 2004/0265999 A1, WO 2004/016215, PCT 03/25250). In addition, Rexahn filed U.S. and PCT patent applications for anti-HIF compounds in January 2003, including RX-0047 (published in August 2004, publication numbers US 2004/0152655 A1 and PCT 04/02344). Rexahn has also filed U.S. provisional patent applications for the following: (i) in February 2004 for new anti-cancer quinazoline compounds, (ii) in April 2004 for new anti-cancer nucleoside products and (iii) in December 2004 for a drug target, cenexin, a polo-box binding protein. In December 2004, Rexahn also filed two Korean patent applications for new anti-cancer piperazine compounds.

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

EMPLOYEES


              Rexahn currently has 11 employees, all of whom are based at its Rockville, Maryland office. Rexahn's employees are not covered by any collective bargaining agreement and Rexahn has never experienced a work stoppage. Rexahn believes its relationships with its employees are satisfactory.


LEGAL PROCEEDINGS

Rexahn is not subject to any pending legal proceedings, nor is Rexahn aware of any threatened claim against it.

PROPERTIES

              Rexahn leases approximately 8,030 square feet of laboratory and office space in Rockville, Maryland. The facility is equipped with the requisite laboratory services required to conduct Rexahn's business and Rexahn believes that its existing facilities are adequate to meet its needs for the foreseeable future. Rexahn's lease expires on June 30, 2009. Rexahn does not own any real property.

COLLABORATION AND LICENSE ARRANGEMENTS

              Rexahn has numerous collaborative research and development relationships with universities, research institutions and other organizations. Also see the discussion in "--Certain Relationships and Related Transactions". A brief description of some of these relationships is below:


              EWHA WOMANS UNIVERSITY ("EWHA"). On March 1, 2004, Rexahn entered into an agreement with Ewha to collaborate with and sponsor Ewha's research in the area of carbocyclic nucleoside research, which relates to its RX-3117 drug candidate. This agreement has been extended to February 28, 2006. If either Rexahn or Ewha is in default of its obligations under this agreement and fails to remedy such default within a 60-day cure period, this agreement automatically terminates. This Agreement may also be terminated by written agreement of Rexahn and Ewha. Under this agreement, Rexahn paid Ewha a one-time fee of $30,000 in March 2004.
              Pursuant to this agreement, Ewha must keep Rexahn advised of the research results and progress during the term of this agreement and to provide, as appropriate, a written report summarizing the research conducted in accordance with the research plan agreed to by Rexahn and Ewha. Intellectual property made or developed in the course of this agreement is or will be owned by Rexahn.

              GEORGETOWN UNIVERSITY. On January 20, 2004, Rexahn entered into an agreement for Georgetown University to carry out research with respect to radiation-mediated Akt signaling pathways in human cancer, which relates to its RX-0201 drug candidate. This agreement has been extended to December 31, 2005. Under this agreement, Rexahn agreed to pay Georgetown University $36,000, $18,000 of which was paid upon execution of this agreement and the remaining $18,000 of which was paid in June 2004. Pursuant to the terms of this agreement, Georgetown must submit a final report containing research results within 45 days of the termination of this agreement. Intellectual property made or developed under this agreement is jointly owned by Rexahn and Georgetown University.


              In addition Rexahn entered into a clinical development agreement with Georgetown University with an effective period from April 5, 2004 through April 5, 2006. This agreement may be terminated by either Rexahn or Georgetown University immediately upon notice if certain events such as a U.S. governmental agency's withdrawal of authorization and approval to perform the research take place or upon 30 days prior written notice. Pursuant to this agreement, Rexahn agreed to pay Georgetown University up to $223,126, which is based on the costs incurred by Georgetown University and assumes the enrollment and completion of 20 patients, payable in quarterly installments based on the progress of the treatment over the effective period of this agreement. During 2004, Rexahn paid $17,426 to Georgetown University under this agreement. Under the terms of this agreement, Georgetown University must provide Rexahn with case reports no later than 30 days after the termination date of this agreement or the date upon which Rexahn reasonably requests delivery of such case reports. Intellectual property arising out of this agreement is and will be owned by Rexahn.


              KOREA RESEARCH INSTITUTE OF CHEMICAL TECHNOLOGY ("KRICT"). On January 1, 2003, Rexahn entered into a collaboration agreement with KRICT with respect to research regarding protein kinases in human diseases, which relates to Rexahn's piperazine-based anti-cancer drug candidates that are in early development stages. This agreement expired on December 31, 2004 by its terms. Pursuant to this agreement, Rexahn paid KRICT approximately $200,000 in four installments throughout the term of the agreement. Under this agreement, KRICT has submitted to Rexahn all of its significant research findings and accomplishments, and the respective obligations of KRICT and Rexahn under this agreement have been fulfilled. Intellectual property made or developed under this agreement is jointly owned by Rexahn and KRICT.

              NATIONAL INSTITUTES OF HEALTH ("NIH"). On May 12, 2003, Rexahn entered into an agreement with NIH with respect to isolating and characterizing anti-polo kinase inhibitors, which supports potential anti-cancer drug candidate discovery. This agreement expires on May 12, 2005, and may be terminated by either party upon 30 days prior written notice. Under this agreement, Rexahn paid NIH $30,000 on May 15, 2003 and an additional $30,000 on

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

              June 22, 2004. No further payments are due under this agreement. Pursuant to this agreement, NIH must report in writing to Rexahn any invention or patent application filed thereon resulting from the research conducted under this agreement. Intellectual property made or developed under this agreement is or will be owned by NIH.


              THE UNIVERSITY OF TEXAS SOUTHWESTERN MEDICAL CENTER AT DALLAS ("THE UNIVERSITY OF TEXAS"). On September 1, 2003, Rexahn entered into an agreement for The University of Texas to perform research on behalf of Rexahn with respect to Rexahn's drug candidates RX-0201 and RX-0047. On June 1, 2004, Rexahn extended this agreement until February 28, 2005, when it expired by its terms. The obligations of The University of Texas and Rexahn under this agreement has been fulfilled. As consideration for services, Rexahn paid a total of $78,068 ($35,000 under the terms of the original agreement paid in 2003 and 2004, and an additional $43,068 payable in equal installments in 2003, 2004 and 2005 under the terms of the amendment) to The University of Texas. Under this agreement, intellectual property relating to inventions and discoveries made solely by The University of Texas belongs and will belong to The University of Texas; intellectual property relating to inventions and discoveries made solely by Rexahn belongs and will belong to Rexahn; and intellectual property relating to inventions and discoveries made jointly by The University of Texas and Rexahn jointly belongs and will jointly belong to The University of Texas and Rexahn.

              REVAAX PHARMACEUTICALS LLC ("REVAAX"). On February 10, 2005, Rexahn licensed on an exclusive basis, with the right to sublicense, all of the intellectual property of Revaax, which includes five patents and 14 patent applications, with respect to certain chemical structures that have demonstrated in pre-clinical research the potential to treat certain behavioral disorders, such as anxiety, depression and cognitive disorders. This agreement expires upon the expiration of the royalty term for all licensed products in all countries, which is no earlier than August 2020 and could extend to August 2024. Either party may terminate this agreement early upon written notice if the other party fails to comply with any of its material obligations under this agreement and fails to cure such material breach within a 60-day cure period. In addition, Rexahn may terminate this agreement upon 90 days' prior written notice for any reason and Revaax may terminate this agreement upon written notice only if a bankruptcy-related petition is filed against Rexahn or Rexahn makes or executes an assignment of substantially all of its assets for the benefit of its creditors. This agreement provides for an initial license fee of $375,000 to be paid to Revaax in eight quarterly installments. In addition, Rexahn will make the following milestone payments to Revaax for each licensed product under the agreement: $500,000

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

              upon initiation of a pivotal trial for the first disease treatment indication for the licensed product; $250,000 upon initiation of pivotal trialsfor the next four distinct disease treatment indications for the licensed product; and $125,000 upon initiation of any other pivotal trial for any additional distinct disease treatment indication for the licensed product. Furthermore, Rexahn will pay Revaax for each licensed product under the agreement: $5 million upon receipt of the first marketing approval for the licensed product; $2.5 million upon receipt of the next four marketing approvals for the licensed product; and $1.25 million upon receipt of any other marketing approval for the licensed product. Notwithstanding the milestone payment arrangement described above, Rexahn is not obligated to make any milestone payment with respect to milestone events for which Rexahn receives sublicense revenues and is obligated to pay Revaax 25% of such sublicense revenues as described below. Rexahn will also pay Revaax royalties for each licensed product under the agreement as follows: 4% of the net sales of the licensed product during a calendar year that are equal to or less than $250 million; 5% of the net sales of the licensed product during a calendar year that are greater than $250 million but equal to or less than $500 million; 6% of the net sales of the licensed product during a calendar year that are greater than $500 million but equal to or less than $750 million; and 7% of the net sales of the licensed product during a calendar year that are greater than $750 million. In addition, Rexahn will pay Revaax a share of the sublicense royalty revenue received as follows: 15% of all sublicense royalty revenues, until such time as the aggregate discount amount, which is based on a certain formula that takes into account sublicense royalty revenues received by Rexahn, reaches an amount equal to three times the net expenditures incurred by the licensee and thereafter, 25% of sublicense royalty revenues corresponding to that portion of aggregate sales of licensed products by a sublicense during a calendar year that is less than or equal to $500 million; and 33% of sublicense royalty revenues corresponding to that portion of aggregate net sales of licensed products by a sublicense during a calendar year that exceeds $500 million.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              On February 6, 2003, Rexahn entered into a research collaboration agreement with Rexgene Biotech Co., Ltd. ("Rexgene"), the holder of approximately 12.6% of Rexahn's outstanding common stock. Dr. Young-Soon Park, holder of approximately 7.6% of Rexahn's outstanding common stock and a director of Rexahn, served as the Chairman of Rexgene Biotech until 2003. Mr. Suk Hyung Kwon, the holder of approximately 5.5% of Rexahn's outstanding common stock and a director of Rexahn, has been the Chief Executive Officer and President of Rexgene since 1998, and currently holds approximately 13.4% of Rexgene's outstanding common stock.

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

              Under the agreement Rexahn and Rexgene agreed to jointly develop and implement a research and development plan (including conducting clinical and animal trials in various countries and exchanging data derived from such trials) in order to register RX-0201, one of Rexahn's drug candidates, for sale and use in Asian countries. Rexahn contributed a license to technology relating to RX-0201, and Rexgene contributed $1,500,000 as initial contributions under the agreement. In addition, Rexgene agreed to conduct clinical trials in Asian countries at its own expense, and Rexahn agreed to conduct clinical and animal trials in the United States and in non-Asian countries at its own expense. Rexahn and Rexgene also agreed to share data, improvements, developments, discoveries and inventions resulting from the agreement. Under the agreement, Rexgene also received an exclusive license from Rexahn to exploit any results from the research development in Asian countries, and Rexahn received an exclusive license to exploit any results from the research and development everywhere in non-Asian countries. Pursuant to the terms of the agreement, Rexgene also agreed to pay Rexahn 3% of the profits derived from the sale of RX-0201 in Asian countries. The agreement, if not earlier terminated by either Rexahn or Rexgene, will terminate on the expiration of the patents resulting from the agreement, or if no such patents are granted, 20 years from February 6, 2003.

              On September 3, 2003, Rexahn entered into a joint research and development agreement with Chong Kun Dang Pharmaceutical Corp. ("CKD"), the holder of approximately 7.9% of Rexahn's outstanding common stock. Mr. Jang Han Rhee, holder of approximately 5.2% of Rexahn's outstanding common stock and a director of Rexahn, has served as Chairman and Representative Director of CKD since 1994, and currently holds approximately 17.8% of CKD's outstanding common stock.

              Under the agreement, Rexahn and CKD agreed to cooperate in the research and development of a variety of new pharmaceutical compounds for human use in their own capacities. Each of CKD and Rexahn has performed and will continue to perform research, development and other obligations under the agreement at its own expense. CKD and Rexahn equally own all information, data, discoveries and all other results, either patentable or non-patentable, made or developed in connection with or arising out of the agreement. All profits derived from or in connection with the agreement will be allocated to CKD and Rexahn in proportion to their relative contributions based on certain ratios, which vary depending upon a particular research and development phase during which the profits are earned. The agreement, if not earlier terminated by either Rexahn or CKD, will last until the expiration of any intellectual property rights pertaining to information, data, discoveries and all other results made or developed in connection with or arising out of the agreement.

              Pursuant to Stockholders Agreements executed by each of Dr. Chung, Mrs. Park and Mr. Ferraro, each of Dr. Chung, Mrs. Park and Mr. Ferraro has agreed to vote all of his or her shares of Company common stock (i) in favor of the transactions contemplated by the Acquisition Merger Agreement (including, but not limited to, the

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

Reverse Stock Split, the Reincorporation and the Name Change) and (ii) against any action or proposal that could reasonably be expected to result in the failure of any of the conditions to the obligations of the parties in the Acquisition Merger Agreement with respect to the Acquisition Merger or otherwise prevent, delay or interfere with the consummation of the Acquisition Merger.

              For details on the Settlement Agreement, please see "The Acquisition Merger-Post-Merger Actions" above.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

              You should read the following discussion and analysis of Rexahn's results of operations, financial condition and liquidity in conjunction with Rexahn's financial statements and the related notes included in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to Rexahn's plans and strategies for Rexahn's business, statements regarding the industry outlook, Rexahn's expectations regarding the future performance of Rexahn's business, and the other non-historical statements contained herein are forward-looking statements. See "Special Note Regarding Forward-Looking Statements".

Overview

              Rexahn's efforts and resources have been focused primarily on acquiring and developing Rexahn's pharmaceutical technologies, raising capital and recruiting personnel. Rexahn is a development stage company and has no product sales to date and Rexahn will not receive any product sales until it receives approval from the FDA or equivalent foreign regulatory bodies to begin selling its pharmaceutical candidates. Rexahn's major sources of working capital have been proceeds from various private financings, primarily private sales of Rexahn common stock and debt securities, and collaboration agreements with its strategic investors.

Critical Accounting Policies

              A "critical accounting policy" is one which is both important to the portrayal of Rexahn's financial condition and results and requires Rexahn's management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Rexahn's management to make estimates and assumptions that affect certain reported amounts of

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

assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

              Rexahn accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Stock-based awards issued to non-employees are recorded at their fair values as determined in accordance with SFAS No. 123.

              In Rexahn's management's opinion, existing stock option valuation models do not provide a reliable single measure of the fair value of employee stock options that have vesting provisions and are not transferable. In addition, option valuation models require the input of highly subjective assumptions, and changes in such subjective assumptions can materially affect the fair value estimate of employee stock options.

Recently Issued Accounting Standards


              In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires Rexahn to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost of the employee services is recognized as compensation cost over the period that an employee provides service in exchange for the award. SFAS No. 123R will be effective January 1, 2006 for Rexahn and may be adopted using a modified prospective method or a modified retrospective method. Although Rexahn has not yet completed an analysis to quantify the exact impact the new standard will have on its future financial performance, the notes to the financial statements of Rexahn for the year ended December 31, 2004 provide detail as to Rexahn's financial performance as if Rexahn had applied the fair value-based method and recognition provisions of SFAS No. 123R to stock-based employee compensation to the current reporting periods.


              In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that issuers classify as liabilities the following three types of freestanding financial instruments: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets and (3) certain obligations to issue a variable number of shares. The Company adopted SFAS No. 150 for the year ended December 31, 2003. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of operations of Rexahn.

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

Going Concern

              Rexahn's independent auditors have included an explanatory paragraph in their audit report issued in connection with Rexahn's financial statements, which states that Rexahn's recurring operating losses since inception raise substantial doubt about its ability to continue as a going concern. Rexahn's financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that might be necessary should Rexahn be unable to continue as a going concern. For the foreseeable future, Rexahn will have to fund all of its operations and capital expenditures from the net proceeds of any equity or debt offerings, cash on hand, licensing fees and grants. Although Rexahn plans to pursue additional financing, there can be no assurance that Rexahn will be able to secure financing when needed or to obtain such financing on terms satisfactory to Rexahn, if at all. If Rexahn is unable to secure additional financing in the future on acceptable terms, or at all, Rexahn may be unable to complete planned pre-clinical and clinical trials or obtain approval of its drug candidates from the FDA and other regulatory authorities. In addition, Rexahn could be forced to reduce or discontinue product development or product licensing, reduce or forego sales and marketing efforts and forego attractive business opportunities in order to improve its liquidity to enable it to continue operations.

RESULTS OF OPERATIONS

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2004 AND
THE YEAR ENDED DECEMBER 31, 2003

Total Revenues

              During 2003 Rexahn entered into a collaborative research agreement with Rexgene Biotech Co., Ltd. ("Rexgene"), a minority shareholder. Rexgene is engaged in the development of pharmaceutical products in Asia and has agreed to assist Rexahn with the research, development and clinical trials necessary for registration of Rexahn's RX-0201 drug candidate in Asia. This agreement provides Rexgene with exclusive rights to license, sublicense, make, have made, use, sell and import RX-0201 in Asia. A one time contribution to the joint development and research of RX-0201 of $1,500,000 was paid to Rexahn in 2003 in accordance with the agreement. The amount of revenue from this contribution will be recognized as income over the term of this agreement which terminates at the later of 20 years or the term of the patent on the licensed product. Rexahn uses 20 years as the basis for recognition and accordingly $75,000 was included in revenues in each of fiscal 2004 and 2003 and the remaining $1,250,000 is reflected as deferred revenue on the balance sheet as of December 31, 2004. Rexahn adopted Staff Accounting Bulletin No. 104, "Revenue Recognition - Nonrefundable Upfront Fees" with respect to the accounting for this transaction. These fees are to be used in the cooperative funding of the costs of development of RX-0201.

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

              In fiscal 2004, Rexahn recorded $57,463 of interest income from the investment of its cash and cash equivalents and other short-term investments, compared to $32,935 recorded in fiscal 2003. The increase of $24,528 or 74.5%, was primarily due to the higher interest rates earned on its cash and cash equivalents and higher returns on short-term investments in 2004 compared to 2003.

General and Administrative Expenses

              General and administrative expenses consist primarily of salaries and related expenses for executive, finance and other administrative personnel, recruitment expenses, professional fees and other corporate expenses, including business development and general legal activities.

              General and administrative expenses increased $619,697, or 47.2%, from $1,312,750 in fiscal 2003 to $1,936,673 in fiscal 2004. The increase was due primarily to an increase in the number of employees of Rexahn and salary increases for existing employees, as well as professional fees incurred in connection with its efforts to effect a reverse merger transaction, including legal, accounting and public relations.

Research and Development Expenses

              Research and development expenses consist primarily of salaries and related personnel costs, fees paid to consultants and outside service providers for laboratory development and other expenses relating to the design, development, testing, and enhancement of Rexahn's drug candidates. Rexahn expenses its research and development costs as they are incurred.

              Research and development expenses increased $198,201, or 20.3%, from $977,724 in fiscal 2003 to $1,175,925 in fiscal 2004. The increase was due primarily to Rexahn's entering into additional development-oriented collaboration agreements in the 2004 period related to the Phase I clinical trials for RX-0201 and the movement of its RX-0047, RX-0183 and RX-3117 drug candidates into the pre-clinical trial phase of development. Rexahn expects that research and development expenses will continue to increase as its drug candidates move into the clinical trials phases of development.

Stock Option Compensation Expense

              Rexahn's results include non-cash compensation expense as a result of stock option grants. Rexahn accounts for stock-based employee compensation arrangements in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Compensation expense for options granted to employees represents the difference between the fair market value of Rexahn's common stock and the exercise price of the options at the date of grant. This amount is being recorded over the respective vesting periods of the individual stock options. Rexahn

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expects to record additional non-cash compensation expense in the future, which may be significant. Compensation for options granted to non-employees has been determined in accordance with SFAS No. 123 as the fair value of the equity instruments issued.

              In 2003 Rexahn's board of directors adopted and Rexahn's shareholders approved the Rexahn, Corp Stock Option Plan. Under the plan, Rexahn issued options to employees and non-employees during fiscal 2004 and incurred a compensation expense of $230,770. During fiscal 2003, Rexahn incurred a compensation expense of $538,074 for options issued to employees and non-employees.

Patent Fees

              Rexahn's patent fees decreased $2,292, or 19.0%, from $12,040 in fiscal 2003 to $9,748 in fiscal 2004. The decrease was due primarily to a decrease in the number of patent filings made during the 2004 period compared to fiscal 2003.

Depreciation

              Depreciation expense increased $12,079, or 28.5%, from $42,422 in fiscal 2003 to $52,789 in fiscal 2004. The increase was due primarily to a move to a new facility in 2004 and the related purchase of new laboratory equipment.

RESEARCH AND DEVELOPMENT PROJECTS

              Research and development expenses are expensed as incurred. Research and development expenses consist primarily of salaries and related personnel costs, costs to acquire pharmaceutical products and product rights for development and amounts paid to contract research organizations, hospitals and laboratories for the provision of services and materials for drug development and clinical trials. Costs incurred in obtaining the license rights to technology in the research and development stage and that have no alternative future uses are expensed as incurred. Rexahn's research and development programs are related to its four lead drug candidates, RX-0201, RX-0047, RX-0183 and RX-3117.

              Rexahn has allocated direct and indirect costs to each program based on certain assumptions and its review of the status of each program, payroll-related expenses and other overhead costs based on estimated usage of each by each program. Each of Rexahn's lead drug candidates is in various stages of completion as described below. As Rexahn expands its clinical studies, it will enter into additional development agreements. Significant additional expenditures will be required if Rexahn completes its clinical trials, starts new trials, applies for regulatory approvals, continues development of its technologies, expands its operations and brings its products to market. The eventual total cost of each clinical trial is dependent on a number of uncertainties such as trial design, the length of the trial, the number of clinical sites and the number of patients. The process of obtaining and maintaining regulatory approvals for new therapeutic products is

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lengthy, expensive and uncertain. Because the successful development of its most advanced drug candidate, RX-0201, is uncertain, and because RX-0047, RX-0183 and RX-3117 are in early-stage development, Rexahn is unable to estimate the costs of completing its research and development programs, the timing of bringing such programs to market and, therefore, when material cash inflows could commence from the sale of these drug candidates. If these projects are not completed as planned, Rexahn's results of operations and financial condition could be negatively affected and if Rexahn is unable to obtain additional financing to fund these projects, it may not be able to continue as a going concern.

              RX-0201


              RX-0201 is currently Rexahn's leading drug candidate and has been in a Phase I clinical trial at Georgetown University's Lombardi Cancer Center since September 2004. The costs incurred for the clinical trial to date have been approximately $750,000. As the main purpose of this clinical trial is to establish the safety of RX-0201, the parameters that determine the completion of this project are a direct function of the safety profile of this compound in humans. As this is the first time that RX-0201 has been administered to humans, the safety profile in humans in unknown and therefore, the number of doses required to determine the dosage at which the FDA safety endpoints are met are estimates. If more doses are required than estimated, completion of the Phase I clinical trials may be delayed. Therefore, the costs, timing and efforts necessary to complete this program also are estimates. Rexahn currently estimates that the completion of the Phase I clinical trial will require approximately $300,000 and this Phase I clinical trial is anticipated to be completed during the third quarter of 2005.


              RX-0047, RX-0183 and RX-3117

              RX-0047, RX-0183 and RX-3117 are all in a pre-clinical stage of development and the next scheduled program for each compound is a pre-clinical toxicology study required prior to submission of an IND application to the FDA. The costs incurred for development of these compounds to date has been approximately $450,000 for RX-0047, $300,000 for RX-0183 and $250,000 for
RX-3117. The estimated cost to complete each toxicology study is estimated to be approximately $650,000 per compound for a total of $1,950,000. These compounds will be entered into these toxicology trials, with the estimated completion dates for each of RX-0047, RX-0183 and RX-3117 to be in the third quarter of 2005, first quarter of 2006 and second quarter of 2006, respectively.

              The conduct of the clinical trial and toxicology studies described above are being accomplished in conjunction with third-party CROs at external locations. This business practice is typical for the pharmaceutical industry and companies like Rexahn. As a result, the risk of completion or delay of these studies is not within direct control of Rexahn and a program delay may occur due to circumstances outside Rexahn's control. A delay in any of these programs may not necessarily have a direct impact on the daily

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operations at Rexahn. However, to the extent that a delay results in additional cost to Rexahn, a higher than expected expense may result.

LIQUIDITY AND CAPITAL RESOURCES

              Cash used in operating activities was $2,880,625 in fiscal 2004 compared to $579,523 in fiscal 2003. Fiscal 2004 operating cash flows reflect Rexahn's loss from continuing operations of $3,273,442, offset by non-cash charges of $283,559 and a net increase in cash components of working capital of $184,258. Non-cash charges consist of depreciation of $52,789 and stock option compensation expense of $230,770. The increase in working capital primarily consists of a $189,486 increase in accounts payable. Fiscal 2003 operating cash flows reflect Rexahn's loss from continuing operations of $2,775,075, offset by non-cash charges of $580,496 and a net increase in cash components of working capital of $190,056. Non-cash charges consist of depreciation of $42,422 and stock option compensation expense of $538,074. The increase in working capital primarily consists of a $197,823 increase in accounts payable.

              Cash provided by investing activities of $1,878,712 in fiscal 2004 consist of the return of capital on short-term investments of $2,000,000, offset by capital expenditures of $121,288 for the purchase of equipment. Cash used in investing activities of $2,037,093 in fiscal 2003 reflect short-term investments of $2,000,000 and capital expenditures of $37,093 for the purchase of equipment. Cash provided by financing activities of $2,000,000 in fiscal 2003 consisted of proceeds from the issuance of Rexahn common stock in financing transactions. Cash provided by financing activities of $1,800 in fiscal 2004 consisted of proceeds from the issuance of Rexahn common stock upon exercise of Rexahn stock options.

              For the years ended December 31, 2004, 2003 and 2002, Rexahn experienced net losses of $3,273,442, $2,775,075 and $1,181,157, respectively. Rexahn's accumulated deficit as of December 31, 2004, 2003 and 2002 were $7,854,783, $4,581,341 and $1,806,266, respectively. Rexahn's independent auditors have included an explanatory paragraph in their audit opinions issued in connection with Rexahn's financial statements which states that Rexahn's recurring operating losses since inception raise substantial doubt about its ability to continue as a going concern.

              Rexahn has financed its operations since inception primarily through equity financings. During fiscal 2004, Rexahn had a net decrease in cash and cash equivalents of $1,000,113. This decrease primarily resulted from net cash used in operating activities of $2,880,625 in fiscal 2004. Total cash resources as of December 31, 2004 were $1,015,979 compared to $2,016,092 at December 31, 2003.

              For the foreseeable future, Rexahn will have to fund all of its operations and capital expenditures from the net proceeds of any equity or debt offerings, cash on hand, licensing fees and grants. Although Rexahn has plans to pursue additional financing, there can be no assurance that Rexahn will be able to secure financing when needed or

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obtain such financing on terms satisfactory to Rexahn, if at all, or that any additional funding Rexahn does obtain will be sufficient to meet its needs in the long term.

              In February 2005, Rexahn completed a private placement of $3.85 million aggregate principal amount of its convertible notes to certain existing non-U.S. Rexahn shareholders in a transaction exempt from registration pursuant to Regulation S under the Securities Act. The convertible notes are convertible into or exchangeable for shares of Rexahn common stock with a conversion price equal to the lesser of $5.00 and a floating price determined by the average of three lowest current market prices in the 40-calendar-day period immediately preceding conversion. In the Acquisition Merger, the convertible notes will be assumed by Rexahn Pharmaceuticals and become convertible into or exchangeable for shares of Rexahn Pharmaceuticals common stock, with the conversion price adjusted to reflect the merger ratio in the Acquisition Merger.

CONTRACTUAL OBLIGATIONS

              In April 2004, Rexahn entered into an office lease for a period of five years, commencing on July 1, 2004 and ending on June 30, 2009. The minimum rent increases at the end of each lease year by 3% of the rent amount that is then currently being paid. Minimum annual lease payments for the 2005 to 2009 years are as follows: $203,761; $209,874; $216,170; $222,656; and $112,973.


              On September 1, 2003 Rexahn entered into an agreement for The University of Texas to perform research on behalf of Rexahn with respect to RX-0201 and RX-0047. On June 1, 2004 Rexahn extended the agreement to be carried out through February 28, 2005. As consideration for the services Rexahn paid a total of $78,069, of which $14,356 was paid during the first quarter of 2005.


              On September 24, 2003 Rexahn entered into an agreement with Amarex, LLC to obtain services to assist in the product development of RX-0201 during clinical trials. The cost of these services is based on estimated hours to complete the study and is $239,337. 25% was due upon execution of the contract and the remaining amount is due in four equal payments every 5 months with the final payment due upon acceptance of the clinical study report. At December 31, 2004, Rexahn had paid a total of $194,461 with the balance of $44,876 due in May 2005. On November 19, 2004 Rexahn amended its September 2003 agreement with Amarex, LLC providing for additional services to be performed that were not included in the original agreement. The total cost of these services is $67,011, of which $16,753 was paid upon execution of the agreement in 2004, $25,129 is due during 2005, $12,565 is due in January 2006 and $12,565 is due upon acceptance of the final clinical study report.

              In April 2004, Rexahn entered into a clinical development agreement with Georgetown University with an effective period from April 5, 2004 through April 5, 2006. The total estimated costs of the program is $223,126, based on the fees and the enrolment and completion of 20 patients and is payable based on the progress of the

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treatment over the effective period of the agreement. During the year, Rexahn paid $17,426 towards the cost of this program.

              On August 17, 2004 Rexahn entered into an agreement for Formatech Inc. to monitor and perform stability studies on Rexahn's drug candidate, RX-0201. The total costs of these services is $46,700, of which $22,900 was paid in 2004, $15,600 is due during 2005 and $8,200 is due during 2006. On August 20, 2004 Rexahn entered into a quality testing agreement with Formatech Inc. The total costs of these services is $15,000, of which $7,500 was paid during 2004 and $7,500 is due in August 2005.


              Although Rexahn currently believes that its cash and cash equivalents (including the proceeds of its February 2005 financing) will be sufficient to meet its minimum planned operating needs for the next 12 months, including the amounts payable under the contractual commitments described above, as its drug candidates move into the clinical trials phase of development, Rexahn expects to enter into additional agreements of the same type, which may require additional contractual commitments. These additional commitments may have a negative impact on Rexahn's future cash flows.


CURRENT AND FUTURE FINANCING NEEDS


              Rexahn has incurred negative cash flow from operations since it started its business. Rexahn has spent, and expect to continue to spend, substantial amounts in connection with implementing its business strategy, including its planned product development efforts, its clinical trials, and its research and discovery efforts. Based on Rexahn's current plans and its capital resources (including the proceeds of its February 2005 financing), Rexahn believes that its cash and cash equivalents will be sufficient to enable it to meet its minimum planned operating needs for at least the next 12 months, which would entail focusing Rexahn's resources on Phase I and Phase II clinical trials of RX-0201 and slowing down product development of other drug candidates.
Over the next 12 months Rexahn expects to spend a minimum of approximately $3 million on clinical development for Phase I and Phase II clinical trials of RX-0201 (including its commitments described under "- Contractual Commitments"), $1.5 million on general corporate expenses, and $250,000 on facilities rent. Following completion of the Acquisition Merger, Rexahn may seek additional financing to implement and fund longer-term product development, clinical trial and research and development efforts to the maximum extent of its operating plan, including pre-clinical studies and Phase I clinical trials for RX-0047 and in-vivo animal and pre-clinical studies and Phase I clinical trials for RX-0183, RX-3117 and other new product candidates, as well as other research and development projects, which together with the minimum operating plan for the next 12 months, could aggregate $20 million through the first quarter of 2007.


              However, the actual amount of funds Rexahn will need to operate is subject to many factors, some of which are beyond Rexahn's control. These factors include the following:

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              o the progress of Rexahn's product development activities;

              o the number and scope of Rexahn's product development programs;

              o the progress of Rexahn's pre-clinical and clinical trial activities;

              o the progress of the development efforts of parties with whom
                Rexahn has entered into collaboration agreements;

              o Rexahn's ability to maintain current collaboration programs and to establish new collaboration arrangements;

              o the costs involved in prosecuting and enforcing patent claims and other intellectual property rights; and

              o the costs and timing of regulatory approvals.

RISK FACTORS

              You should carefully consider the risks described below, which we believe are the significant risks related to the Acquisition Merger and the anticipated business of Rexahn Pharmaceuticals, together with the other information included in this proxy statement. Rexahn's business, financial condition, or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of Rexahn Pharmaceuticals common stock could decline and you might lose all or part of your investment in us. Stockholders of the Company should carefully consider the following risk factors, as well as other information set forth herein, in considering the Reverse Stock Split and related Acquisition Merger.

RISKS RELATED TO THE ACQUISITION MERGER TRANSACTION

An investment in shares of Rexahn Pharmaceuticals common stock is very speculative and involves a very high degree of risk.

              To date, Rexahn has generated no revenues from product sales and only minimal revenues from a research agreement with a minority shareholder of Rexahn, and interest on bank account balances and short-term investments. Rexahn's accumulated deficit as of December 31, 2004, 2003 and 2002 was $7,854,783, $4,581,341 and $1,806,266, respectively. For the years ended
December 31, 2004, 2003 and 2002, Rexahn had net losses of $3,273,442, $2,775,075 and $1,181,157, respectively, primarily as a result of expenses incurred through a combination of research and development activities related to the various technologies under its control and expenses supporting those activities. Rexahn's independent auditors have included an explanatory paragraph in their audit report issued in connection with Rexahn's financial statements, which states that Rexahn's recurring operating losses since inception raise substantial doubt about its

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ability to continue as a going concern. Until Rexahn receives approval from the
FDA and other regulatory authorities for its drug candidates, Rexahn cannot sell its drugs and will not have product revenues. Therefore, for the foreseeable future, Rexahn will have to fund all of its operations and capital expenditures from the net proceeds of any equity or debt offerings, cash on hand, licensing fees and grants. Although Rexahn plans to pursue additional financing, there can be no assurance that Rexahn will be able to secure financing when needed or obtain such financing on terms satisfying to Rexahn, if at all.

The Company's Board of Directors did not receive a fairness opinion nor did any independent third party make a determination as to the fairness of the Acquisition Merger to current stockholders of the Company.

              The Company's Board believes that the Acquisition Merger is fair to and in the best interests of the Company and its stockholders, and it has unanimously approved the Acquisition Merger Agreement and the Acquisition Merger. In reaching its decision, the Company's Board considered a number of factors. However, the Company's Board did not obtain a fairness opinion from an independent financial advisor as to the fairness of the consideration to be received by the Company's stockholders. In addition, Mr. Ferraro, the Company's sole director and executive officer, has interests in the Acquisition Merger that are different than other stockholders as discussed under "Certain Relationships and Related Transactions", and we did not seek any potential merger partner other than Rexahn. As a result, a third party may have been willing to merge with the Company on more favorable terms than those contained in the Acquisition Merger Agreement. There can be no assurance that an independent financial advisor would determine that the consideration to be paid by the Company in the Acquisition Merger would be fair to the Company's stockholders from a financial point of view, and, as a result of the lack of independent valuation of Rexahn's business, the Company's stockholders may be tendering excessive consideration to Rexahn's stockholders and unreasonably diluting their ownership in the Company. In addition, as the Company's stockholders do not have appraisal rights, their remedies are limited to asserting a claim of a breach of fiduciary duty or similar cause of action based on state or federal law.

The market price of Rexahn Pharmaceuticals common stock may fluctuate significantly.

              The market price of Rexahn Pharmaceuticals common stock may fluctuate significantly in response to factors, some of which are beyond Rexahn Pharmaceuticals' control, such as:

              o the announcement of new products or product enhancements by
                Rexahn Pharmaceuticals or its competitors;

              o developments concerning intellectual property rights and regulatory approvals;

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              o variations in Rexahn Pharmaceuticals' and its competitors'
                results of operations;

              o changes in earnings estimates or recommendations by securities analysts;

              o developments in the biotechnology industry; and

              o general market conditions and other factors, including factors unrelated to Rexahn Pharmaceuticals' own operating performance.

Further, the stock market in general, and the market for biotechnology companies in particular, has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of Rexahn Pharmaceuticals common stock, which could cause a decline in the value of Rexahn Pharmaceuticals common stock. You should also be aware that price volatility might be worse if the trading volume of Rexahn Pharmaceuticals common stock is low. Because Rexahn Pharmaceuticals does not expect to pay any dividends, you will not realize any income from an investment in Rexahn Pharmaceuticals common stock until and unless you sell your shares at a profit.

              Some or all of the "restricted" shares of Rexahn Pharmaceuticals common stock issued in the Acquisition Merger or held by current stockholders of the Company may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for Rexahn Pharmaceuticals common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to 1 percent of the outstanding shares. Of the 41,538,630 shares of Rexahn Pharmaceuticals common stock expected to be issued and outstanding immediately following the Acquisition Merger, approximately 40,980,830 shares, or 98.7% of outstanding Rexahn Pharmaceuticals common stock, would satisfy the one-year holding period required under Rule 144 (assuming no intervening transfers from Rexahn Pharmaceuticals or an affiliate of Rexahn Pharmaceuticals that would reset the holding period) on the first anniversary of the consummation of the Acquisition Merger and would be eligible for resale under Rule 144, subject to the volume limitation of 1% of Rexahn Pharmaceuticals outstanding shares (approximately 415,386 shares) that are permitted to be sold by each holder during a three month period. Any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Because Rexahn will become public by means of a reverse merger, Rexahn Pharmaceuticals may not be able to attract the attention of major brokerage firms.

              Additional risks may exist since Rexahn will become public through a "reverse merger". Security analysts of major brokerage firms may not cover Rexahn Pharmaceuticals since there is no incentive to brokerage firms to recommend the purchase of Rexahn Pharmaceuticals common stock. No assurance can be given that

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brokerage firms will want to conduct any secondary offerings on behalf of Rexahn
Pharmaceuticals in the future.

Trading of Rexahn Pharmaceuticals common stock is expected to be limited.


              Trading of Company common stock is currently conducted on the National Association of Securities Dealers' Over-the-Counter Bulletin Board, or "OTC-BB." The Rexahn Pharmaceuticals common stock is expected to be traded on the OTC-BB following the Acquisition Merger. The liquidity of the Company's securities has been limited, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of the Company. For example, from January 21, 2005, the date the Company announced that it entered into the Acquisition Merger Agreement with Rexahn, through April 20, 2005, the Company common stock has only traded on 18 days and the average daily trading volume during such period was only approximately 16,793 shares. These same factors may affect Rexahn Pharmaceuticals common stock after the Acquisition Merger, may result in lower prices for Rexahn Pharmaceuticals common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for Rexahn Pharmaceuticals common stock.


Because Rexahn Pharmaceuticals common stock may be a "penny stock," it may be more difficult for you to sell shares of Rexahn Pharmaceuticals common stock and the market price of Rexahn Pharmaceuticals common stock may be adversely affected.

              Rexahn Pharmaceuticals common stock may be a "penny stock" if, among other things, its stock price is below $5.00 per share, it is not listed on a national securities exchange or approved for quotation on the Nasdaq Stock Market, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to you in violation of the penny stock rules, you may be able to cancel your purchase and get your money back. If applicable, the penny stock rules may make it difficult for you to sell your shares of Rexahn Pharmaceuticals stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of Rexahn Pharmaceuticals common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly,

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you may not always be able to resell shares of Rexahn Pharmaceuticals common stock publicly at times and prices that you feel are appropriate.

RISKS RELATED TO REXAHN'S BUSINESS

Rexahn currently has no product revenues and will need to raise additional capital to operate its business.


              To date, Rexahn has generated no product revenues. Until Rexahn receives approval from the FDA and other regulatory authorities for its drug candidates, Rexahn cannot sell its drugs and will not have product revenues. Therefore, for the foreseeable future, Rexahn will have to fund all of its operations and capital expenditures from the net proceeds of any equity or debt offerings, cash on hand, licensing fees and grants. Rexahn will need additional financing, which may not be available on favorable terms, if at all. Over the next 12 months, Rexahn expects to spend a minimum of approximately $3 million on clinical development for Phase I and Phase II clinical trials of RX-0201, $1.5 million on general corporate expenses, and $250,000 on facilities rent. Based on its current plans and its capital resources (including the proceeds of its February 2005 financing), Rexahn believes that its cash and cash equivalents will be sufficient to enable it to meet its minimum planned operating needs for at least the next 12 months, which would entail focusing Rexahn's resources on Phase I and Phase II clinical trials of RX-0201 and slowing down product development of other drug candidates. However, changes may occur that would consume its existing capital at a faster rate than projected, including, among others, the progress of its research and development efforts, the cost and timing of regulatory approvals and the costs of protecting its intellectual property rights. Following completion of the Acquisition Merger, Rexahn may seek additional financing to implement and fund longer-term product development, clinical trial and research and development efforts to the maximum extent of its operating plan, including pre-clinical studies and Phase I clinical trials for RX-0047 and in-vivo animal and pre-clinical studies and Phase I clinical trials for RX-0183, RX-3117 and other new product candidates, as well as other research and development projects, which together with the minimum operating plan for the next 12 months, could aggregate $20 million through the first quarter of 2007. If Rexahn is unable to secure additional financing in the future on acceptable terms, or at all, Rexahn may be unable to commence or complete planned pre-clinical and clinical trials or obtain approval of its drug candidates from the FDA and other regulatory authorities. In addition, Rexahn may be forced to reduce or discontinue product development or product licensing, reduce or forego sales and marketing efforts and forego attractive business opportunities in order to improve its liquidity to enable it to continue operations. Any additional sources of financing will likely involve the sale of Rexahn Pharmaceuticals' equity securities, which will have a dilutive effect on stockholders.


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Rexahn is not currently profitable and may never become profitable.

              Rexahn has generated no revenues to date from product sales. Rexahn's accumulated deficit as of December 31, 2004, 2003 and 2002 was $7,854,783, $4,581,341 and $1,806,266, respectively. For the years ended
December 31, 2004, 2003 and 2002, Rexahn had net losses of $3,273,442, $2,775,075 and $1,181,157, respectively, primarily as a result of expenses incurred through a combination of research and development activities related to the various technologies under its control and expenses supporting those activities. Even if Rexahn succeeds in developing and commercializing one or more of its drug candidates, Rexahn expects to incur substantial losses for the foreseeable future and may never become profitable. Rexahn also expects to continue to incur significant operating and capital expenditures and anticipates that its expenses will increase substantially in the foreseeable future as
Rexahn:

              o continues to undertake pre-clinical development and clinical trials for its current and new drug candidates;

              o seeks regulatory approvals for its drug candidates;

              o implements additional internal systems and infrastructure;

              o seeks to license in additional technologies to develop; and

              o  hires additional personnel.

              Rexahn also expects to continue to experience negative cash flow for the foreseeable future as Rexahn funds its operating losses and capital expenditures. As a result, Rexahn will need to generate significant revenues in order to achieve and maintain profitability. Rexahn may not be able to generate these revenues or achieve profitability in the future. Rexahn's failure to achieve or maintain profitability could negatively impact the value of Rexahn Pharmaceuticals common stock.

Rexahn has a limited operating history upon which to base an investment decision.

              Rexahn is a development-stage company that was founded in 2001. Rexahn has only four drug candidates. To date, Rexahn has not demonstrated an ability to perform the functions necessary for the successful commercialization of any of its drug candidates. The successful commercialization of Rexahn's drug candidates will require it to perform a variety of functions, including:

              o continuing to undertake pre-clinical development and clinical trials;

              o participating in regulatory approval processes;

              o formulating and manufacturing products; and

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

              o conducting sales and marketing activities.

              Rexahn's operations have been limited to organizing and staffing its company, acquiring, developing and securing its proprietary technology and undertaking, through third parties, pre-clinical trials and clinical trials of its principal drug candidates. To date, only one drug candidate, RX-0201, is in the early stages of Phase I clinical trials and the other three drug candidates will soon move into the pre-clinical toxicology trial phase of development. These operations provide a limited basis for you to assess Rexahn's ability to commercialize its drug candidates and the advisability of investing in Rexahn Pharmaceuticals.

Rexahn's independent auditors' opinion on its audited financial statements includes a going concern qualification.

              Rexahn's independent auditors have included an explanatory paragraph in their audit report issued in connection with Rexahn's financial statements, which states that Rexahn's recurring operating losses since inception raise substantial doubt about Rexahn's ability to continue as a going concern. Rexahn's financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should Rexahn be unable to continue as a going concern.

              For the foreseeable future, Rexahn will have to fund all of its operations and capital expenditures from the net proceeds of any equity or debt offerings, cash on hand, licensing fees and grants. Although Rexahn plans to pursue additional financing, there can be no assurance that Rexahn will be able to secure financing when needed or obtain such financing on terms satisfactory to Rexahn, if at all, or that any additional funding Rexahn does obtain will be sufficient to meet its needs in the long term. Obtaining additional financing may be more difficult because of the uncertainty regarding Rexahn's ability to continue as a going concern. If Rexahn is unable to secure additional financing in the future on acceptable terms, or at all, Rexahn may be unable to complete planned pre-clinical and clinical trials or obtain approval of its drug candidates from the FDA and other regulatory authorities. In addition, Rexahn could be forced to reduce or discontinue product development or product licensing, reduce or forego sales and marketing efforts and forego attractive business opportunities in order to improve its liquidity to enable it to continue operations. Rexahn may also be forced to abandon development of several of the earlier stage drug candidates, which will significantly impair its ability to generate product revenues.

Rexahn may not obtain the necessary U.S. or worldwide regulatory approvals to commercialize its drug candidates.

              Rexahn will need FDA approval to commercialize its drug candidates in the U.S. and approvals from the FDA-equivalent regulatory authorities in foreign jurisdictions to commercialize its drug candidates in those jurisdictions. In order to

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obtain FDA approval of any of its drug candidates, Rexahn must submit to the FDA a New Drug Application, or NDA, demonstrating that the drug candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA's regulatory requirements typically takes many years, and depends upon the type, complexity and novelty of the drug candidate and requires substantial resources for research, development and testing. Rexahn cannot predict whether its research and clinical approaches will result in drugs that the FDA considers safe for humans and effective for indicated uses. Two of Rexahn's four drug candidates, RX-0201 and RX-0047, are ASO compounds. To date, the FDA has not approved any NDAs for any ASO compounds. In addition, both RX-0201 and RX-0047 are of a drug class (Akt inhibitor, in the case of RX-0201, and HIF inhibitor, in the case of RX-0047) that has not been approved by the FDA to date. After the clinical trials are completed, the FDA has substantial discretion in the drug approval process and may require Rexahn to conduct additional pre-clinical and clinical testing or to perform post-marketing studies.

              The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during its regulatory review. Delays in obtaining regulatory approvals may:

              o delay commercialization of, and Rexahn's ability to derive product revenues from, its drug candidates;

              o impose costly procedures on Rexahn; and

              o diminish any competitive advantages that Rexahn may otherwise enjoy.

              Even if Rexahn complies with all FDA requests, the FDA may ultimately reject one or more of its NDAs. Rexahn cannot be sure that it will ever obtain regulatory clearance for its drug candidates. Failure to obtain FDA approval of any of its drug candidates will severely undermine Rexahn's business by reducing its number of salable products and, therefore, corresponding product revenues.

              In foreign jurisdictions, Rexahn must receive approval from the appropriate regulatory authorities before it can commercialize its drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. Rexahn cannot assure you that it will receive the approvals necessary to commercialize it drug candidates for sale outside the United States.

Rexahn's drug candidates are in early stages of clinical trials.

              Rexahn's drug candidates are in an early stage of development and require extensive clinical testing, which are very expensive, time-consuming and difficult to design. In 2004, the FDA approved Rexahn's IND application for RX-0201 and Rexahn

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initiated a Phase I clinical trial of RX-0201 at Lombardi Comprehensive Cancer
Center, Georgetown Medical Center, Washington, D.C. Pre-clinical studies to support an IND application for each of RX-0047, RX-0183 and RX-3117 are still under development and Rexahn does not expect to commence Phase I clinical trials for these drug candidates until at least the first quarter of 2006, third quarter of 2006 and fourth quarter of 2006, respectively. Rexahn cannot predict with any certainty that it will ever receive regulatory approval to sell its drug candidates.

Clinical trials are very expensive, time-consuming and difficult to design and implement.

              Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. For example, to date the Phase I clinical trials for RX-0201 have cost approximately $750,000 and Rexahn estimates that it will require an additional approximately $300,000 to complete the trial. The clinical trial process is also time consuming. Rexahn estimates that clinical trials of its current drug candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and Rexahn could encounter problems that cause it to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

              o unforeseen safety issues;

              o determination of dosing issues;

              o lack of effectiveness during clinical trials;

              o reliance on third party suppliers for the supply of drug candidate samples;

              o slower than expected rates of patient recruitment;


              o inability to monitor patients adequately during or after treatment;

              o inability or unwillingness of medical investigators and
                institutional review boards to follow Rexahn's clinical protocols; and

              o lack of sufficient funding to finance the clinical trials.


Although to date, Rexahn has not experienced any significant delays in its Phase I clinical trials for RX-0201, other than a two-month delay due to delays in obtaining drug candidate samples, there can be no assurance that delays in the RX-0201 Phase I clinical trial or other future clinical trials will not occur.

              In addition, Rexahn or the FDA may suspend its clinical trials at any time if it appears that Rexahn is exposing participants to unacceptable health risks or if the FDA finds deficiencies in Rexahn's IND submissions or the conduct of these trials.

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If the results of Rexahn's clinical trials may not support its drug candidate claims, the completion of development of such drug candidate may be significantly delayed or Rexahn may be forced to abandon development altogether, which will significantly impair its ability to generate product revenues.

              Even if its clinical trials are completed as planned, Rexahn cannot be certain that their results will support its drug candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and Rexahn cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that Rexahn's drug candidates are safe for humans and effective for indicated uses. This failure would cause Rexahn to abandon a drug candidate and may delay development of other drug candidates. Any delay in, or termination of, its clinical trials will delay the filing of Rexahn's NDAs with the FDA and, ultimately, its ability to commercialize its drug candidates and generate product revenues. In addition, Rexahn's clinical trials involve a small patient population, less than 20 for RX-0201. Because of the small sample size, the results of these early clinical trials may not be indicative of future results.

If physicians and patients do not accept and use Rexahn's drugs, its ability to generate revenue from sales of our products will be materially impaired.

              Even if the FDA approves Rexahn's drug candidates, physicians and patients may not accept and use them. Future acceptance and use of Rexahn's products will depend upon a number of factors including:

              o perceptions by members of the health care community, including physicians, about the safety and effectiveness of Rexahn's drugs;

              o pharmacological benefit and cost-effectiveness of Rexahn's product relative to competing products;

              o availability of reimbursement for its products from government or other healthcare payers;

              o effectiveness of marketing and distribution efforts by Rexahn and its licensees and distributors, if any; and

              o the price at which Rexahn sell its products.

              Because Rexahn expects sales of its current drug candidates, if approved, to generate substantially all of its product revenues for the foreseeable future, the failure of any of these drugs to find market acceptance would harm its business and could require Rexahn to seek additional financing.

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Because Rexahn's drug development program depends upon third-party researchers, the results of its clinical trials and such research activities are, to a certain extent, beyond its control.

              Rexahn depends upon independent investigators and collaborators, such as universities and medical institutions, to conduct its pre-clinical and clinical trials under agreements with Rexahn. For example, the Phase I clinical trials of RX-0201 are being conducted at the Lombardi Comprehensive Cancer Center of Georgetown Medical Center with the assistance of Amarex, LLC, a pharmaceutical clinical research service provider who will be responsible for creating the reports that will be submitted to the FDA. Also, Rexahn relied on TherImmune Research Corporation (currently Gene Logic Laboratories, Inc.), a discovery and pre-clinical service provider, to summarize RX-0201's pre-clinical data. These collaborators are not Rexahn's employees and Rexahn cannot control the amount or timing of resources that they devote to its programs. These investigators may not assign as great a priority to Rexahn's programs or pursue them as diligently as Rexahn would if it were undertaking such programs itself. If outside collaborators fail to devote sufficient time and resources to Rexahn's drug-development programs, or if their performance is substandard, the approval of Rexahn's FDA applications, if any, and its introduction of new drugs, if any, may be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with Rexahn. If Rexahn's collaborators assist its competitors at its expense, Rexahn's competitive position would be harmed.

Rexahn relies exclusively on third parties to formulate and manufacture its drug candidates, which exposes Rexahn to a number of risks that may delay development, regulatory approval and commercialization of Rexahn's products or result in higher product costs.

              Rexahn has no experience in drug formulation or manufacturing and does not intend to establish its own manufacturing facilities. Rexahn lacks the resources and expertise to formulate or manufacture its own drug candidates. For example, Rexahn has entered into contracts with third-party manufacturers such as Raylo Chemicals Inc., Formatech, Inc. and Avecia Biotechnology Inc. to manufacture, supply, store and distribute supplies of its drug candidates for its clinical trials. If any of Rexahn's drug candidates receive FDA approval, Rexahn will rely on these or other third-party contractors to manufacture its drugs. Rexahn's anticipated future reliance on a limited number of third-party manufacturers, exposes Rexahn to the following potential risks:

              o Rexahn may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially

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                equivalent processes for, the production of Rexahn's products after receipt of FDA approval, if any.

              o Rexahn's third-party manufacturers might be unable to formulate and manufacture its drugs in the volume and of the quality required to meet its clinical needs and commercial needs. For example, Rexahn experienced a two-month delay in the development timeline for RX-0201 due to delays in obtaining RX-0201 samples.

              o Rexahn's contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply its clinical trials or to successfully produce, store and distribute its products.

              o Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Agency, or DEA, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. Rexahn does not have control over third-party manufacturers' compliance with these regulations and standards, but Rexahn may be ultimately responsible for any of their failures.

              o If any third-party manufacturer makes improvements in the manufacturing process for its products, Rexahn may not own, or may have to share, the intellectual property rights to the innovation.

              Each of these risks could delay Rexahn's clinical trials, the approval, if any, of Rexahn's drug candidates by the FDA, or the commercialization of Rexahn's drug candidates or result in higher costs or deprive it of potential product revenues.

Rexahn has no experience selling, marketing or distributing products and no internal capability to do so.

              Rexahn currently has no sales, marketing or distribution capabilities. While Rexahn intends to have a role in the commercialization of its products, it does not anticipate having the resources in the foreseeable future to globally develop sales and marketing capabilities for all of its proposed products. Rexahn's future success depends, in part, on its ability to enter into and maintain collaborative relationships with other companies having sales, marketing and distribution capabilities, the collaborator's strategic interest in the products under development and such collaborator's ability to successfully market and sell any such products. For example, Rexahn has entered into a collaboration agreement with Rexgene for the sale and marketing of RX-0201 in Asia. Rexahn intends to pursue additional collaborative arrangements regarding the sales and marketing of its products; however, it cannot assure you that it will be able to establish or

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maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that Rexahn decides not to, or is unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. Rexahn cannot assure you that it will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that Rexahn depends on third parties for marketing and distribution, any revenues it receives will depend upon the efforts of such third parties, as well as the terms of its agreements with such third parties, which cannot be predicted at this early stage of its development. Rexahn cannot assure you that such efforts will be successful. In addition, Rexahn cannot assure you that it will be able to market and sell its products in the United States or overseas.

Developments by competitors may render Rexahn's products or technologies obsolete or non-competitive.

              Rexahn will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations, such as Antigenics Inc., Genta Incorporated, Imclone Systems Incorporated, Human Genome Sciences, Inc., Kosan Biosciences Incorporated and Medimmune, Inc. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than Rexahn does, as well as significantly greater experience in:

              o developing drugs;

              o undertaking pre-clinical testing and human clinical trials;
              o obtaining FDA and other regulatory approvals of drugs;

              o formulating and manufacturing drugs; and

              o launching, marketing and selling drugs.

                   Large pharmaceutical companies such as Bristol-Myers, Squibb, Eli-Lilly, Novartis and Glaxo-SmithKline currently sell both generic and proprietary compounds for the treatment of cancer. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than Rexahn does. These organizations also compete with Rexahn

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to attract qualified personnel, parties for acquisitions, joint ventures or other collaborations.

If Rexahn fails to adequately protect or enforce its intellectual property rights or secure rights to patents of others, the value of its intellectual property rights would diminish and its business and competitive position would suffer.

              Rexahn's success, competitive position and future revenues will depend in part on its ability and the abilities of its licensors to obtain and maintain patent protection for its products, methods, processes and other technologies, to preserve its trade secrets, to prevent third parties from infringing on its proprietary rights and to operate without infringing the proprietary rights of third parties. Rexahn has filed U.S. and PCT patent applications for anti-Akt compounds, including RX-0201, anti-HIF compounds, including RX-0047. Rexahn has also filed three U.S. provisional patent applications for new anti-cancer quinazoline compounds, new anti-cancer nucleoside products and a drug target, cenexin, a polo-box binding protein. In December 2004, Rexahn also filed two Korean patent applications for new anti-cancer piperazine compounds. Through its licensing agreement with Revaax, Rexahn holds exclusive rights to five patents and 14 patent applications, with respect to certain chemical structures related to antibiotics, but without antibiotic efficacy.

              However, Rexahn cannot predict:

              o the degree and range of protection any patents will afford
                Rexahn against competitors, including whether third parties will find ways to invalidate or otherwise circumvent its licensed patents;

              o if and when patents will issue;

              o whether or not others will obtain patents claiming aspects similar to those covered by its licensed patents and patent applications; or

              o whether it will need to initiate litigation or administrative proceedings which may be costly whether it wins or loses.

              Rexahn's success also depends upon the skills, knowledge and experience of its scientific and technical personnel, its consultants and advisors as well as its licensors and contractors. To help protect its proprietary know-how and its inventions for which patents may be unobtainable or difficult to obtain, Rexahn relies on trade secret protection and confidentiality agreements. To this end, Rexahn requires all of its employees to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to it of the ideas, developments, discoveries and inventions important to its business. These agreements may not provide adequate protection for its trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development

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by others of such information. If any of Rexahn's trade secrets, know-how or other proprietary information is disclosed, the value of its trade secrets, know-how and other proprietary rights would be significantly impaired and its business and competitive position would suffer.

If Rexahn infringes the rights of third parties it could be prevented from selling products, forced to pay damages, and defend against litigation.

              If Rexahn's products, methods, processes and other technologies infringe the proprietary rights of other parties, it could incur substantial costs and it may have to:

              o obtain licenses, which may not be available on commercially reasonable terms, if at all;

              o redesign its products or processes to avoid infringement;

              o stop using the subject matter claimed in the patents held by others, which could cause it to lose the use of one or more of its drug candidates;

              o pay damages; or

              o defend litigation or administrative proceedings which may be costly whether Rexahn wins or loses, and which could result in a substantial diversion of its management resources.

Although to date, Rexahn has not received any claims of infringement by any third parties, as its drug candidates move into clinical trials and commercialization, the public profile of Rexahn and its drug candidates may be raised and generate such claims.

Rexahn's license agreement with Revaax may be terminated in the event Rexahn commits a material breach, the result of which would significantly harm its business prospects.

              Rexahn's license agreement with Revaax is subject to termination by Revaax if Rexahn materially breaches those agreements, including breaches with respect to certain installment payments and royalty payments, if such breaches are not cured within a 60-day period. The agreement also provides that it may be terminated if Rexahn becomes involved in a bankruptcy, insolvency or similar proceeding. If this license agreement is terminated, Rexahn will lose all of its rights to develop and commercialize the licensed compounds, which would significantly harm its business and future prospects.

If Rexahn is unable to successfully manage its growth, Rexahn's business may be harmed.

              In addition to its own internally developed drug candidates, Rexahn seeks to review proactively opportunities to license in and advance compounds in oncology and

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other therapeutic areas that are strategic and have value creating potential to take advantage of its development know-how. Rexahn is actively pursuing additional drug candidates to acquire for development. Such additional drug candidates could significantly increase Rexahn's capital requirements and place further strain on the time on Rexahn's existing personnel, which may delay or otherwise adversely affect the development of Rexahn's existing drug candidates if Rexahn's employees do not have the time necessary to devote to developing those drug candidates or Rexahn does not have the necessary capital resources to develop all of its drug candidates. Alternatively, Rexahn may be required to hire even more employees, further increasing the size of its organization and related expenses. If Rexahn is unable to manage its growth effectively, Rexahn may not efficiently use its resources, which may delay the development of its drug candidates and negatively impact its business, results of operations and financial condition.

Rexahn may not be able to attract and retain qualified personnel necessary for the development and commercialization of its drug candidates. Its success may be negatively impacted if key personnel leave.

              Attracting and retaining qualified personnel will be critical to Rexahn's future success. Rexahn competes for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and Rexahn cannot assure you that it will be successful.

              The loss of the technical knowledge and management and industry expertise of any of its key personnel, especially Dr. Chang H. Ahn, its Chairman and Chief Executive Officer and regulatory expert, could result in delays in product development and diversion of management resources, which could adversely affect its operating results. Rexahn does not have "key person" life insurance policies for any of its officers nor does Rexahn have an employment agreement with Dr. Ahn.

Rexahn may incur substantial liabilities and may be required to limit commercialization of its products in response to product liability lawsuits.

              The testing and marketing of medical products entail an inherent risk of product liability. If Rexahn cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit commercialization of its products. Rexahn's inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products Rexahn develops, alone or with collaborators. Although Rexahn currently carries clinical trial insurance and product liability insurance, Rexahn, or any collaborators, may not be able to maintain such insurance at a reasonable cost. Even if its agreements with any future collaborators entitle Rexahn to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

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                    PROPOSAL 2. CHANGE OF NAME OF THE COMPANY

              Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Company Certificate to change the name of the Company to "Rexahn Pharmaceuticals, Inc." (the "Name Change"). The Name Change would reflect the revised business operations of the Company following the completion of the Acquisition Merger with Rexahn. The Company believes that there is a certain degree of name recognition associated with Rexahn. Accordingly, the Board of Directors believes it would be appropriate and in the best interest of the Company and its stockholders to change the name of the Company to "Rexahn Pharmaceuticals, Inc."

              If the Name Change is approved by our stockholders, the Company will attempt to have the trading symbol for its common stock changed from "CPRD" to a symbol more readily associated with the new name of the Company. The currently outstanding stock certificates evidencing shares of the Company common stock bearing the name "Corporate Road Show.Com Inc." will continue to be valid and represent shares of the Company following the Name Change. Following completion of the Acquisition Merger and the Reincorporation, you will be contacted on how to exchange your existing stock certificates for new stock certificates bearing the new name. Until then, your current stock certificates will continue to represent your shares of Company common stock and will not be affected by the Name Change.

              Our Board of Directors has approved an amendment to the Company Certificate to effect the Name Change. A copy of the Certificate of Amendment to the Certificate of Incorporation which provides for this amendment is attached hereto as Appendix A. If this proposal and the Reincorporation proposal are approved by our stockholders, we may elect, in lieu of the amendment to the Company Certificate, to achieve the same result as the Name Change and the Reincorporation by providing that in the Reincorporation, the name of the surviving corporation will be "Rexahn Pharmaceuticals, Inc."

VOTE REQUIRED

              The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of Proposal 2, a quorum being present.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.


                     PROPOSAL 3. REINCORPORATION IN DELAWARE

              Our Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from New York to Delaware, subject to stockholder approval. The Reincorporation will be effected by merging the Company with and into

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

CRS Delaware, a Delaware corporation and a wholly owned subsidiary of the Company formed by the Company for the purpose of the Reincorporation, with CRS Delaware surviving as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc." The Reincorporation will be effected in accordance with the terms of an Agreement and Plan of Merger (the "Reincorporation Merger Agreement"), a copy of which is attached hereto as Appendix F to this proxy statement, and statements herein regarding the Reincorporation Merger Agreement are qualified by reference to the complete Reincorporation Merger Agreement. If this proposal is approved by our stockholders, the Reincorporation will be effected immediately prior to, and is a condition precedent to the consummation of, the Acquisition Merger. However, the Reincorporation Merger Agreement provides that the Reincorporation may be abandoned prior to the effective time thereof, either before or after stockholder approval, by our Board of Directors. In the event the Reincorporation is abandoned, the existing Company Certificate and Company By-laws would remain in effect and the Company will continue as a New York corporation. Approval of the Reverse Stock Split is a condition precedent to the consummation of the Reincorporation. Approval of the Reincorporation is not a condition to the Reverse Stock Split. PLEASE NOTE THAT STOCKHOLDERS ARE NOT BEING ASKED TO APPROVE THE ACQUISITION MERGER, HOWEVER, APPROVAL OF THE REINCORPORATION PROPOSAL IS A CONDITION PRECEDENT TO CONSUMMATION OF THE ACQUISITION MERGER. IF THIS PROPOSAL IS NOT APPROVED BY STOCKHOLDERS, THE ACQUISITION MERGER WILL NOT OCCUR. Because the Reincorporation is a condition precedent to consummation of the Acquisition Merger, information with regard to the Acquisition Merger is being provided in connection with the vote on the Reincorporation. See "The Background of the Acquisition Merger" described in Proposal 1 above.

              The following discussion summarizes certain aspects of the proposal to change the state of incorporation of the Company from New York to Delaware but is not a complete statement of the terms of the Reincorporation Merger Agreement or of the provisions affecting, and differences between, your rights as a stockholder of the Company and your rights as a stockholder of CRS Delaware. The discussion is qualified in its entirety by reference to the Reincorporation Merger Agreement, the Amended and Restated Certificate of Incorporation of CRS Delaware (the "Delaware Certificate"), the form of which is attached hereto as Appendix G, and the Amended By-laws of CRS Delaware (the "Delaware By-laws"), the form of which is attached hereto as Appendix H.

              Reincorporating under Delaware law is advisable because Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The Delaware General Corporation Law of the State (the "DGCL") is frequently revised and updated to accommodate changing legal and business needs. We think it will be beneficial to the Company and its stockholders to obtain the benefits of Delaware corporate law.

              Delaware courts have developed considerable expertise in dealing with corporate legal issues and produced a substantial body of case law construing Delaware
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

corporate laws, with multiple cases concerning areas that no New York court has considered. Because our judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing our board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

              Reincorporation from New York to Delaware also may make it easier to attract future candidates willing to serve on our Board of Directors, because many of such candidates already will be familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

REINCORPORATION; EFFECT ON COMPANY COMMON STOCK

              Pursuant to the Reincorporation Merger Agreement, if our stockholders approve this proposal and the Reincorporation is effected:

              o the Company will be merged with and into CRS Delaware, with
                CRS Delaware surviving as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc." ("Rexahn Pharmaceuticals") and the Company's existence as a New York corporation will cease; and

              o each holder of outstanding Company common stock will receive one share of Rexahn Pharmaceuticals common stock for every share of Company common stock held by such holder (or if this proposal and the Reverse Stock Split proposal are approved by our stockholders, our Board of Directors may elect, in lieu of the Reverse Stock Split, to adjust the merger ratio in the Reincorporation to one one-hundredth).

ORGANIZATIONAL DOCUMENTS

              If the Reincorporation is approved by our stockholders, immediately prior to the effective time of the Reincorporation, the certificate of incorporation and by-laws of CRS Delaware will be amended and restated in substantially the forms attached hereto as Appendix G and Appendix H, respectively. These organizational documents will govern Rexahn Pharmaceuticals, as the surviving corporation, following the Reincorporation.

POST-REINCORPORATION MANAGEMENT

              The post-Reincorporation Board of Directors of Rexahn Pharmaceuticals will be composed of the existing directors of the Company. The persons who serve as officers of the Company at the effective time of the Reincorporation will serve as the officers of Rexahn Pharmaceuticals after the Reincorporation.

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COMPARATIVE RIGHTS OF HOLDERS OF COMPANY COMMON STOCK AND REXAHN PHARMACEUTICALS
COMMON STOCK

              If this proposal is approved by the requisite stockholder vote at the special meeting of stockholders, the holders of Company common stock, whose rights are currently governed by the NYBCL and the Company Certificate and the Company's By-laws (the "Company By-laws"), will become stockholders of Rexahn Pharmaceuticals, which will be a Delaware corporation. Accordingly, following Reincorporation, their rights will be governed in accordance with the DGCL and the Delaware Certificate and the Delaware By-laws. Certain differences in the rights of stockholders arise from distinctions between the NYBCL and the DGCL, as well as from the Company's organizational documents as compared to CRS Delaware's organizational documents. The following is a brief description of those differences. This discussion is not intended to be a complete statement of the differences, but rather a summary of the more significant differences affecting the rights of such stockholders and certain important similarities. The identification of certain provisions or differences is not meant to indicate that other equally or more significant differences do not exist. The following summary discussion is qualified in its entirety by reference to the NYBCL, DGCL, the Company Certificate and the Company By-laws and the Delaware Certificate and the Delaware By-laws, to which you are referred.

AUTOMATIC CONVERSION OF STOCK

              Upon the Reincorporation, the Company's stockholders will automatically become stockholders of Rexahn Pharmaceuticals. Each outstanding share of Company common stock will automatically convert into one share (or in lieu of effecting the Reverse Stock Split (if approved by stockholders), one one-hundredth of a share) of common stock of Rexahn Pharmaceuticals.

NO ACTION REQUIRED FROM YOU REGARDING THE COMPANY'S STOCK CERTIFICATES

              After the Reincorporation, stock certificates representing shares of Company common stock will automatically represent an equal number (or one one-hundredth, if the Reverse Stock Split is effected) of Rexahn Pharmaceuticals shares. STOCKHOLDERS SHOULD NOT DESTROY THEIR OLD CERTIFICATES AND SHOULD NOT SEND THEIR OLD CERTIFICATES TO THE COMPANY OR THE COMPANY'S TRANSFER AGENT, EITHER BEFORE OR AFTER THE REINCORPORATION, UNTIL INSTRUCTED TO DO SO. After the Reincorporation, stockholders may continue to make sales or transfers using their existing stock certificates. Following the Reincorporation and the Acquisition Merger, you will be contacted on how to exchange your existing stock certificates for new certificates representing shares of Rexahn Pharmaceuticals common stock.

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NO CHANGE IN TRANSFERABILITY OF SHARES

              Stockholders whose shares of Company common stock were freely tradable before Reincorporation will own shares of Rexahn Pharmaceuticals common stock that are freely tradable after Reincorporation.

              Stockholders holding pre-Reincorporation Company shares with transfer restrictions will hold post-Reincorporation shares of Rexahn Pharmaceuticals that have the same restrictions. For purposes of Rule 144 under the Securities Act, those who hold Rexahn Pharmaceuticals shares will be deemed to have acquired those shares on the date they originally acquired their corresponding pre-Reincorporation shares of Company common stock.

              The Company expects that, after the Reincorporation, Rexahn Pharmaceuticals will be a publicly held company and its shares of common stock, like those of the Company before it, will be traded on the OTC-BB, as long as such shares qualify for trading. Rexahn Pharmaceuticals will also file with the Commission and provide to its stockholders the same types of information that the Company has previously filed and provided.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION


              The following is a summary of all of the material United States federal income tax consequences of the Reincorporation; however, this summary does not address the tax consequences to (i) holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign persons, nonresident alien individuals, broker-dealers and tax-exempt entities, (ii) holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation or (iii) holders who hold shares as part of a hedge, straddle, conversion or constructive sale transaction. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. No information is provided in this proxy statement regarding any state, local or foreign income or other tax consequences. The Company does not intend to request a ruling from the Internal Revenue Service with respect to the Reincorporation. In addition, no legal opinion will be rendered concerning the federal income tax consequences of the Reincorporation. Furthermore, this summary is not binding on the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from adopting a contrary position.

The Company believes, based on consultation with its counsel, Rubin, Bailin, Ortoli, Mayer & Baker LLP, that all of the material United States federal income tax consequences of the Reincorporation are as follows:


              o The Reincorporation should be treated as a "reorganization"
                within the meaning of Section 368(a) of the Code.

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              o The Company, Rexahn Pharmaceuticals or their respective
                shareholders should not recognize any taxable gain or loss as a result of the Reincorporation.

              o The aggregate tax basis in the Rexahn Pharmaceuticals common stock received as a result of the Reincorporation should be the same as the stockholder's aggregate tax basis in the Company common stock held at the time the Reincorporation occurs.

              o Each stockholder's holding period with respect to the Rexahn
                Pharmaceuticals common stock should include the period during which that holder held the corresponding Company common stock, provided the latter was held as a capital asset at the time the Reincorporation occurs.


              The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REINCORPORATION.


ACCOUNTING TREATMENT

              In accordance with generally accepted accounting principles, the Company expects to account for the Reincorporation as a "reorganization" of entities under common control and record it at historical cost. The Company does not expect that the occurrence of the Reincorporation will have a material effect on its financial position, results of operations or cash flows.

REGULATORY APPROVALS

              The Company does not expect the Reincorporation to occur until it has obtained the approval of the Company's stockholders and all required consents of governmental authorities, including the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and the filing of a Certificate of Merger with the Secretary of State of the State of New York.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

              In general, the NYBCL, the Company Certificate and the Company By-laws currently govern the Company's corporate affairs. The Company has the Company Certificate and the Company By-laws available for inspection during business hours at its principal executive offices in Bohemia, NY. You may obtain copies by writing to the Company at 80 Orville Drive - Suite 100, Bohemia, NY 11716, Attention: President. If stockholders approve the Reincorporation proposal, the Company will merge with and

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into CRS Delaware, which will survive under the name "Rexahn Pharmaceuticals,
Inc.", and its business will be continued by Rexahn Pharmaceuticals.

              Following the Reincorporation, the DGCL, rather than the NYBCL, will control issues of corporate governance and control. The Delaware Certificate and the Delaware By-laws, attached as Appendix G and Appendix H, respectively, will replace the Company Certificate and the Company By-laws. Accordingly, the differences among these documents and between the NYBCL and the DGCL are relevant to your decision whether to approve the Reincorporation.

              We discuss below certain differences between the NYBCL and the DGCL and between the various organizational documents. Our discussion is no substitute for direct reference to the statutes themselves or for professional guidance as to how to interpret them. In addition, we qualify our discussion in its entirety by reference to the DGCL, the NYBCL, applicable case law, and the organizational documents of each of the companies. We request that stockholders read the following discussion in conjunction with the Reincorporation Merger Agreement, the Delaware Certificate and the Delaware By-laws, attached to this proxy statement.

SHARES OF CAPITAL STOCK

              The same number of shares of common stock will be authorized, issued and outstanding immediately before and immediately after the Reincorporation (after giving effect to the Reverse Stock Split).

              CRS Delaware will not issue any shares of capital stock in connection with the Reincorporation, other than the shares into which shares of Company common stock will convert, as reflected on the books of the Company's transfer agent. No additional stock certificates will be issued to stockholders because of the occurrence of the Reincorporation.

              As of the Record Date, the Company Certificate authorizes 500,000,000 shares of Company common stock, of which 289,780,000 shares are issued and outstanding. Following the Reverse Stock Split, the number of shares of Company common stock the Company is authorized to issue will remain at 500,000,000. The Delaware Certificate will also authorize 500,000,000 shares of common stock of CRS Delaware to be issued.

              If the proposal to authorize "blank check" preferred stock described in "Proposal 4. Amendment to Add Preferred Stock" is approved, under the Delaware Certificate, the Board will have the authority to determine the special rights, qualifications, limitations or restrictions of any series of the preferred stock, to the full extent permitted by applicable law.

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AMENDING THE CERTIFICATE AND THE BY-LAWS

              The NYBCL and the DGCL are substantially similar in the procedures for amending the certificate of incorporation and the by-laws.

              The DGCL allows a board of directors to recommend that stockholders amend the certificate of incorporation, and a majority of the outstanding shares entitled to vote on the issue are normally enough to approve that amendment. The NYBCL provides for a similar procedure, except for certain ministerial changes and except as otherwise required by the certificate of incorporation. Both laws require that a majority of the holders of any particular class of stock must approve any amendment that would adversely affect the holders of that class. In addition, both laws allow a corporation to require a vote larger than a majority on special types of issues.

              Where the certificate of incorporation provides for so-called "blank check" preferred stock (that is, preferred stock that is undesignated as to series and relative rights), the NYBCL and the DGCL both allow the board of directors to amend the applicable certificate to establish one or more series of preferred stock and their relative rights, without further stockholder action.

              The Company By-laws provide that the Board of Directors or the stockholders entitled to vote in the election of directors may adopt, amend or repeal by-laws, except that the Board may not amend or repeal any by-laws or adopt any new by-laws, statutory control of which is vested exclusively in the stockholders. Under the Company By-laws, the stockholders may amend or repeal by-laws adopted by the Board. The Delaware Certificate provides for substantially the same procedures.

CALLING A SPECIAL MEETING OF STOCKHOLDERS

              Under both the NYBCL and the DGCL, the Board of Directors or anyone authorized in the certificate of incorporation or by-laws may call a special meeting of stockholders. The Company By-laws provide that the Board of Directors or any officer instructed by the Board of Directors may call a special meeting of stockholders. The Delaware Certificate and the Delaware By-laws provide that the Board of Directors or the Chairman of the Board may call a special meeting of stockholders.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING

              The NYBCL requires unanimous written consent for stockholders to act in lieu of a meeting, unless the certificate of incorporation specifies a lesser percentage within certain parameters set out in such law. The Company Certificate currently does not contain a provision permitting written stockholder action by any lesser percentage, so the Company requires unanimous written consent for stockholders to act in lieu of a meeting.

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              Unless the certificate of incorporation provides otherwise, the
DGCL generally permits stockholders to take action by the written consent of holders with the same percentage of voting power (generally, a majority) that would be required for action at a stockholders' meeting, assuming the presence of all stockholders entitled to vote. The Delaware Certificate does not contain any contrary provision. Thus, CRS Delaware stockholders would be able to take action by written consent to the extent permitted by the DGCL, generally a majority of the eligible votes.

RIGHT OF STOCKHOLDERS TO INSPECT STOCKHOLDER LIST

              Both the NYBCL and the DGCL permit stockholders to inspect a corporation's list of stockholders, although their procedures differ.

              Under the NYBCL, a stockholder of record may inspect the list of stockholders of record on at least five days' prior written request. A corporation may deny a stockholder's demand if the stockholder refuses to give an affidavit that its inspection is not for certain purposes unrelated to company business and that the stockholder has not been involved in the last five years in selling or offering to sell a list of record stockholders. A New York corporation must also produce a list of stockholders as of the record date if a stockholder requests the list at any meeting of stockholders.

              Under the DGCL, any stockholder may, upon making a demand under oath stating the purpose thereof, inspect the stockholders' list for any purpose reasonably related to that person's interest as a stockholder. For at least ten days prior to each stockholders' meeting, as well as at the meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

VOTE REQUIRED FOR CERTAIN TRANSACTIONS

              The NYBCL requires that for a New York corporation incorporated after February 1998, the holders of at least a majority of the outstanding stock entitled to vote must approve certain mergers, consolidations or sales of all or substantially all the corporation's assets.

              Under the DGCL, the holders of a majority of the outstanding stock entitled to vote on a merger, consolidation, or sale of all or substantially all the assets have the power to approve such transactions. The certificate or the by-laws may provide otherwise, but in no event may they require approval of such transactions by the holders of less than one-third of the outstanding stock entitled to vote on such transactions. Except for a "fair price" provision which requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon not beneficially owned by certain "interested stockholders" or their affiliates and associates for business combinations not meeting certain fair price criteria and procedural requirements, the Delaware Certificate and the Delaware By-laws provide that the holders of a majority of the outstanding stock entitled to vote thereon may approve a merger, consolidation, or

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sale of all or substantially all of the assets of CRS Delaware. The "fair price"
provision is comparable to the "fair price" provision under the NYBCL described below in "--Business Combinations with Interested Stockholders".

              Notwithstanding the foregoing, under the DGCL the vote of the stockholders of the surviving corporation is not required to authorize a merger if these three conditions are met:

              o the merger agreement does not amend the surviving corporation's certificate of incorporation;

              o each share of stock of the surviving corporation that is outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

              o the merger results in no more than a 20% increase in its outstanding common stock.

              Special vote requirements may apply to certain business combinations with interested stockholders. See the discussion of these requirements below in "--Business Combinations with Interested Stockholders."

REMOVAL OF DIRECTORS BY STOCKHOLDERS OR THE BOARD OF DIRECTORS

              Under the NYBCL, stockholders may remove a director for cause, or if the certificate of incorporation or the by-laws so provides, stockholders may remove a director with or without cause. The Company By-laws provide, as permitted by the NYBCL, that Company's stockholders can remove a director with or without cause and that the Company's Board of Directors can remove a director with cause.

              The Delaware Certificate provides that a majority vote of the stockholders of CRS Delaware would be required to remove a director with or without cause. The DGCL does not permit the Board of Directors to remove a director.

LIMITATION OF DIRECTORS' LIABILITY

              Both the NYBCL and the DGCL permit a corporation in its charter provisions to limit a director's personal liability for actions taken in an official capacity. Due to the variations in the NYBCL and the DGCL, there may be circumstances where a director could remain liable under the NYBCL for conduct that would not expose him or her to liability under the DGCL, or vice versa. The Delaware Certificate adds a provision that limits, as fully as the DGCL allows, a director's personal liability to CRS Delaware or its stockholders for monetary damages for breach of fiduciary duty.

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              Under the NYBCL, a director is not liable to the corporation for damages if the director has acted in good faith and as carefully as an ordinarily prudent person in similar circumstances. In addition, the certificate of incorporation of a New York corporation can eliminate or limit personal liability of a director to the corporation. However, no such provision can eliminate or limit:

              o the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director acted in bad faith or engaged in intentional misconduct or a knowing violation of law, personally gained a financial profit to which the director was not legally entitled, or violated certain provisions of the NYBCL; or

              o the liability of any director for any act or omission prior to the adoption of such provision in the charter.

The Company Certificate limits the personal liability of a director to the corporation.

              Under the DGCL, the certificate of incorporation may contain limits on a director's liability to the corporation or its stockholders for money damages for breach of fiduciary duty. The DGCL does not permit any limitation of a director's liability where: (1) a director breached the duty of loyalty to the corporation or its stockholders; (2) a director's acts or omissions were not in good faith or involved intentional misconduct or a knowing violation of law; (3) a director received an improper personal benefit from a transaction involving the corporation; or (4) a director authorized an unlawful dividend or stock repurchase or redemption. The Delaware Certificate will limit the liability of its directors to the Company and its stockholders as fully as the DGCL allows.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE

              With some differences, both the NYBCL and the DGCL permit a corporation to indemnify its directors and officers for acts or omissions in an official capacity and to purchase insurance on behalf of such directors and officers against the costs and liabilities of acting or failing to act in an official capacity. Unlike the DGCL, the NYBCL expressly restricts certain claims that may be made under such insurance. The Company currently provides indemnification for officers and directors but does not provide insurance on behalf of directors and officers for liability in any such capacity. The Delaware Certificate and the Delaware By-laws will provide for indemnification, and for the authority of the Company to obtain insurance on behalf of its directors and officers for liability in any such capacity, as fully as the DGCL allows. The DGCL indemnification provisions will apply after the Reincorporation, except that the NYBCL indemnification provisions will apply to acts or omissions that occur prior to the Reincorporation.

              Both the NYBCL and the DGCL, with some variations, allow a corporation to indemnify -- that is, to make whole -- any person who is or was a director or officer of

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the corporation if that person is held liable or incurs costs for acts or omissions in an official capacity. In addition to covering court judgments, out-of-court settlements, fines, and penalties, both laws also allow the corporation, with specified qualifications, to advance certain reasonable expenses incurred and to reimburse such expenses after they are incurred. The right to indemnification under both laws does not normally exclude other rights of recovery the indemnified person may have.

              Additionally, each of the two laws permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from acts or omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. The NYBCL, however, restricts the kinds of claims that may be made under such insurance. For example, there would be no payment, other than cost of defense, if an adverse judgment established that the director or officer had engaged in active and deliberate dishonesty material to the cause of action determined in the judgment, or that the director or officer gained some financial profit or other advantage to which he or she was not legally entitled.

              Unless the court determines otherwise, neither the NYBCL nor the DGCL permits indemnification of a director or officer if a court finds the person liable to the corporation itself. In addition, the NYBCL and the DGCL generally require that the director or officer must have acted in good faith and in a manner he or she reasonably believed was consistent with (or, in Delaware only, not opposed to) the best interests of the corporation.

              The Delaware Certificate and Delaware By-laws will provide for indemnification, and for the authority of the Company to obtain insurance on behalf of its directors and officers against costs and liabilities of acting or failing to act in an official capacity, as fully as the DGCL allows. In addition, the Delaware By-laws set forth particular procedures for submission and determination of claims for indemnification.

              If the stockholders approve the Reincorporation, the NYBCL indemnification provisions will continue to apply to acts and omissions that occurred prior to the Reincorporation.

TRANSACTIONS WITH INTERESTED DIRECTORS

              Generally, the NYBCL and the DGCL contain substantially comparable provisions for approving transactions between a corporation and one of its directors that involve disclosure of such director's interest in the transaction and approval by either the disinterested directors or stockholders in specified circumstances.

              The NYBCL provides several methods for establishing the validity of transactions between a corporation and one of its directors, including a vote by the disinterested directors who are not involved in the transaction. The DGCL provides that

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no transaction between a corporation and any of its directors is void or voidable solely because such director is present at or participates in the meeting where such transaction is considered or because that director's vote is counted if: (1) the material facts of that director's interest in the transaction are known to the board of directors and a majority of the disinterested directors votes in good faith to authorize the transaction; or (2) that director's interest in the transaction is disclosed to stockholders and the stockholders in good faith approve the transaction.

              The Company Certificate and the Company By-laws do not contain provisions addressing transactions with interested directors. The Delaware Certificate and the Delaware By-laws do not address transactions with interested directors. As a result, after the Reincorporation, any such transactions will be governed by the DGCL, as it exists from time to time, except to the extent that permitted transactions under the DGCL, such as certain loans and guarantees of obligations for directors, are prohibited under other laws, rules and regulations that apply to the Company.

ISSUANCE OF RIGHTS AND OPTIONS TO DIRECTORS, OFFICERS, AND EMPLOYEES

              The NYBCL requires that the issuance of options or rights to purchase stock to directors, officers or employees of a corporation, as an incentive to service or continued service with the corporation, must be authorized: (1) as required by the policies of all stock exchanges or automated quotation systems on which the corporation's shares are listed or authorized for trading; or (2) if the corporation's shares are not so listed or authorized, by a majority of the votes validly cast at a stockholders meeting or by and consistent with a plan adopted by such a vote of stockholders.

              The DGCL does not require stockholder approval of such transactions.

CONSIDERATION FOR SHARES

              Both the NYBCL and the DGCL provide in a substantially similar manner for the types of consideration that can support the issuance of shares.

              Under the NYBCL, consideration for the issuance of shares may consist of money or other property, labor or services actually received, a binding obligation to pay the purchase price in cash or other property, a binding obligation to perform services, or any combination of the above. Stock certificates may not be issued until the amount of consideration determined to be stated capital has been paid in the form of cash, personal or real property, services actually rendered or any combination of these, plus consideration for any balance, which may include, in addition, binding obligations described in the preceding sentence.

              Under the DGCL, a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the DGCL may pay an amount equal to or

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greater than the par value of those shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

DIVIDENDS; REDEMPTION OF STOCK

              Both the NYBCL and the DGCL permit payment of dividends and redemption of common stock, but under somewhat different circumstances.

              Under both the NYBCL and the DGCL and subject to its certificate of incorporation, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption, or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus."

              Under the NYBCL, dividends may be paid or distributions made out of surplus only, so that the net assets of the corporation after any such payment or distribution must be at least equal to the amount of stated capital. The DGCL defines surplus as the excess of net assets over capital and permits the board to adjust capital. If there is no surplus, the DGCL allows the corporation to apply net profits from the current or preceding fiscal year, or both, with certain exceptions.

              In general, the NYBCL permits a corporation, as set forth in its certificate of incorporation, to redeem its shares, provided that redemption of common stock is permissible, with certain exceptions, only when the corporation not insolvent or would not thereby be made insolvent.

              With certain exceptions, the DGCL permits a corporation to redeem its common stock only when, among other things, no class of preferred stock is outstanding.

PREEMPTIVE RIGHTS

              The Company's stockholders currently do not have preemptive rights to subscribe for shares or other securities of the Company and will not have such rights after the Reincorporation.

              Under the NYBCL, the issuance of shares does not result in preemptive rights of stockholders unless the charter expressly provides them. The Company Certificate does not provide for preemptive rights.

              Under the DGCL, the issuance of shares does not result in preemptive rights of stockholders unless the charter expressly provides them. The Delaware Certificate does not provide for preemptive rights.

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APPRAISAL RIGHTS

              While appraisal rights under the NYBCL differ from those under the DGCL in other respects, both laws provide, with some exceptions under the DGCL, that stockholders have no appraisal rights where the corporation's shares are designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. The Company's shares are not currently so designated and, if the stockholders approve the Reincorporation, the shares of CRS Delaware will not be so designated.

              Generally, "appraisal rights" entitle dissenting stockholders to receive the fair value of their shares in a merger or consolidation of a corporation or in a sale of all or substantially all its assets.

              The NYBCL extends appraisal rights to an exchange of a corporation's shares as well. The NYBCL provides that dissenting stockholders have no appraisal rights if their shares are listed on the New York Stock Exchange or another national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Where shares are not listed on an exchange, appraisal rights under the NYBCL allow a voting and dissenting stockholder of a New York corporation, with various exceptions, to receive fair value for its shares in such transactions. One exception is a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. In this case, a stockholder of the parent corporation has no appraisal rights. On the other hand, appraisal rights are available to stockholders who are not allowed to vote on a merger or consolidation and whose shares will be cancelled or exchanged for something of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the stockholder may have to request the appraisal and follow other required procedures.

              Under the DGCL, appraisal rights are not available to a stockholder if, among other things: (1) the corporation's shares are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; (2) held of record by more than 2,000 stockholders; or (3) the corporation will be the surviving corporation in a merger that does not require the approval of such corporation's stockholders. However, regardless of the foregoing, a dissenting stockholder in a merger or consolidation has appraisal rights under the DGCL if the transaction requires the exchange of shares for anything of value other than one or more of the following:

              o shares of stock of the surviving corporation or of a new corporation that results from the merger or consolidation;

              o shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an

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                interdealer quotation system by the National Association of
                Securities Dealers, Inc., or held of record by more than 2,000 stockholders after the merger or consolidation occurs; or

              o cash instead of fractional shares of the surviving corporation or another corporation.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

              Both the NYBCL and the DGCL restrict certain "business combinations" with "interested shareholders" or "interested stockholders"; however the two laws define these terms differently. Generally, when the restriction applies, it extends under the NYBCL, absent specified approval of the Board of Directors or stockholders, for at least five years after the stockholder becomes an "interested shareholder" and under the DGCL, absent specified approval of the Board of Directors and, in certain circumstances, stockholders, for three years. The DGCL permits a corporation to waive its restrictions against business combinations with "interested stockholders", but CRS Delaware is not doing so.

              Provisions in both the NYBCL and the DGCL may help to prevent or delay changes of corporate control. In particular, both the NYBCL and the DGCL restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the Board of Directors approves the transaction in advance.

              Under the NYBCL, a stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an "interested shareholder". There is an exception where the Board of Directors approved either the business combination or the acquisition of stock by the "interested shareholder" before such acquisition. An "interested shareholder" under the NYBCL is generally: (1) a beneficial owner of at least 20% of the corporation's outstanding voting stock; or (2) an affiliate or associate of a corporation that owned at least 20% of the outstanding stock within the preceding five years.

              "Business combinations" under the NYBCL include the following:

              o mergers and consolidations between corporations or with an
                "interested shareholder" or its affiliate or associate;

              o sales, leases, exchanges, mortgages, pledges, transfers or other dispositions in one transaction or a series of transactions to or with an "interested shareholder" of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation;

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              o issues and transfers to an "interested shareholder" of stock with an aggregate market value of at least 5% of the aggregate market value of the outstanding stock of the corporation;

              o liquidation or dissolution of the corporation proposed by or in connection with an "interested shareholder";

              o reclassification or recapitalization of securities that would increase the proportionate stock ownership of an "interested shareholder"; and

              o the receipt by an "interested shareholder" or its affiliate or associate of benefit from loans, guarantees, advances, pledges or other financial assistance or tax benefits provided by the corporation.

              The NYBCL allows such a business combination to take place five or more years after the "interested shareholder" became an "interested shareholder" if the transaction is approved by a majority of the voting stock not owned by the "interested shareholder" or its affiliates or associates. The NYBCL also permits business combinations when certain statutory "fair price" requirements are met and in certain other circumstances.

              Section 203(a) of the DGCL generally prohibits an "interested stockholder" from entering into certain types of business combinations with a Delaware corporation for three years after becoming an "interested stockholder" unless:

              o before the stockholder became an "interested stockholder", the
                Board of Directors approved the business combination or the transaction that resulted in the stockholder becoming an "interested stockholder";

              o after the transaction that resulted in the stockholder becoming an "interested stockholder", the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules; or

              o on or after the time the "interested stockholder" became an
                "interested stockholder", the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder" also ratified the business combination at a stockholders' meeting.

              An "interested stockholder" under the DGCL is any person -- other than the corporation and its majority-owned subsidiaries -- who owns at least 15% of the outstanding voting stock or is an affiliate or associate of a corporation that owned at least 15% of the outstanding stock within the preceding three years, and this definition includes affiliates of the corporation. The prohibited combinations include:

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              o mergers or consolidations;

              o sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of 10% or more of: (a) the aggregate market value of all assets of the corporation; or (b) the aggregate market value of all the outstanding stock of the corporation;

              o any transactions resulting in the issuance or transfer by the corporation of stock in the corporation to the "interested stockholder" except in limited instances;

              o receipt by the "interested stockholder" of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; and

              o any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the "interested stockholder".

              The DGCL permits a corporation to elect not to be governed by the provisions of Section 203. The Company has chosen, however, to accept the protections of Section 203, and therefore the Delaware Certificate will not waive these protections. The DGCL does not provide for a "fair price" provision; however, the Delaware Certificate includes a "fair price" provision.

PROXIES

              Unless the proxy provides for a longer period, a proxy under the NYBCL can be voted or acted upon for 11 months from its date, compared with three years under the DGCL.

NUMBER OF DIRECTORS; FILLING VACANCIES

              The Company By-laws provide that the Board of Directors by a majority vote of the whole Board or the stockholders shall determine the number of directors, which shall be at least one. Newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum. The Company currently has one member on its Board of Directors.

              The Delaware Certificate and the Delaware By-laws provide that the Board of Directors by a majority vote of the whole Board shall determine the number of directors. A majority of the directors then in office may fill: (1) newly created directorships resulting from an increase in the number of directors; and (2) vacancies occurring in the Board of Directors for any reason. The Delaware Certificate also provides that any

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director elected to fill a vacancy shall be elected to hold office for the unexpired term of that director's predecessor.

BLANK CHECK PREFERRED STOCK

              The Company Certificate does not authorize the Board of Directors to issue preferred stock. The Delaware Certificate will authorize the Board of Directors to issue shares of preferred stock in series with such preferences as designated at the time of issuance, assuming stockholder approval of "Proposal
4. Amendment to Add Preferred Stock". The Board of Directors of CRS Delaware does not currently intend to seek stockholder approval prior to any issuance of shares of its preferred stock if the Reincorporation proposal is approved, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to CRS Delaware and its stockholders. The Board of Directors does not intend to issue any preferred stock except on terms which the Board of Directors deems to be in the best interests of CRS Delaware and its then existing stockholders.

              The voting rights and other rights to be accorded to any unissued series of preferred stock of CRS Delaware remain to be fixed by its Board of Directors. If the Board so authorizes, the holders of preferred stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions or might be given a disproportionately large number of votes. Such preferred stock could also be convertible into a large number of shares of common stock of CRS Delaware under certain circumstances or have other terms that might make acquisition of a controlling interest in CRS Delaware more difficult or more costly, including the right to elect additional directors to the Board of Directors of CRS Delaware. Potentially, preferred stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of CRS Delaware. Also, preferred stock could be privately placed with purchasers who might side with the management of CRS Delaware in opposing a hostile tender offer or other attempt to obtain control.

              These possibilities do not currently exist with the Company.

OTHER CHANGES IN THE ORGANIZATIONAL DOCUMENTS, INCLUDING THOSE REFLECTING TECHNICAL DIFFERENCES BETWEEN THE DGCL AND THE NYBCL

              In addition to the changes described above, we have made other changes in the Delaware Certificate and Delaware By-laws from the Company Certificate and Company By-laws, including technical changes to reflect differences between the DGCL and the NYBCL. For example:

              o In various portions of the Delaware By-laws, we have
                eliminated the longer notice period for a stockholders meeting of twenty-four to sixty days when such notice is delivered pursuant to third class mail.

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              o We have added Section 8 to Article II of the Delaware By-laws which sets out the procedure for stockholders to submit nominees for directors and other proposals for stockholder consideration.

              o We have added Section 2 to Article VII of the Delaware By-laws to expressly permit the Company to treat the holder of record of any share or shares of stock as in fact the holder of such share or shares, except as otherwise provided by law.

              The technical changes also include designation of a registered office and registered agent in the State of Delaware for jurisdiction in certain claims against the Company.

VOTE REQUIRED

              The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of Proposal 3, a quorum being present.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.


                  PROPOSAL 4. AMENDMENT TO ADD PREFERRED STOCK

              Our Board of Directors has approved, subject to stockholder approval, an amendment to the Company Certificate to authorize up to 100,000,000 shares of preferred stock, par value $.0001, the rights and preferences of which are to be determined by the Board of Directors. The Company proposes to amend Article Fourth of the Company Certificate or to adopt the Delaware Certificate if the Reincorporation is approved by the stockholders to read substantially as follows:

       "FOURTH: The total number of shares of capital stock of the corporation that the corporation shall have authority to issue is Six Hundred Million (600,000,000), of which Five Hundred Million (500,000,000) shares having a par value of $.0001 per share shall be designated as Common Stock and One Hundred Million (100,000,000) shares having a par value of $.0001per share shall be designated as Preferred Stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are as follows:

              The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law (hereinafter referred to as a

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       "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (a) the designation of the series, which may be by
              distinguishing number, letter or title;

                    (b) the number of shares of the series, which number the
              Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not above the total number of authorized shares of the class or below the number of shares thereof then outstanding);

                    (c) whether dividends, if any, shall be cumulative or
              noncumulative and the dividend rate of the series;

                    (d) the dates at which dividends, if any, shall be payable;

                    (e) the redemption rights and price or prices, if any, for shares of the series;

                    (f) the terms and amount of any sinking fund provided for
              the purchase or redemption of shares of the series;

                    (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                    (h) whether the shares of the series shall be convertible
              into shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                    (i) restrictions on the issuance of shares of the same
              series or of any other class or series; and

                    (j) the voting rights, if any, of the holders of shares of the series.

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              Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to this Certificate of Incorporation or any Preferred Stock Designation.

              The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law."

              The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of preferred stock to provide for future needs. Currently, the Company has authorized 500,000,000 shares of Company common stock with 289,780,000 shares issued and outstanding. In addition, the Company is not authorized to issue preferred stock. In the event stockholders do not approve the Reverse Stock Split (see "Proposal 1. The Reverse Stock Split"), there may be an insufficient number of shares of Company Common Stock available for issuance in future financing, acquisition or other transactions. The additional but unissued shares of preferred stock will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock options, convertible debt and equity financing. The Company's Board of Directors believes that the Company will need the authority to issue preferred stock in connection with future financings and to attract potential new equity capital to carry out the Company's business objectives. The Company currently does not have any plans or arrangements to issue any shares of preferred stock.

              In the event the Reincorporation proposal and amendment to add a class of preferred stock are not approved by stockholders, the Company will continue as a New York corporation under the existing Company Certificate with only 500,000,000 shares

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of Company common stock authorized, of which 289,780,000 shares are outstanding, and no shares of preferred stock authorized.

VOTE REQUIRED

              The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of Proposal 4, a quorum being present.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4.


              PROPOSAL 5. RATIFICATION OF PRIOR STOCKHOLDER ACTION

              Our Board of Directors unanimously approved an amendment to the Certification of Incorporation of the Company to increase the number of authorized shares of Company common stock from 20,000,000 to 500,000,000 on August 20, 2004, and the written consent of a majority of the shares of Company common stock was obtained. On September 29, 2004, we filed an amendment to our Certificate of Incorporation increasing the number of authorized shares of Company common stock. However, it has come to the Company's attention that the approval of the Company's stockholders to authorize such action may not have been properly obtained. Our Board of Directors believes that a ratification, affirmation and approval of such action by the stockholders of the Company would be desirable from a corporate governance standpoint to correct any deficiencies and to strengthen our corporate records. We have not issued any shares of Company common stock since September 29, 2004. All of the issued and outstanding shares of Company common stock are duly authorized and legally issued.

              The increase of our authorized common stock did not have any immediate effect on the rights of existing stockholders. However, our Board of Directors has the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

              The increase in the authorized number of shares of Company common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Company common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Company common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

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

VOTE REQUIRED

              The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of Proposal 5, a quorum being present.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 5.


                            DESCRIPTION OF SECURITIES

              The following is a summary description of our capital stock and certain provisions of the Company Certificate and Company By-laws, copies of which have been incorporated by reference as exhibits to our Registration Statement on Form SB-2 (File No. 333-104815) which was declared effective on February 12, 2004. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

              Our authorized capital stock consists of 500,000,000 shares of Company common stock, par value $.0001 per share.

COMPANY COMMON STOCK

              The holders of Company common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Company Certificate and the Company By-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of Company common stock entitled to vote in any election of directors may elect all of our directors standing for election. Holders of the Company common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of Company common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of Company common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of Company common stock are fully-paid and non-assessable.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The table below sets forth, as of the Record Date, the shares of our voting capital stock beneficially owned by each director and executive officer of the Company and each person known to us to be the beneficial owner of more than 5% of the outstanding shares of Company common stock.

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              All persons named in the table have the sole voting and
dispositive power, unless otherwise indicated, with respect to Company common stock beneficially owned. Beneficial ownership of shares of Company common stock that are acquirable within 60 days upon the exercise or conversion of convertible securities are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

                                    AMOUNT AND NATURE
NAME                             OF BENEFICIAL OWNERSHIP     PERCENTAGE OF CLASS
----                             -----------------------     -------------------

Frank Ferraro                    26,000,000 shares of                 9.0%
Director and President           Company common stock
80 Orville Drive, Suite 100
Bohemia, NY  11716
(sole director and executive
officer)

Sung Kee Chung                   163,800,000 shares of               56.5%
Pohang University of             Company common stock
Science & Technology
(POSTECH)
Pohang 790-784, Korea

Sung Sook Park                   70,200,000 shares of                24.2%
6 State Park Road Unit 9         Company common stock
Hull, MA  02045

Eli Weinstein                    25,000,000 shares of                 8.6%
596 Setun Circle                 Company common stock
Lakewood, New Jersey  08701


                                CHANGE IN CONTROL

              Pursuant to a Stock Purchase Agreement dated as January 11, 2005 among Frank Ferraro, Kim Ferraro, Sung Kee Chung and Sung Sook Park, Dr. Chung and Mrs. Park (the "Purchasers") purchased from Frank Ferraro and Kim Ferraro (the "Sellers") 163,800,000 shares and 70,200,000 shares, respectively, of common stock of the Company, representing approximately 56.5% and 24.2%, respectively, of the issued and outstanding shares of the Company, based on 289,780,000 outstanding shares. The Purchasers paid an aggregate of $600,000, including related transaction costs and finder's fees incurred by the Purchasers, which was funded from personal funds available to the Purchasers and a non-interest bearing loan in the amount of $300,000, payable upon demand, made by Mrs. Park to Dr. Chung. The Company did not receive any sales proceeds or other consideration in connection with this transaction. Pursuant to the Stock Purchase Agreement, the Purchasers have the right to nominate an additional director and

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officer of the Company. Following the Acquisition Merger, the Purchasers will hold approximately 5.63% of the issued and outstanding Company common stock. The transaction contemplated by the Stock Purchase Agreement closed on January 11, 2005.

              Dr. Sung-Kee Chung is a private investor and a professor of chemistry at Pohang University of Science and Technology (POSTECH) in Korea and a former President of POSTECH. Dr. Chung has been a member of the Scientific Advisory Board of Rexahn since October 2004 and in that capacity, received a grant of options to purchase 10,000 shares of Rexahn common stock in January 2005. Members of the Rexahn Scientific Advisory Board advise Rexahn on scientific matters and do not have any authority with respect to the management or business of Rexahn. Mrs. Park is a private investor who is acquainted with Dr. Chung and otherwise has no relationship with Rexahn.

              In connection with the Company's decision to seek an alternative to its Internet-based marketing business plan, including a merger with a private operating company, Mr. Ferraro, the founder of the Company, also sought to sell a controlling interest in the Company in order to recoup a portion of his investment in the Company. As the founder and sole director and officer of the Company, Mr. Ferraro had funded a portion of the operating expenses of the Company since inception from his personal funds and, in addition, had deferred receipt of his salary under his employment agreement with the Company for over a year. In the course of his discussions with Rexahn concerning a potential transaction, Dr. Chung and Mrs. Park were identified by Rexahn as private investors who had an interest obtaining control of a publicly traded company with relatively dormant operations, such as the Company, in order to facilitate a reverse merger transaction.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Section 722 of the NYBCL enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

              o for any breach of a director's duty of loyalty to the
                corporation or its stockholders;

              o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

              o pursuant to Section 722 (providing for liability of directors for unlawful payment of dividends or
                   unlawful stock purchases or redemptions); or

              o for any transaction from which a director derived an
                improper personal benefit.

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              The Company Certificate provides in effect for the elimination of the liability of directors to the extent permitted by the NYBCL.

              Section 722 of the NYBCL provides, in summary, that directors and officers of New York corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company By-laws entitle our officers and directors to indemnification to the fullest extent permitted by the NYBCL.

              We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                        CAUTIONARY STATEMENTS CONCERNING
                           FORWARD-LOOKING INFORMATION

              This proxy statement contains certain statements that are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking words, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or similar words. All forward-looking statements involve known

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and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the Company or Rexahn to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to matters described in this proxy statement and matters described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and the Company's other filings with the Commission for the Company and the risks and uncertainties described in "--Rexahn Business--Risk Factors" in this proxy statement for Rexahn. Although the Company and Rexahn, as the case may be, believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, the Company and Rexahn, as the case may be, can give no assurance that their expectations will be attained or that any deviations will not be material. The Company and Rexahn, as the case may be, undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

                         CHANGE IN MAJORITY OF DIRECTORS

PRE-ACQUISITION MERGER DIRECTORS AND EXECUTIVE OFFICERS

              Presently, Mr. Frank Ferraro is the only member of our Board of Directors and was appointed to the Board in 1999. Mr. Ferraro's current term expires in November of 2005.

              The following table sets forth the name and, as of December 31, 2004, age and position of each director and executive officer of the Company:

NAME                    AGE            POSITION
----                    ---            --------
Frank Ferraro           41             Director and Chief Executive Officer,
                                       President, Secretary and Treasurer

              Frank Ferraro has been the Chief Executive Officer and President of the Company since inception. Mr. Ferraro has spent the last sixteen years in the financial field. From April 1996 to April 2003, Mr. Ferraro was dually licensed with both Castle and Citadel Securities as a registered representative. Both Castle and Citadel were registered broker-dealers. With both Castle and Citadel, Mr. Ferraro helped develop and manage an electronic Internet-based proprietary trading system as well as a manager of a trading desk. Mr. Ferraro graduated from Hofstra University with a B.B.A. in Accounting in 1986. On April 28, 2003, Mr. Ferraro resigned from Castle Securities and Citadel Securities Corp.

              Because of the limited scope of our operations and our limited resources, we currently operate with a sole director and have not established a process for stockholders

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to communicate with the Board of Directors of the Company. For the same reasons, we do not have an independent audit committee, compensation committee or nominating committee and do not have an audit committee financial expert.
Because we only have one director, all actions by our Board of Directors are taken by written consent.

              For the fiscal year ended December 31, 2004, Frank Ferraro was entitled to receive an annual salary of $90,000 as an employee of the Company, and received $17,000 for services rendered to the Company as a director.

              Following the Acquisition Merger, Rexahn Pharmaceuticals will issue 500,000 shares of Rexahn Pharmaceuticals common stock to Frank Ferraro, pursuant to a Settlement Agreement, to be entered into prior to the Acquisition Merger, between Frank Ferraro and the Company (the "Settlement Agreement"), providing for the cancellation of outstanding indebtedness owed by the Company to Mr. Ferraro under Mr. Ferraro's employment agreement with the Company and the transfer of substantially all assets and related liabilities of the Company related to its former operations in connection with Mr. Ferraro's termination of employment with the Company.

              Except for the Settlement Agreement, there has been no transaction or series of transactions, or proposed transaction during the last fiscal year to which the Company is a party in which any current director or officer, any nominee for election as a director or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest exceeding $60,000.

              No director, officer or affiliate of the Company, or person holding 5% or more of the outstanding Company common stock, is involved in any proceeding in which such person is adverse to the Company or has a material interest adverse to the Company.

              Compliance with Section 16(a) of the Exchange Act Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Company common stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, all of the Company's executive officers, directors and greater than 10% beneficial owners of its common stock, have complied with Section 16(a) filing requirements applicable to them during the Company's most recent fiscal year.

POST-ACQUISITION MERGER DIRECTORS AND EXECUTIVE OFFICERS

              Immediately following the effective time of the Acquisition Merger, the Company's Board of Directors will be reconstituted, and Frank Ferraro will resign as a director and officer of the Company and new officers will be appointed. The following table sets forth the names, ages and positions of our new directors and executive officers, to be effective as of the effective time of the Acquisition
Merger:

NAME                           AGE         POSITION
----                           ---         --------
Chang H. Ahn, Ph.D.            53          Chairman of the Board and Chief
                                           Executive Officer
Young-Soon Park, Ph.D.         58          Director
Suk Hyung Kwon                 50          Director
Jang Han Rhee                  52          Director
John Holaday, Ph.D.            59          Director
David McIntosh, J.D.           46          Director
Inok Ahn                       52          Treasurer and Director
Tae Heum Jeong                 34          Chief Financial Officer
George F. Steinfels, Ph.D.     50          Chief Business Officer and Senior
                                           Vice President, Clinical Development

              CHANG H. AHN. Dr. Ahn has served as Chairman and Chief Executive Officer of Rexahn since its incorporation in March 2001. From 1988 to 2001, Dr. Ahn held dual positions as both Expert Regulatory Pharmacologist and Lab Head at the FDA's Center for Drug Evaluation and Research. Prior to joining the FDA in 1988, Dr. Ahn carried out cancer research at the National Cancer Institute, as well as at Emory University's School of Medicine. In 2003 and 2004, Dr. Ahn organized and chaired the U.S.-Korea Bio Business and Partnership Forum, for which Maryland State and Montgomery County are partners. He also served as president of the Society of Biomedical Research from 2000 to 2003. Dr. Ahn holds a Ph.D. in pharmacology from Ohio State University. He also holds two B.S. degrees in pharmacy from Creighton University and Seoul National University.

              YOUNG-SOON PARK. Dr. Park has served as a director of Rexahn since March 2001. She is the founder of Onnuri Health Group and has served as its Chairman of the Board of Directors since 1992. She is also the Chairman of the Board of Directors of O.N. Phyto Research. She had served as the Chairman of Rexgene Biotech until 2003. Dr. Park received a B.A. in pharmacy from Pusan University and a Ph.D. in pharmacy from Wonkwang University.


              SUK HYUNG KWON. Mr. Kwon has served as a director of Rexahn since March 2001. Since 1998, Mr. Kwon has been the Chief Executive Officer and President of Rexgene Biotech Co., Ltd. in Korea. Previous to that, from 1992 to 1998 he was Executive Officer, R&D/Manufacturing for Korea Pharma Co., Ltd. From 1988 to 1992 Mr. Kwon was Manager, R&D at Sam Ah Pharmaceutical Co., Ltd. Prior to that he was

Assistant Manager, R&D at Chong Kun Dang Pharmaceutical Corp. Mr. Kwon received his B.S. and M.S. in Pharmacy from Chung Ang University in Korea.

              JANG HAN RHEE. Mr. Rhee has served as a director of Rexahn since April 2002. Since 1994 Mr. Rhee has served as Chairman and Representative Director of Chong Kun Dang Pharmaceutical Corp. He also serves as Chairman of the Korea Pharmaceutical Manufacturers Association, Chairman of the Bioindustry Association of Korea and Vice Chairman of the Korea Employers Federation. Mr. Rhee currently serves as a Director of several other companies in Korea. Mr. Rhee received his B.A. from Hanyang University and M.A. from the University of Missouri-Columbia, School of Journalism.


              JOHN HOLADAY. Dr. Holaday has served as a director of Rexahn since March 2004. He is the Chairman and co-founder of HarVest Bank of Maryland, a local commercial bank serving the technology community in Montgomery County, Maryland formed in 2004. From August 2003 to March 2004, Dr. Holaday was a consultant to Rexahn. He was the founder of EntreMed Inc. and the Chairman of the Board of Directors of EntreMed from 1995 until his retirement in January 2003 and the Chief Executive Officer of EntreMed Inc. from 1995 to 2002. From 1989 to 1992, he was a co-founder of Medicis Pharmaceutical Corp., where he served as Vice President for Research and Development and Member of the Board of Directors. Dr. Holaday also served as Chairman of MaxCyte, Inc., a subsidiary of EntreMed. In addition, he is on the Board of Directors of CytImmune Sciences and LabBook, which are privately held biotechnology companies. Dr. Holaday was elected as the Chairman of the Maryland Bioscience Alliance in April of 2000, and is a member of the American Society for Pharmacology and Experimental Therapeutics, the Society for Critical Care Medicine (Fellow, 1989) and Sigma Xi.

              DAVID MCINTOSH. Mr. McIntosh has served as a director of Rexahn since March 2004. He has been a partner at Mayer, Brown, Rowe & Maw LLP (law firm) since 2001. Mr. McIntosh was a member of the United States House of Representatives, representing the 2nd District of Indiana from 1995 to 2001. From 1993 to 1994, he was a director of the Hudson Institute Competitiveness Center. He served on President Bush's Council on Competitiveness as Executive Director from 1989 to 1993. He also served as the Special Assistant to President Reagan for Domestic Affairs from 1987 to 1989 and was the Special Assistant to the Attorney General of the United States from 1986 to 1987. Mr. McIntosh received a B.A. from Yale College and a J.D. from the University of Chicago Law School.

              INOK AHN. Ms. Ahn has served as Treasurer and a director of Rexahn since March 2001. From 1986 to 2001 she was on the Clinical Research Nursing staff of the National Institutes of Health. Ms. Ahn served as a clinical nurse in Emory University Medical Center and Ohio State University Hospital from 1981 to 1986. Ms. Ahn received a B.S.N. from Seoul National University. Dr. Ahn and Ms. Ahn are husband and wife.


              TAE HEUM JEONG. Mr. Jeong has served as Chief Financial Officer of Rexahn since December 2002. From 1997 to November 2002, Mr. Jeong served as a senior investment manager at Hyundai Venture Investment Corporation, a venture capital firm where he managed the biotech investment team. He was also a committee member of the Industrial Development Fund of Korea's Ministry of Commerce, Industry and Energy from 2000 to 2002. Mr. Jeong holds a B.S. in chemistry and an M.S. specializing in bio-medicinal chemistry, from Pohang University of Science and Technology (POSTECH).


              GEORGE F. STEINFELS. Dr. Steinfels has served as Chief Business Officer and Senior Vice President, Clinical Development of Rexahn since June 2004. From 2000 to June 2004, Dr. Steinfels served as President of Genomic Strategies, a medical technology consulting firm that provided client solutions in the areas of regulatory, clinical development, and product launch and marketing. From 2001 to 2002, Dr. Steinfels was Chief Science Officer and General Manager of QNOME at QED Solutions. From 1996 to 1999, he was Chief Operating Officer for the Pharmacogenomic Business Unit of Quintiles, Inc. From 1994 to 1996, Dr. Steinfels was Vice President at The Lewin Group (which was acquired by Quintiles) where he started Lewin's Strategic Marketing Practice. Dr. Steinfels began his career in pharmaceuticals at E.I. DuPont and later Dupont/Merck where he was Research Manager in Central Nervous System Research. Dr. Steinfels received a B.A. in Biology from The Johns Hopkins University, an M.S. and a Ph.D. in pharmacology from the University of Maryland, and an M.B.A. from The Wharton School of the University of Pennsylvania.


              The table below sets forth the projected beneficial ownership of Rexahn Pharmaceuticals common stock immediately after the completion of the Acquisition Merger and is derived from information relating to the beneficial ownership of Rexahn common stock as of April 20, 2005. The table sets forth the projected beneficial ownership of Rexahn Pharmaceuticals common stock by the following individuals or entities:


                o each person, or group of affiliated persons, who will beneficially own 5% or more of the outstanding Rexahn Pharmaceutical common stock;

                o each individual who will be a director of Rexahn Pharmaceuticals;

                o each individual who will be an executive officer of Rexahn Pharmaceuticals; and

                o all of the individuals who will be the directors and executive officers of Rexahn Pharmaceuticals as a group.

              Beneficial ownership is determined in accordance with the rules of the Commission. The percentage of beneficial ownership set forth below gives effect to the issuance of an estimated 38,140,830 shares of Rexahn Pharmaceuticals common stock in the Acquisition Merger and is based on 41,538,630 shares of Rexahn Pharmaceuticals common stock estimated to be outstanding immediately following completion of the Acquisition Merger. Except as indicated by footnote and subject to community property laws where applicable, each person or entity named in the table is expected to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him, her or it. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that will be subject to options held by that person that are exercisable as of April 20, 2005, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.



                                              SHARES OF REXAHN PHARMACEUTICALS
                                                           COMMON STOCK
                                                        BENEFICIALLY OWNED
                                             ---------------------------------
NAME OF BENEFICIAL OWNER                       NUMBER OF SHARES    PERCENTAGE
-----------------------------------          -------------------  ------------
DIRECTORS AND EXECUTIVE OFFICERS:
Chang H. Ahn*                                  19,841,660(1)          47.8%
Young-Soon Park*                                9,250,660(1)(2)       22.3%
Suk Hyung Kwon**                                2,210,255(2)           5.3%
Jang Han Rhee***                                2,000,000              4.8%
John Holaday*                                      67,500(3)      Less than 1%
David McIntosh*                                    37,500(4)      Less than 1%
Inok Ahn*                                         500,000              1.2%
Tae Heum Jeong*                                   650,000              1.6%
George F.  Steinfels*                                  --               --

All executive officers and directors
as a group (9 persons)                         28,096,660             67.5%

HOLDERS OF MORE THAN 5% OF SHARES:
Korean Rexahn Investors Voting Trust*           6,341,660             15.3%
Rexgene Biotech Co., Ltd.**                     4,791,670(5)          11.5%
Chong Kun Dang Pharmaceutical Corp.***          3,000,000(5)           7.2%
KT&G Corporation****                            2,500,000(5)           6.0%


-----------------------------------------------

*     c/o Rexahn, Corp, 9620 Medical Center Drive, Rockville, MD 20850.

**    4F Wooyoung Venture Bldg. 1330-13, Seocho-dong Seocho-gu, Seoul 137-070,
      Korea.

***   368, 3-ga, Chungjeong-ro, Seodaemun-gu, Seoul 120-756, Korea.

****  100 Pyongchon-dong, Daedeog-gu, Daejeon 306-130, Korea.

(1) Includes the projected 6,341,660 shares of Rexahn Pharmaceuticals common stock that will be subject to the Korean Rexahn Investors Voting Trust, of which Dr. Ahn and Dr. Park are co-trustees. The voting trust agreement will terminate in July 2008, subject to earlier termination in accordance with its terms. As co-trustees, Dr. Ahn and Dr. Park have the exclusive unqualified right and power to exercise all of the voting rights and powers with respect to the shares which are subject to the voting trust. The voting trust holds Rexahn shares on behalf of approximately sixty individual and institutional owners resident in Korea, none of whom (other than Dr. Park and Mr. Kwon) has investment power with respect to more than 5% of the outstanding shares of Rexahn common stock.

(2) Includes the projected 166,000 and 114,255 shares of Rexahn Pharmaceuticals common stock as to which Dr. Park and Mr. Kwon, respectively, hold sole investment power subject to the Korean Rexahn Investors Voting Trust.


(3) Includes Dr. Holaday's projected options to purchase 67,500 shares of Rexahn Pharmaceuticals common stock derived from options to purchase 13,500 shares of Rexahn common stock that are currently exercisable.

(4) Includes Mr. McIntosh's projected options to purchase 37,500 shares of Rexahn Pharmaceuticals common stock derived from options to purchase 7,500 shares of Rexahn common stock that are currently exercisable.

(5) The boards of directors of each of Rexgene, Chong Kun Dang and KT&G, each a Korean corporation, have sole voting and sole investment power as to the shares owned by their respective corporations.



                              SHAREHOLDER PROPOSALS


              Stockholders who desire to submit proposals for inclusion in the Company's proxy statement for the 2005 Annual Meeting of Stockholders of the Company must submit such proposals to the Secretary of the Company at the Company's principal executive offices by May 16, 2005 in order for the Company to have a reasonable time to print and mail its proxy materials for its 2005 Annual Meeting, which we expect to hold in the Summer of 2005. Nothing in this paragraph shall be deemed to require the Company to hold a 2005 Annual Meeting or to include in its proxy statement and proxy relating to any such 2005 Annual Meeting any stockholder proposal that does not meet the requirements for inclusion in effect at such time.



                             ADDITIONAL INFORMATION

              We are subject to the informational requirements of the Exchange Act and in accordance with the requirements thereof, file reports, proxy statements and other information with the Commission. Copies of these reports, proxy statements and other information can be obtained at the Commission's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, these filings may be viewed at the Commission's website at http://www.sec.gov.

              We filed our annual report for the fiscal year ended December 31, 2003 on Form 10-KSB with the Commission. A copy of the annual report on Form 10-KSB (except for certain exhibits thereto), will be delivered by first class mail or other equally prompt means within one business day of receipt of such request, free of charge, upon written or oral request by any stockholder to the Company by writing to Corporate Road Show.Com Inc at 80 Orville Drive, Suite 100, Bohemia, New York 11716, Attention: President, or by calling (631) 244-1555. Copies of all exhibits to the annual reports on Form 10-KSB and quarterly reports on Forms 10-QSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.


                                 OTHER BUSINESS

              Our Board of Directors does not know of any matter, other than those described above, that may be presented for action at the special meeting of stockholders. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

                                                                     APPENDIX A


                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                          CORPORATE ROAD SHOW.COM INC.

              -----------------------------------------------------

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

              -----------------------------------------------------


              CORPORATE ROAD SHOW.COM INC., a corporation organized and existing under the Business Corporation Law of the State of New York (the "Corporation"), hereby certifies as follows:

              FIRST: The name of the Corporation is CORPORATE ROAD SHOW.COM INC., which is the name under which the Corporation was formed.

              SECOND: The original Certificate of Incorporation of the Corporation was filed with the New York Department of State on November 1, 1999 and a Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed with the New York Department of State on September 29, 2004 (the Certificate of Incorporation, as amended, the "Amended Certificate of Incorporation").

              THIRD: Article First of the Amended Certificate of Incorporation is hereby further amended to change the name of the Corporation from Corporate Road Show.Com Inc. to Rexahn Pharmaceuticals, Inc. To effect the foregoing amendment, Article First of the Amended Certificate of Incorporation is amended in its entirety to read as follows:

       "FIRST:  The name of the corporation is:  "Rexahn Pharmaceuticals, Inc."

              FOURTH: Article Fourth of the Amended Certificate of Incorporation is hereby further amended to effect a 1-for-100 reverse stock split of the corporation's issued and outstanding shares of Common Stock and to authorize the Board of Directors to provide for the issuance of shares of Preferred Stock. To effect the foregoing amendment, Article Fourth of the Amended Certificate of Incorporation is amended in its entirety to read as follows:

              "FOURTH: The total number of shares of capital stock of the corporation that the corporation shall have authority to issue is Six Hundred Million (600,000,000), of which Five Hundred Million (500,000,000) shares having a par value of $.0001 per share shall be designated as Common Stock and One Hundred Million (100,000,000) shares having a par value of $.0001 per share shall be designated as Preferred Stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are as follows:

              "The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    "(a) the designation of the series, which may be by
              distinguishing number, letter or title;

                    "(b) the number of shares of the series, which number the
              Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not above the total number of authorized shares of the class or below the number of shares thereof then outstanding);

                    "(c) whether dividends, if any, shall be cumulative or
              noncumulative and the dividend rate of the series;

                    "(d) the dates at which dividends, if any, shall be payable;

                    "(e) the redemption rights and price or prices, if any, for shares of the series;

                    "(f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                    "(g) the amounts payable on shares of the series in the
              event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                    "(h) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                    "(i) restrictions on the issuance of shares of the same
              series or of any other class or series; and

                    "(j) the voting rights, if any, of the holders of shares of the series.

              "Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to this Certificate of Incorporation or any Preferred Stock Designation.

              "The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

              "Simultaneously with the effective date of the filing of this certificate of amendment, (i) each share of Common Stock, par value $.0001 per share, of the corporation issued and outstanding immediately prior to the effective date of the filing of this certificate of amendment (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Stock Split"), without any action on the part of the holder thereof, as one-one hundredth of a share of stock, par value $.0001 per share; (ii) the remaining par value of $28,688.22 shall be and hereby is classified as surplus capital; (iii) each certificate outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed, for all corporate purposes, to constitute and represent the number of whole shares of common stock of the corporation into which the outstanding shares of Old Common Stock previously represented by such certificate were converted by virtue of the Reverse Stock Split. No fractional shares will be issued, and in lieu of a fractional share, a whole share will be issued to the holders otherwise entitled to receive fractional shares.

              "Following the consummation of the Reverse Stock Split, the authorized number of shares of Common Stock shall remain at 500,000,000 shares."

              FIFTH: The amendment to the Certificate of Incorporation was authorized pursuant to Section 803(a) of the Business Corporation Law pursuant to which the Corporation's Board of Directors authorized the amendment and subsequent to such authorization the majority of all outstanding shares entitled to vote thereon approved such action.

              SIXTH: Resolutions setting forth the proposed amendment to the Amended Certificate of Incorporation were duly adopted by the unanimous written consent of the Board of Directors of the Corporation dated January 20, 2005. Thereafter, pursuant to the By-Laws of the Corporation, a special meeting of
shareholders of the Corporation was duly held on          , 2005, at which
meeting a majority of all the outstanding shares entitled to vote thereon were voted in favor of said amendment.

              IN WITNESS WHEREOF, the Corporation has caused this certificate to be subscribed by its President and Secretary and affirmed by him as true under
the penalties of perjury this      day of         , 2005.



                                              ---------------------------
                                                     Frank Ferraro
                                                President and Secretary

                                                                     APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement") is made as of the 20th day of January, 2005 by and among Corporate Road Show.Com Inc., a New York corporation (the "Company"), CRS Merger Sub, Inc., a Delaware corporation ("Merger Sub"), CRS Delaware, Inc., a Delaware corporation ("CRS Delaware"), and Rexahn, Corp, a Maryland corporation ("Rexahn").

         WHEREAS, Rexahn is authorized to issue 20,000,000 shares of its common stock, par value $.01 per share ("Rexahn Common Stock"), of which 7,628,166 shares ("Issued Rexahn Shares") are issued and outstanding as of the date hereof and 10,000,000 shares of its preferred stock, par value $.01 per share ("Rexahn Preferred Stock"), of which no shares are issued and outstanding as of the date hereof; and

         WHEREAS, the Company is authorized to issue 500,000,000 shares of common stock, par value $.0001 per share (the "Company Common Stock"), of which 289,780,000 shares are issued and outstanding as of the date hereof; and

         WHEREAS, Merger Sub is a wholly owned subsidiary of the Company and is authorized to issue 1,000 shares of common stock, par value $.01 per share (the "Merger Sub Shares"), all of which are issued and outstanding and owned by the Company as of the date hereof; and

         WHEREAS, CRS Delaware is a wholly owned subsidiary of the Company and is authorized to issue 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding and owned by the Company as of the date hereof; and

         WHEREAS, immediately prior to the consummation of the Reincorporation (as defined below), the certificate of incorporation of CRS Delaware will be amended and restated to provide that CRS Delaware is authorized to issue 500,000,000 shares of common stock, par value $.0001 per share (the "Rexahn Pharmaceuticals Common Stock"), and 100,000,000 shares of preferred stock, par value $.0001 per share; and

         WHEREAS, immediately prior to the Merger, the Company will reincorporate and change its state of incorporation from the State of New York to the State of Delaware by means of a merger of the Company with and into CRS Delaware (the "Reincorporation"), whereby each Company Common Stock will be converted into the right to receive one share (after giving effect to the Reverse Stock Split (as defined below)) or in lieu of the Reverse Stock Split, one-one hundredth (1/100) of a share, of Rexahn Pharmaceuticals Common Stock, with CRS Delaware surviving as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc." ("Rexahn Pharmaceuticals"); and

         WHEREAS, the respective Boards of Directors of the Company, Merger Sub, CRS Delaware and Rexahn (the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations, and their respective stockholders, that Merger Sub be merged with and into Rexahn under the terms and conditions hereinafter set forth (the "Merger") and the Merger be effected pursuant to the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL"); and

         WHEREAS, it is intended that the Merger and the Reincorporation each be treated as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

                                   ARTICLE I

                                   The Merger

              SECTION 1.1 The Merger. On the basis of the representations, warranties, covenants and agreements set forth in this Agreement and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined below) and in accordance with the applicable provisions of the MGCL and the DGCL:

              (a) Merger Sub shall be merged with and into Rexahn and the separate corporate existence of Merger Sub shall thereupon cease. Rexahn, as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company, shall continue its existence under the name "Rexahn, Corp" and shall continue to be governed by the MGCL. The Merger shall have the effects set forth in Section 3-114 of the MGCL and Section 259 of the DGCL.

              (b) The Articles of Incorporation and By-laws of Rexahn, as in effect immediately prior to the Effective Time, shall thereafter be the articles of incorporation and by-laws of the surviving corporation in the Merger until duly amended or repealed.

              (c) The members of the Board of Directors of Rexahn immediately prior to the Effective Time shall thereafter be the members of the Board of Directors of the surviving corporation in the Merger until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the surviving corporation in the Merger, or as otherwise provided by law.

              (d) The officers of Rexahn immediately prior to the Effective Time shall be the initial officers of the surviving corporation in the Merger until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

              SECTION 1.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York, commencing at 10:00 a.m. Eastern time on the next business day after all the conditions set forth in this Agreement have been satisfied or waived, or such later date as agreed upon by the parties hereto (the "Closing Date").

              SECTION 1.3 Filing of Articles of Merger. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Merger Sub and Rexahn shall cause Articles of Merger substantially in the form of Exhibit A attached hereto (the "Articles of Merger") and the Certificate of Merger substantially in the form of Exhibit B attached hereto (the "Certificate of Merger") or other appropriate documents, duly executed in accordance with the relevant provisions of the MGCL and the DGCL, to be filed and recorded as required by the MGCL and the DGCL and will take any other further actions in connection therewith as may be required by the MGCL and the DGCL to make the Merger effective. The Merger shall become effective at the later of the time the Articles of Merger are duly filed with the State Department of Assessments and Taxation of the State of Maryland and the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at the effective time set forth in the Articles of Merger and the Certificate of Merger (the "Effective Time").

              SECTION 1.4  Certain Effects of the Merger.

              (a) At the Effective Time, Merger Sub shall be merged with and into Rexahn and the separate existence of Merger Sub shall cease. Rexahn, as the surviving corporation in the Merger, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public or of a private nature, and be subject to all restrictions, liabilities and duties of each of Rexahn and Merger Sub and shall continue its existence as a Maryland corporation.

              (b) The parties to this Agreement intend that the Merger and the Reincorporation shall each constitute a tax free "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. Each party to this

Agreement hereby agrees to file all tax returns, reports, or other documents, and to act in all other respects, in a manner consistent therewith.

              SECTION 1.5  Effect of Merger on Capital Stock.

              (a) Cancellation of Rexahn Treasury Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of capital stock of Rexahn or of Merger Sub, each share of Rexahn Common Stock issued and held in the treasury of Rexahn immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without any conversion thereof and without payment of any consideration therefor and shall cease to exist.

              (b) Conversion of Rexahn Common Stock.

                   (i) At the Effective Time, by virtue of the Merger and without any action on the part of the holders of capital stock of Rexahn or of Merger Sub, each share of Rexahn Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below) and shares of Rexahn Common Stock being canceled pursuant to Section 1.5(a)), shall be converted into the right to receive, upon surrender of the certificate which immediately prior to the Effective Time represented such share in accordance with
         Section 1.7, five (the "Merger Ratio") shares of Rexahn Pharmaceuticals Common Stock.

                   (ii) Each share of Rexahn Common Stock so converted at the Effective Time shall be canceled and retired and shall cease to exist, and each certificate which theretofore represented shares so converted and canceled shall thereafter cease to have any rights with respect to such shares except the right to receive the Rexahn Pharmaceuticals Common Stock.

              (c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any shares of Rexahn Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Stockholder") who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares of Common Stock in accordance with the MGCL ("Dissenting Shares") shall not be converted into a right to receive the Rexahn Pharmaceuticals Common Stock in accordance with this
Section 1.5 at the Effective Time, but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Maryland, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the MGCL. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all

Dissenting Shares shall be cancelled and shall cease to exist. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or otherwise loses such holder's right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive, upon surrender as provided above, Rexahn Pharmaceuticals Common Stock in accordance with this Section 1.5 without any interest thereon. Rexahn Pharmaceuticals shall be responsible for delivering the shares of Rexahn Pharmaceuticals Common Stock in accordance with this Section
1.5 to such holder. Rexahn shall give Rexahn Pharmaceuticals prompt notice of any demands received by the Company for appraisal of shares of Rexahn Common Stock, any withdrawals of any such demands and any other instruments served pursuant to the MGCL and received by Rexahn.

              (d) Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be converted into and become an issued and outstanding share of common stock of the surviving corporation in the Merger.

              (e) Securities Act Exemption. The Rexahn Pharmaceuticals Common Stock to be issued in the Merger is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act and/or Regulation S thereunder and from applicable state securities laws. The Company will use reasonable efforts to facilitate each Rexahn stockholder taking all reasonable actions and executing all necessary documents to qualify the issuance of Rexahn Pharmaceuticals Common Stock for such exemptions.

              SECTION 1.6  Rexahn Options.

              (a) At the Effective Time, each option to purchase Rexahn Common Stock (a "Rexahn Option") that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Rexahn Common Stock and shall be converted into an option to purchase shares of Rexahn Pharmaceuticals Common Stock (a "Rexahn Pharmaceuticals Option") for a number of shares of Rexahn Pharmaceuticals Common Stock and at an exercise price determined as provided below (and otherwise subject to the terms of the Rexahn, Corp Stock Option Plan pursuant to which such Rexahn Option has been issued and the agreements evidencing grants thereunder):

                   (i) The number of shares of Rexahn Pharmaceuticals Common Stock subject to the Rexahn Pharmaceuticals Option shall be equal to the product of the number of shares of Rexahn Common Stock subject to the Rexahn Option immediately prior to the Effective Time, multiplied by the Merger Ratio, and, if any resultant fractional share of Rexahn Pharmaceuticals Common Stock exists, rounded down to the nearest whole share, without any payment for such fractional share; and

                   (ii) The exercise price per share of Rexahn Pharmaceuticals Common Stock of the Rexahn Pharmaceuticals Option shall be equal to the quotient of the exercise price per share of Rexahn Common Stock under the Rexahn Option immediately prior to the Effective Time, divided by the Merger Ratio, rounded up to the nearest hundredth of a cent; provided, however, that in no event will the exercise price per share of any Rexahn Pharmaceuticals Option be less than $.0001.

              (b) The duration and other terms and conditions of the Rexahn Pharmaceuticals Option, including vesting and exercisability, shall be the same as the original Rexahn Option except that all references to Rexahn and Rexahn Common Stock shall be deemed to be references to the Company and Rexahn Pharmaceuticals Common Stock, respectively.

              SECTION 1.7 Delivery of New Certificates. Promptly after the Effective Time, Rexahn Pharmaceuticals shall mail to each record holder of certificates formerly representing all of such holder's shares of Rexahn Common Stock (the "Old Certificates"), at the address set forth on books of Rexahn, (i) a notice of the effectiveness of the Merger and (ii) a Letter of Transmittal. Upon surrender to Rexahn Pharmaceuticals of an Old Certificate, together with a Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate (other than Old Certificates representing Dissenting Shares or shares of Rexahn Common Stock to be canceled pursuant to Section 1.5(a)) shall be entitled to receive in exchange therefor, certificates representing the shares of Rexahn Pharmaceuticals Common Stock into which such holder's shares of Rexahn Common Stock were converted pursuant to the Merger (the "New Certificates") that such holder is entitled to receive pursuant to Section 1.5(b)(i), which shall be delivered by Rexahn Pharmaceuticals in accordance with the instructions provided by such holder in the Letter of Transmittal executed by such holder.

              SECTION 1.8 Share Certificates Issued in Different Names. If the New Certificates to be delivered hereby are to be delivered in the name of a Person other than the Person in whose name the Old Certificate surrendered is registered, it shall be a condition of such delivery that the Old Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery to a Person other than the registered holder of the Old Certificate, or that such Person shall establish to the satisfaction of the Company that such tax has been paid or is not applicable. Except as provided in the preceding sentence, any duty, stamp or transfer tax required to effect the exchange of certificates as contemplated by Section 1.7 shall be borne by Rexahn Pharmaceuticals.

              SECTION 1.9 No Further Ownership Rights in Rexahn Common Stock. All consideration paid upon the conversion of Rexahn Common Stock and the surrender of Old Certificates in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Rexahn Common Stock theretofore represented by such Old Certificates. At the Effective Time, the stock transfer books of Rexahn shall be closed, and there shall be no further registration of transfers on the stock transfer books of the surviving corporation in the Merger of the shares of Rexahn Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates are presented to Rexahn Pharmaceuticals for any reason, they shall be canceled and exchanged as provided in this Agreement.

              SECTION 1.10 No Liability. Notwithstanding anything to the contrary contained herein, none of the Company, Merger Sub, CRS Delaware, Rexahn or Rexahn Pharmaceuticals shall be liable to any holder of an Old Certificate or any other person or entity in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE II
                    Representations and Warranties of Rexahn

              Rexahn represents and warrants to the Company as follows, except to the extent set forth on the corresponding sections of the schedule of exceptions attached hereto and made a part hereof (the "Rexahn Schedule of Exceptions"):

              SECTION 2.1 Organization; Standing and Power. Rexahn is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted. Copies of the Articles of Incorporation and By-laws, corporate minute books, stock certificate books and stock transfer books of Rexahn have heretofore been delivered to the Company and are true, correct and complete. Rexahn is not required to be qualified or licensed as a foreign corporation in any other jurisdiction to conduct its business as currently conducted.

              SECTION 2.2  Authorization.

              (a) Rexahn has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval by the stockholders of Rexahn whose consent is required in accordance with the laws of the State of Maryland, to consummate the transactions contemplated by this Agreement.

              (b) Except for the consent and approval of the stockholders of Rexahn and the filing of the Articles of Merger and the Certificate of Merger, the execution, delivery and performance of the Agreement by Rexahn and the consummation by Rexahn of the transactions contemplated by the Agreement will not require on the part of Rexahn any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental agency or authority, domestic or foreign (a "Governmental Authority") or any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity (including a Governmental Authority) (a "Person").

              SECTION 2.3 Binding Agreement. This Agreement has been duly executed and delivered by Rexahn, and assuming the due execution and delivery of this Agreement by the Company, Merger Sub and CRS Delaware, constitutes the valid and binding obligation of Rexahn, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              SECTION 2.4 No Conflicts. The execution, delivery and performance of the Agreement by Rexahn and the consummation by Rexahn of the transactions contemplated by the Agreement will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws of Rexahn or (ii) except for such violations, conflicts, breaches, defaults or accelerations that, individually or in the aggregate, have a material adverse effect on the business of Rexahn, any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which Rexahn is a party or to which it or any of its properties or assets is subject, or result in the creation of any liens, pledges, security interests, charges, equities, options, proxies, voting restrictions, rights of first refusal, encumbrances, restrictions (other than restrictions arising under applicable securities laws) and claims of every kind and character ("Encumbrances") on any of its properties or assets.

              SECTION 2.5 Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of Rexahn is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement, except for NeXend.

              SECTION 2.6 Capitalization. The outstanding capitalization of Rexahn is set forth on Schedule A annexed hereto. There are issued and outstanding only the Issued Rexahn Shares, all of which are duly authorized and validly issued. No securities of Rexahn are entitled to preemptive or similar rights and no Person has any right of first refusal, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as set forth on Schedule A, there are no outstanding options, warrants or other rights to acquire capital stock of Rexahn, and there are no options, warrants, calls, rights, commitments agreements, understandings or arrangements to which Rexahn is a party or by which Rexahn is or may become bound to issue additional shares of capital stock of Rexahn, or securities or rights convertible or exchangeable into shares of capital stock of Rexahn prior to the Effective Time.

              SECTION 2.7 Subsidiaries. Rexahn does not have any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

              SECTION 2.8 Financial Statements. Rexahn has furnished the Company with a true and complete copy of (i) the audited balance sheets of Rexahn as of December 31, 2002 and 2003, and the related audited statements of income and statements of cash flow of Rexahn for the fiscal years ended December 31, 2002 and 2003 (the "Audited Financial Statements") and (ii) the unaudited balance sheets of Rexahn as of September 30, 2003 and 2004 and the related unaudited statements of income and statements of cash flow for Rexahn for the nine months ended September 30, 2003 and 2004 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of Rexahn, at the dates and for the respective periods to which they apply, subject, in the case of the Unaudited Financial Statements, to normal, immaterial year-end audit adjustments. All such Audited Financial Statements have been audited by SF Partnership LLP and are accompanied by their audit report and were prepared in conformity with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and have been adjusted for all normal and recurring accruals.

              SECTION 2.9 No Adverse Changes. There has not been any material adverse change in the financial condition of Rexahn from that set forth in the Financial

Statements except for (i) transactions in the ordinary course of business since September 30, 2004 and (ii) transactions, including but not limited to the incurring of expenses and liabilities, relating to this Agreement.

              SECTION 2.10 Liabilities; Claims. There are no liabilities (including, but not limited to, tax liabilities) or claims against Rexahn (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing in the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since September 30, 2004, (ii) taxes accrued on earnings since September 30, 2004 which are not yet due or payable or (iii) other liabilities which do not exceed $100,000 in the aggregate.

              SECTION 2.11 Material Contracts. All written agreements, contracts, letters of intent, arrangements, understandings and commitments to which Rexahn is a party and which are material to Rexahn (collectively, "Rexahn Contracts") are in good standing, valid and effective in accordance with their respective terms, and neither Rexahn nor any other party to a Rexahn Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any such Rexahn Contract. Rexahn is not a party to or bound by any contract which would prohibit or materially delay the consummation of transactions contemplated by this Agreement.

              SECTION 2.12  Tax Matters.

              (a) All federal, state, county, local and foreign income, excise, property and other tax returns required to be filed by Rexahn have been timely filed and all such duly filed tax returns are true and correct in all material respects. All required taxes, fees or assessments have been paid or an adequate reserve therefor has been established (in accordance with GAAP) in the Financial Statements. The federal income tax returns and state and foreign income tax returns of Rexahn have not been audited by the Internal Revenue Service (the "IRS") or any other taxing authority and Rexahn has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. Neither the IRS nor any state, local, foreign or other taxing authority has proposed in writing any additional taxes, interest or penalties with respect to Rexahn or any of its operations or businesses. There are no pending, or to the knowledge of Rexahn, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Rexahn, threatened, tax examinations by any taxing authorities. Rexahn has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to taxes of Rexahn for any taxable period. There are no liens for taxes upon the assets of Rexahn except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Rexahn has not filed a request with the IRS for changes in accounting methods within the last three (3) years which change would affect the accounting for tax purposes, directly or indirectly, of its business.

              (b) Rexahn has not taken any action nor does it have any knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from qualifying as a tax free reorganization within the meaning of Section 368(a) of the Code.

              (c) Rexahn does not have any liability for taxes of any person as a result of being a member of an affiliated, consolidated, combined or unitary group under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), nor is it bound by any obligation under any tax sharing agreement, tax indemnification agreement or similar contract or arrangement.

              SECTION 2.13 Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature pending, or to Rexahn's knowledge, threatened, directly or indirectly involving Rexahn or its officers, directors, employees or affiliates, which would reasonably be expected to have a material adverse effect on the business of Rexahn or challenging the validity of the transactions contemplated by this Agreement. Rexahn is not a party to any order, judgment, injunction, rule or decree of any Governmental Authority or arbitrator which would reasonably be expected to have a material adverse effect on the business of Rexahn.

              SECTION 2.14 Insurance. Rexahn has maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. All of the policies of insurance and bonds presently in force with respect to Rexahn, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, product liability, officers and directors and public liability, are outstanding and in full force and effect, with all premiums thereon duly paid, and Rexahn has not received any notice of cancellation of any such policies.

              SECTION 2.15  Intellectual Property.

              (a) Rexahn owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, and as contemplated to be used and exploited in the future, all material proprietary technology, patents, trademarks, trade names, service marks and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to Rexahn by third parties of patent rights, trademark rights, trade name rights and service mark rights, used by

Rexahn in the conduct of its business (together with trade secrets and know how used in the conduct of its business, the "Rexahn Intellectual Property Rights"), free of any lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of Rexahn, threatened against Rexahn that Rexahn is infringing or otherwise violating the rights of any Person with regard to any Rexahn Intellectual Property Right or that any Rexahn Intellectual Property Right is invalid or unenforceable. To the knowledge of Rexahn, no Person is infringing the rights of Rexahn with respect to any Rexahn Intellectual Property Right nor has any Person threatened to do so. Neither Rexahn, nor, to the knowledge of Rexahn, any of its employees, agents or independent contractors, in connection with the performance of such Person's services with Rexahn, as the case may be, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other Person without the right to do so, or otherwise violated any confidential relationship with any other Person, other than such actions that have not had, or would not reasonably be expected to have, a material adverse effect on the business of Rexahn.

              (b) Except as set forth on Schedule 2.15:

                   (i) All former and current consultants or contractors of Rexahn have executed and delivered written instruments with Rexahn, that assign to Rexahn all rights to any inventions, improvements, discoveries or information developed by them for or on behalf of Rexahn. All employees of Rexahn who participated in the creation or contributed to the development of the Rexahn Intellectual Property Rights were employees of Rexahn at the time of rendering such services, such services were within the scope of their employment and such employees have validly assigned all rights to the Rexahn Intellectual Property Rights to Rexahn; and

                   (ii) Rexahn has taken all such security measures as it has determined are commercially reasonable and appropriate, including entering into appropriate confidentiality and nondisclosure agreements with all of their employees, consultants and contractors, and any other persons with access to the Rexahn Intellectual Property Rights, trade secrets or know how of Rexahn, to protect the secrecy, confidentiality and value of all such Rexahn Intellectual Property Rights, trade secrets or know how and there has not been any breach by Rexahn, nor, to the knowledge of Rexahn, any other party to any such related agreements, other than such that would not reasonably be expected to have a material adverse effect on the business of Rexahn.

              SECTION 2.16 Permits; Compliance with Laws. Rexahn has all governmental licenses, authorizations, permits, consents and approvals ("Permits") required to own, lease and operate its properties and to carry on its business as currently conducted. Rexahn: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Rexahn under), nor has Rexahn received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Rexahn is a party or by which it or any of its assets or properties are bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or Governmental Authority, (iii) is not and has not been in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over Rexahn or any of its business or properties, including federal and state securities laws and regulations and (iv) is not in violation of any of its Permits, except where the failure to so comply did not have and would not reasonably be expected to have a material adverse effect on the business of Rexahn.

              SECTION 2.17  Related Party Contracts. Except as set forth on
Schedule 2.17, none of the officers, directors, or affiliates of Rexahn is presently a party to any transaction with Rexahn (other than for services as employees, officers and directors), including any loans, leases, agreements, arrangements or understandings outstanding between Rexahn and any of its officers, directors, or affiliates or any person related to or affiliated with any such officers or directors.

              SECTION 2.18 Benefit Plans. Except as set forth on Schedule 2.18, Rexahn does not have any pension, retirement, savings, profit sharing, stock-based, incentive compensation or other similar employee benefit plan.

              SECTION 2.19 Employee Matters. No employees of Rexahn are on strike or, to the best of Rexahn's knowledge, threatening any strike or work stoppage. Rexahn does not have any obligations under any collective bargaining or labor union agreements, nor is Rexahn involved in any material controversy with any of its employees or any organization representing any of its employees.

              SECTION 2.20 Trading With the Enemy Act; Patriot Act. No sale of Rexahn's securities nor Rexahn's use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Rexahn (i) is not a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (ii) does not engage in any dealings or transactions, or is otherwise associated, with any such person. Rexahn is in compliance with the USA Patriot Act of 2001.

                                  ARTICLE III
               Representations and Warranties Regarding Merger Sub

              The Company and Merger Sub each jointly and severally represents and warrants to Rexahn as follows with respect to Merger Sub:

              SECTION 3.1 Organization; Capitalization. Merger Sub is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Merger Sub Shares. On the Closing Date there will be 1,000 issued and outstanding Merger Sub Shares, all of which shall be fully paid and non-assessable and shall be owned solely by the Company. There are no issued or outstanding options or warrants to purchase Merger Sub Shares or any issued or outstanding securities of any nature convertible into Merger Sub Shares, or any agreements or understandings to issue any Merger Sub Shares, options or warrants.

              SECTION 3.2  Authorization.

              (a) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

              (b) Except for the filing of the Articles of Merger and the Certificate of Merger, the execution, delivery and performance of the Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated by the Agreement will not require on the part of Merger Sub any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any Person.

              SECTION 3.3 Binding Agreement. This Agreement has been duly executed and delivered by Merger Sub, and assuming the due execution and delivery of this Agreement by the Company, CRS Delaware and Rexahn, constitutes the valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              SECTION 3.4 No Conflicts. The execution, delivery and performance of the Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated by the Agreement will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Merger Sub or (ii) any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which Merger Sub or any of its properties or assets is subject, or result in the creation of any Encumbrances on any of its properties or assets.

              SECTION 3.5 Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of Merger Sub is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

              SECTION 3.6 Capitalization. On the date hereof, the authorized capital stock of Merger Sub consists of 1,000 Merger Sub Shares.

              SECTION 3.7 No Business Activity; Financial Condition. Merger Sub has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement. Merger Sub has no contracts or commitments to which it is a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Merger Sub Shares to the Company, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (iv) the consummation of the Merger, Merger Sub has had no financial or other transactions of any nature whatsoever. As of the date hereof, Merger Sub has no subsidiaries.

                                   ARTICLE IV
              Representations and Warranties Regarding CRS Delaware

              The Company and CRS Delaware each jointly and severally represents and warrants to Rexahn as follows with respect to CRS Delaware:

              SECTION 4.1 Organization; Standing and Power. CRS Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted. CRS Delaware is not required to be qualified or licensed as a foreign corporation in any other jurisdiction to conduct its business as currently conducted.

              SECTION 4.2  Authorization.

              (a) CRS Delaware has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

              (b) Except for the filing of the certificate of merger with respect to the Reincorporation, the execution, delivery and performance of the Agreement by CRS Delaware and the consummation by CRS Delaware of the transactions contemplated by the Agreement will not require on the part of CRS Delaware any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any Person.

              SECTION 4.3 Binding Agreement. This Agreement has been duly executed and delivered by CRS Delaware, and assuming the due execution and delivery of this Agreement by the Company, Merger Sub and Rexahn, constitutes the valid and binding obligation of CRS Delaware, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              SECTION 4.4 No Conflicts. The execution, delivery and performance of this Agreement by CRS Delaware and the consummation by CRS Delaware of the transactions contemplated by the Agreement will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of CRS Delaware or (ii) any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which CRS Delaware or any of its properties or assets is subject, or result in the creation of any Encumbrances on any of its properties or assets.

              SECTION 4.5 Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of CRS Delaware is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

              SECTION 4.6  Capitalization.

              (a) As of the date of this Agreement, (i) there are 1,000 issued and outstanding shares of Rexahn Pharmaceuticals Common Stock, all of which are be fully paid and non-assessable and are owned solely by the Company and (ii) except for the Reincorporation Merger Agreement (as defined in Section 8.7 hereto), there are no issued or outstanding options or warrants to purchase shares of Rexahn Pharmaceuticals Common Stock or any issued or outstanding securities of any nature convertible into shares of Rexahn Pharmaceuticals Common Stock, or any agreements or understandings to issue any shares of Rexahn Pharmaceuticals Common Stock, options or warrants.

              (b) As of the Closing, (i) the authorized capital stock of CRS Delaware will consist of 500,000,000 shares of Rexahn Pharmaceuticals Common Stock, of which 2,897,800 shares of Rexahn Pharmaceuticals Common Stock will be issued and outstanding (after giving effect to the Reincorporation) and 100,000,000 shares of preferred stock of the CRS Delaware, par value $.0001 per share, of which no shares will be issued and outstanding, (ii) all of the issued and outstanding shares of capital stock of CRS Delaware will have been duly authorized and validly issued and will be fully paid and nonassessable, (iii) no securities of CRS Delaware will be entitled to preemptive or similar rights,
(iv) no Person will have any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby, (v) there will be no outstanding options, warrants or other rights to acquire capital stock of CRS Delaware and (vi) except for this Agreement and the Reincorporation Merger Agreement, there will be no securities, options, warrants, calls, rights, commitments, agreements, understandings or arrangements to which CRS Delaware is a party or by which CRS Delaware is or may become bound to issue additional shares of capital stock of CRS Delaware, or securities or rights convertible or exchangeable into shares of capital stock of CRS Delaware.

              (c) As of the Closing, there will be no outstanding obligations, contingent or otherwise, of CRS Delaware to redeem, purchase or otherwise acquire any capital stock or other securities of CRS Delaware.

              (d) As of the Closing, there will be no stockholder agreements, voting trusts or other agreements or understandings to which CRS Delaware is a party or by which CRS Delaware is bound relating to the voting of any shares of the capital stock of CRS Delaware.

              SECTION 4.7 No Business Activity; Financial Condition. As of the date hereof, (i) CRS Delaware has been organized solely for the purpose of consummating the Reincorporation and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this

Agreement, (ii) CRS Delaware has no contracts or commitments to which it is a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger and Reincorporation, (iii) except for (A) the incurring of expenses of its organization, (B) the issuance of 1,000 shares of common stock, par value $.01 per share, of CRS Delaware to the Company, (C) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (D) the consummation of the Reincorporation and the Merger, CRS Delaware has had no financial or other transactions of any nature whatsoever and (iv) CRS Delaware has no subsidiaries.

                                   ARTICLE V
              Representations and Warranties Regarding the Company

              The Company hereby represents and warrants to Rexahn as follows, except to the extent set forth on the corresponding sections of the schedule of exceptions attached hereto and made a part hereof:

              SECTION 5.1 Organization; Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted. Copies of the Certificate of Incorporation and By-laws, corporate minute books, stock certificate books and stock transfer books of the Company that have heretofore been delivered to Rexahn are true, correct and complete. The Company is not required to be qualified or licensed as a foreign corporation in any other jurisdiction to conduct its business as currently conducted.

              SECTION 5.2  Authorization.

              (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval by the stockholders of the Company whose consent is required in accordance with the laws of the State of New York to consummate the Reincorporation and the transactions related thereto, and to consummate the transactions contemplated by this Agreement.

              (b) Except for the consent and approval of the stockholders of the Company to consummate the Reincorporation, which will include the conversion of each outstanding share of Company Common Stock into one one-hundredth (1/100) of a share of Rexahn Pharmaceuticals Common Stock (the "Reverse Stock Split"), the name change of the Company to "Rexahn Pharmaceuticals, Inc." (the "Name Change"), the authorization to issue 100,000,000 shares of preferred stock, par value $.0001 per share, of Rexahn Pharmaceuticals (the "Preferred Stock Authorization") and the filing of a certificate of merger to effect such Reincorporation, the execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated by the Agreement will not require on the part of the Company any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any Person.

              SECTION 5.3 Binding Agreement. This Agreement has been duly executed and delivered by the Company, and assuming the due execution and delivery of this Agreement by Rexahn, CRS Delaware and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              SECTION 5.4 No Conflicts. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of the Company or (ii) except for such violations, conflicts, breaches, defaults or accelerations that, individually or in the aggregate, have a material adverse effect on the business of the Company, any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which the Company is a party or to which it or any of its properties or assets is subject, or result in the creation of any Encumbrances on any of its properties or assets.

              SECTION 5.5 Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of the Company is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

              SECTION 5.6  Capitalization.

              (a) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock. As of the date hereof, 289,780,000 shares of

Common Stock are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. There are no outstanding options, warrants or other rights to acquire capital stock of the Company and there are no securities, options, warrants, calls, rights, commitments, agreements, understandings or arrangements to which the Company is a party or by which the Company is or may become bound to issue additional shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company.

              (b) There are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of the Company.

              (c) There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which the Company is bound relating to the voting of any shares of the capital stock of the Company.

              SECTION 5.7 Subsidiaries. Other than Merger Sub which the Company wholly owns, the Company does not have any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

              SECTION 5.8 Investment Company/Investment Adviser. The business of the Company does not require it to be registered as an investment company, as such term is defined under the Investment Company Act of 1940, as amended, nor does it require the Company to be registered as an investment adviser, as such term is defined under the Investment Advisers Act of 1940, as amended, or under applicable New York State laws.

              SECTION 5.9  SEC Reports; Financial Statements.

              (a) The Company has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, since April 29, 2003 (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis. As of their respective dates (and as of the date of any amendment to the respective SEC Report), the

SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with GAAP consistently applied during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of the Company as of the dates and for the respective periods to which they apply, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

              (b) Since September 30, 2004, except as specifically disclosed in the SEC Reports:

                   (i) there has not been any material adverse change in the business, financial condition or results of operations of the Company, its liabilities, assets or any damage, loss or other change in circumstances materially affecting the Company, its business or assets or the Company's right to carry on its business;

                   (ii) the Company has not incurred, assumed, guaranteed or endorsed any liabilities (contingent or otherwise) or amended of any material term of any outstanding security;

                   (iii) there has been no sale, assignment, disposal, transfer, mortgage, pledge, encumbrance or lease of any asset or property of the Company;

                   (iv) there has been no change in accounting methods or practices or the identity of its auditors, nor any revaluation of any asset of the Company;

                   (v) there has been (x) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of the Company in respect of its stock, whether in cash or property, and (y) no purchase or redemption of any share of the capital stock of the Company;

                   (vi) the Company has not issued any equity securities to any officer, director or affiliate of the Company;

                   (vii) the Company has not made any loan, advance or capital contributions to or investment in any Person;

                   (viii) the Company has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company;

                   (ix) the Company has not increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of the Company;

                   (x) the Company has not granted any severance or termination pay to any current or former director, officer or employee of the Company, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company;

                   (xi) the Company has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to the Company or entered into any transaction by the Company not in the ordinary course of business;

                   (xii) there has been no release, compromise, waiver or cancellation of any debt to or claim by the Company, or waiver of any right of the Company;

                   (xiii) there have been no capital expenditures by the Company;

                   (xiv) there has been no material damage or destruction to, or loss of, physical property (whether or not covered by insurance) of the Company;

                   (xv) there has been no guaranty by the Company of any indebtedness of any Person;

                   (xvi) the Company has not entered into any transaction or commitment made, or any contract or agreement entered into, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on, any assets) or any relinquishment by the Company of any contract or other right;

                   (xvii) the Company has not participated or engaged in any discussions or negotiations with any Person regarding, or entered into any transaction concerning, a merger, stock exchange or consolidation, other than with the other parties hereto, or liquidated or dissolved itself (or suffered any liquidation or dissolution) or conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of related transactions, all or a substantial part of its property, business, assets or capital stock or securities convertible into equity, or made any material change in its current method of conducting business;

                   (xviii) there has been no agreement or commitment by the Company to do any of the foregoing described in clauses (i) through (xviii); and

                   (xix) there has been no other event or condition of any character that has had, or could reasonably be expected to have, a material adverse effect on the properties, business, operations, financial condition, assets or prospects of the Company.

              SECTION 5.10 Assets; Liens. Except as set forth in the SEC Reports, since September 30, 2004, the Company has not acquired any assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash. No Encumbrances exist on any of the Company's assets.

              SECTION 5.11 Liabilities; Claims. Except as set forth in (i) the SEC Reports and (ii) the amounts of accrued but unpaid salary due to Frank Ferraro ("Ferraro") under the Employment Agreement dated January 1, 2003 for the period from September 30, 2004 through December 31, 2004, which aggregate amount due to Ferraro is $122,500 as of December 31, 2004, there are no liabilities (including, but not limited to, tax liabilities) or claims against the Company (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or claim.

              SECTION 5.12 Material Contracts. Except as filed as exhibits to the SEC Reports, the Company has no "material contracts" (as defined in Item 601(b)(10) of Regulation S-B of the SEC) to which it is a party. The Company is not a party to or bound by any contract which would prohibit or materially delay the consummation of the transactions contemplated by this Agreement. All of the Company's "material contracts" are in good standing, valid and effective in accordance with their respective terms, and neither the Company nor any other party to a "material contract" of the Company has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any such "material contract".

              SECTION 5.13  Tax Matters.

              (a) All federal, state, county, local and foreign income, excise, property and other tax returns required to be filed by the Company and its subsidiaries have been timely filed and all such duly filed tax returns are true and correct in all material respects. All required taxes, fees or assessments have been paid or an adequate reserve therefor has been established (in accordance with GAAP) in the financial statements of the Company included in the SEC Reports. The federal income tax returns and state and foreign income tax returns of the Company and its subsidiaries have not been audited by the IRS or any other taxing authority and the Company or its subsidiaries have not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. Neither the IRS nor any state, local, foreign or other taxing authority has proposed in writing any additional taxes, interest or penalties with respect to the Company or its subsidiaries or any of their operations or businesses. There are no pending, or to the knowledge of the Company, threatened, tax claims or assessments, and there are no pending, or to the knowledge of the Company, threatened, tax examinations by any taxing authorities. Neither the Company nor its subsidiaries have given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to taxes of the Company or its subsidiaries for any taxable period. There are no liens for taxes upon the assets of the Company or its subsidiaries except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company or its subsidiaries has not filed a request with the IRS for changes in accounting methods within the last three (3) years which change would affect the accounting for tax purposes, directly or indirectly, of its business.

              (b) The Company and its subsidiaries have not taken any action nor do they have any knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger or the Reincorporation from qualifying as a tax free reorganization within the meaning of Section 368(a) of the Code.

              (c) The Company and its subsidiaries do not have any liability for taxes of any person as a result of being a member of an affiliated, consolidated, combined or unitary group under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), nor is it bound by any obligation under any tax sharing agreement, tax indemnification agreement or similar contract or arrangement.

              SECTION 5.14 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. The Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within the Company, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date of its most recently filed periodic report (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or in other factors that could significantly affect the Company's internal control over financial reporting. The Company's auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

              SECTION 5.15 Solvency; Indebtedness. Based on the financial condition of the Company as of the Closing Date: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured indebtedness of the Company, or for which the Company has commitments. The Company is not in default with respect to any indebtedness. At the Closing, there will be no outstanding liabilities, obligations or indebtedness of the Company whatsoever.

              SECTION 5.16 Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature pending, or to the Company's knowledge threatened, directly or indirectly involving the Company or its officers, directors or affiliates, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement. The Company is not subject to any order, judgment, injunction, rule or decree of any Governmental Authority or arbitrator.

              SECTION 5.17 Insurance. The Company has no casualty and liability policies and other insurance policies.

              SECTION 5.18 Intellectual Property. The Company has no patents, patent applications, trademarks, trademark registrations or applications therefor, service marks, service mark registrations or applications therefor, trade names, copyrights, copyright registrations or applications therefor or any other proprietary intellectual property and other rights relating to the foregoing. The Company has no knowledge of any infringements by the Company of any third party's intellectual property.

              SECTION 5.19 Permits; Compliance with Laws. The Company has all Permits required to own, lease and operate its properties and to carry on its business as currently conducted. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust or other agreement, instrument or contract to which the Company is a party or by which it or any of its assets or properties are bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, (iii) is not and has not been in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over the Company or any of its business or properties, including federal and state securities laws and regulations and (iv) is not in violation of any of its Permits.

              SECTION 5.20 Related Party Contracts. Except as set forth in the SEC Reports, none of the officers, directors, or affiliates of the Company (including Ferraro) is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any loans, leases, agreements, arrangements or understandings outstanding between the Company and any of its officers, directors, or affiliates or any person related to or affiliated with any such officers or directors.

              SECTION 5.21 Employee Matters; Benefit Plans. Except for Ferraro, the Company has no employees and there are no labor disputes, grievances or requests for arbitration. Except for the Company's 2003 Omnibus Stock Option Plan, the Company has no pension, retirement, savings, profit sharing, stock-based, incentive compensation or other similar employee benefit plan.

              SECTION 5.22 Trading With the Enemy Act; Patriot Act. No sale of the Company's securities or the Company's use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company (i) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (ii) does not engage in any dealings or transactions, or be otherwise associated, with any such person. The Company is in compliance with the USA Patriot Act of 2001.

              SECTION 5.23 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

              SECTION 5.24 Environmental Matters. The Company has complied with all applicable environmental laws. There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Authority or other entity relating to any environmental law involving the Company.

              SECTION 5.25 Listing on the OTCBB. The Company Common Stock has been approved for listing on the Over-The-Counter Bulletin Board (the "OTCBB") and the Company has and continues to satisfy all of the requirements of the OTCBB for such listing and for the trading of Company Common Stock thereunder.

              SECTION 5.26 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided Rexahn or its agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning the Company. The Company understands and confirms that Rexahn will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Rexahn regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. The Company acknowledges and agrees that Rexahn has not made, nor is Rexahn making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

                                   ARTICLE VI
           Non-Survival of Representations, Warranties and Agreements

              SECTION 6.1 None of the representations, covenants and warranties contained in this Agreement (including, but not limited to, all statements contained in any certificate or other instrument delivered by or on behalf of the Company, Merger Sub, CRS Delaware or Rexahn pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Effective Time, except for the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time.

                                  ARTICLE VII
      Conditions of Obligations of Merger Sub, CRS Delaware and the Company

              The obligation of Merger Sub, CRS Delaware and the Company to consummate the Merger and other transactions contemplated hereby is subject to the satisfaction or waiver of the following conditions prior to the Closing
Date:

              SECTION 7.1 Compliance with Representations, Warranties and Covenants. Each of the representations and warranties of Rexahn set forth in this Agreement should be true and correct as the date hereof and as the Closing Date as though made on and as of the Closing Date and Rexahn shall be in compliance with its covenants contained herein in all material respects, and Merger Sub and the Company each shall receive from Rexahn certificates to such effect from an officer of Rexahn as of the Closing Date.

              SECTION 7.2 No Material Adverse Change. Except as disclosed in this Agreement or in the Rexahn Schedule of Exceptions, no material adverse change in the aggregate shall have occurred in the financial condition, business, properties, assets, liabilities or results of operations of Rexahn since September 30, 2004.

              SECTION 7.3 Filings and Approvals. All applicable filings and regulatory approvals, as well as any other third party approvals, required to be made or obtained by Rexahn shall have been made or obtained.

              SECTION 7.4 Stockholder Approvals. This Agreement and the transactions contemplated hereby shall have been approved by appropriate action of the stockholders of Rexahn and resolutions to that effect shall have been delivered to the Company.

              SECTION 7.5 No Claims. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court or Governmental Authority against Rexahn that could materially and adversely affect the ability of Rexahn to consummate the transactions contemplated by this Agreement.

              SECTION 7.6 No Injunctions, Restraints or Pending Governmental Actions; Illegality. No applicable laws shall have been adopted, promulgated or enforced by any Governmental Authority, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction (an "Injunction") shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. No proceeding initiated by any Governmental Authority seeking, and which is reasonably likely to result in the granting of, an Injunction shall be pending.

                                  ARTICLE VIII
                       Conditions of Obligations of Rexahn

              The obligations of Rexahn to consummate the Merger are subject to the following conditions prior to the Closing Date:

              SECTION 8.1 Compliance with Representations, Warranties and Covenants. Each of the representations and warranties of Merger Sub, CRS Delaware and the Company set forth in this Agreement (other than those representations and warranties of CRS Delaware which are made as of a specified date herein) shall be true and correct as of the date hereof and as of Closing Date as though made on and as of the Closing Date and Merger Sub, CRS Delaware and the Company shall be in compliance with their respective covenants contained herein in all material respects, and Rexahn shall have received from each of Merger Sub, CRS Delaware and the Company a certificate to such effect from an officer of Merger Sub, CRS Delaware and the Company, as the case may be, as of the Closing Date.

              SECTION 8.2 No Material Transactions. Except as disclosed in this Agreement or pursuant to the Reincorporation, no material transactions shall have been entered into by Merger Sub, CRS Delaware or the Company, other than transactions in the ordinary course of business, since September 30, 2004, except as referred to in this Agreement or in connection herewith, with the prior written consent of Rexahn.

              SECTION 8.3 No Material Adverse Change. Except as disclosed in this Agreement or pursuant to the Reincorporation, no material adverse change shall have occurred in the financial condition, business, properties, assets, liabilities or results of operations of Merger Sub, CRS Delaware or the Company since September 30, 2004.

              SECTION 8.4 Filings and Approvals. All applicable filings and regulatory approvals, as well as any other third party approvals, required to be made or obtained by the Company, Merger Sub or CRS Delaware have been made or obtained, including but not limited to the filing with the SEC and mailing to its stockholders of a proxy statement under Regulation 14A of the Exchange Act with respect to a special meeting of the Company's stockholders to approve the Reincorporation and the transactions related thereto (including the Reverse Stock Split, the Name Change and the Preferred Stock Authorization) and a statement containing the information required by Rule 14f-1 under the Exchange Act and compliance with the applicable securities or "blue sky" laws and regulations of any state or other Governmental Authority.

              SECTION 8.5 Board Resignations. CRS Delaware shall have held a meeting, or obtained the unanimous written consent, of its Board of Directors at which meeting, or in which consent, all of its directors shall have resigned and the persons designated by Rexahn shall have been appointed as directors of the Company, to fill the vacancies created thereby, all subject to the consummation of the Merger and effective upon the expiration of the time period following the mailing of the statement required under Rule 14f-1 of the Exchange Act.

              SECTION 8.6 Auditor. The independent auditors for the Company shall have consented to their resignation as the independent auditor of the Company, effective at the Closing, and to the use by Rexahn following the Closing of all financial statements of the Company on which their audit opinion was issued in all filings to be made with the SEC in which such financial statements are required.

              SECTION 8.7 Reincorporation. Immediately prior to the Closing, the Company shall have consummated the Reincorporation as a tax free reorganization within the meaning of Section 368(a) of the Code, which will include the Reverse Stock Split, the Name Change and the Preferred Stock Authorization, pursuant to the terms and conditions set forth in the Agreement and Plan of Merger in the form attached hereto as Exhibit C (the "Reincorporation Merger Agreement").

              SECTION 8.8 Settlement Agreement. Prior to the Closing, the Company and Ferraro shall have executed a Settlement Agreement in the form attached hereto as Exhibit D (the "Settlement Agreement").

              SECTION 8.9 No Claims. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court or Governmental Authority against the Company or Merger Sub that could materially and adversely affect the ability of the Company or Merger Sub to consummate the transaction contemplated by this Agreement.

              SECTION 8.10 No Injunctions, Restraints or Pending Governmental Actions; Illegality. No applicable laws shall have been adopted, promulgated or enforced by any Governmental Authority, and no Injunction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. No proceeding initiated by any Governmental Authority seeking, and which is reasonably likely to result in the granting of, an Injunction shall be pending.

                                   ARTICLE IX
                                 Other Covenants

              SECTION 9.1 Company Special Meeting of Stockholders. The Company shall hold a special meeting of stockholders to approve and adopt the Reincorporation Merger Agreement and the Reincorporation, which will include the Reverse Stock Split, the Name Change and the Preferred Stock Authorization.

              SECTION 9.2 Rexahn Special Meeting of Stockholders. Rexahn shall hold a special meeting of stockholders to approve and adopt this Agreement and the Merger.

              SECTION 9.3 Public Announcements. No press release or announcement concerning the Merger, this Agreement or the transactions related hereto will be issued by any party without the prior consent of the other parties, except as such release or announcement may be required by law, in which case the party required to make the release or announcement will, to the extent practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

              SECTION 9.4 Preparation of Proxy Statement and Information Statement. As promptly as practicable after the execution of this Agreement, the Company will prepare and file with the SEC and mail to its stockholders a proxy statement under Regulation 14A of the Exchange Act with respect to a special meeting of the Company's stockholders to approve the Reincorporation and the transactions related thereto (including the Reverse Stock Split, the Name Change and the Preferred Stock Authorization) and a notice that complies with Rule 14f-1 of the Exchange Act and will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement. The Company and Rexahn shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 9.4.

              SECTION 9.5 Tax Treatment. None of the Company, Merger Sub, CRS Delaware or Rexahn shall knowingly take any action that could reasonably be expected to disqualify the Merger or the Reincorporation as a "reorganization" within the meaning of Section 368(a) of the Code.

              SECTION 9.6 Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other party hereto in order to carry out the intent and purposes of this Agreement.

              SECTION 9.7 Settlement Agreement. Prior to the Closing, each of the Company and Ferraro shall have executed the Settlement Agreement.

              SECTION 9.8 Issuance of Stock. Following the Closing, the Company shall issue 500,000 shares of Rexahn Pharmaceuticals Common Stock to Ferraro pursuant to the Settlement Agreement.

              SECTION 9.9 Stockholders Agreements. Concurrently with the execution and delivery of this Agreement, each of Ferraro, Sung Kee Chung and Sung Sook Park shall execute and deliver a Stockholders Agreement, substantially in the form attached as Exhibit E hereto.

              SECTION 9.10 Company Actions Prior to Closing. Except as otherwise contemplated by this Agreement, from the date hereof through the Closing, the Company (or, following the Reincorporation, the CRS Delaware) shall not, other than in the ordinary course of business consistent with past practice, without the prior written consent of Rexahn:

                   (a) sell, lease, assign, transfer or otherwise dispose of any material assets;

                   (b) agree to assume or assume, guarantee, endorse or otherwise in any way be, or become responsible or liable for, directly or indirectly, any material contingent obligation;

                   (c) participate or engage in any discussions or negotiations with any Person regarding, or enter into any transaction concerning, a merger, stock exchange or consolidation, other than with the other parties hereto, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, assets or capital stock or securities convertible into equity, or make any material change in its present method of conducting business;

                   (d) except for the filing of a certificate of merger to effect the Reincorporation, make any amendment to its certificate of incorporation or bylaws;

                   (e) except for the Settlement Agreement, enter into or amend any employment agreements or increase the salary or bonus of any existing employee or with any person to become an officer of the Company;

                   (f) incur any liabilities (including, but not limited to. tax liabilities) or claims against the Company (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured);

                   (g) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property, assets, income or profits, whether now owned or hereafter acquired;

                   (h) declare or authorize any dividends or distributions on any shares of its capital stock;

                   (i) make any tax election, change any annual tax accounting period, amend any tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment; or

                   (j) make any commitment, agreement or understanding with respect to any of the foregoing.

              SECTION 9.11 Rexahn Actions Prior to Closing. Except as set forth on Schedule 9.11 or as otherwise contemplated by this Agreement, from the date hereof through the Closing, Rexahn shall not, other than in the ordinary course of business consistent with past practice, without the prior written consent of the Company:

                   (a) sell, lease, assign, transfer or otherwise dispose of any material assets;

                   (b) agree to assume or assume, guarantee, endorse or otherwise in any way be, or become responsible or liable for, directly or indirectly, any material contingent obligation;

                   (c) participate or engage in any discussions or negotiations with any Person regarding, or enter into any transaction concerning, a merger, stock exchange or consolidation, other than with the other parties hereto, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, assets or capital stock or securities convertible into equity, or make any material change in its present method of conducting business;

                   (d) make any amendment to its certificate of incorporation or bylaws;

                   (e) enter into or amend any employment agreements or increase the salary or bonus of any existing employee or with any person to become an officer of Rexahn;

                   (f) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property, assets, income or profits, whether now owned or hereafter acquired;

                   (g) declare or authorize any dividends or distributions on any shares of its capital stock;

                   (h) make any tax election, change any annual tax accounting period, amend any tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment; or

                   (i) make any commitment, agreement or understanding with respect to any of the foregoing.

                                   ARTICLE X
                           Termination or Abandonment

              SECTION 10.1 Termination or Abandonment. This Agreement may be terminated and the Merger may be abandoned by mutual agreement or by either the Company or Rexhan, acting by its Board of Directors, by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Merger is subject. In the event of termination of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Constituent Corporations, their respective Boards of Directors or any other party to this Agreement.

                                   ARTICLE XI
                                  Miscellaneous

              SECTION 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to the Company:         Corporate Road Show.com Inc.
                           80 Orville Drive - Suite 100
                           Bohemia, NY  11716
                           Facsimile: (212) 826-9307
                           Frank@corporateroadshow.com

With a copy to:            Rubin, Bailin, Ortoli, Mayer & Baker LLP
                           405 Park Avenue
                           New York, NY  10022
                           Attention:  William S. Rosenstadt, Esq.
                           Facsimile: (212) 826-9307
                           wrosenstadt@rbolaw.com

If to Rexahn:              Rexahn, Corp
                           9620 Medical Center Drive
                           Rockville, MD 20850

                           Attn:  Ted T.H. Jeong
                           Facsimile: (240) 268-5310
                           Ted@Rexahn.com

With a copy to:            Chadbourne & Parke LLP
                           1200 New Hampshire Avenue, N.W.
                           Washington, DC  20036
                           Attn: Hwan Kim, Esq.
                           Facsimile: (202) 974-5602
                           HKim@Chadbourne.com

If to Merger Sub:          CR Merger Sub, Inc.
                           c/o Frank Ferraro
                           Corporate Road Show.com Inc.
                           80 Orville Drive - Suite 100
                           Bohemia, NY  11716
                           Facsimile: (212) 826-9307
                           Frank@corporateroadshow.com

With a copy to:            Rubin, Bailin, Ortoli, Mayer & Baker LLP
                           405 Park Avenue
                           New York, NY  10022
                           Attention:  William S. Rosenstadt, Esq.
                           Facsimile: (212) 826-9307
                           wrosenstadt@rbolaw.com

If to CRS Delaware:        CRS Delaware, Inc.
                           c/o Frank Ferraro
                           Corporate Road Show.com Inc.
                           80 Orville Drive - Suite 100
                           Bohemia, NY  11716
                           Facsimile: (212) 826-9307
                           Frank@corporateroadshow.com

With a copy to:            Rubin, Bailin, Ortoli, Mayer & Baker LLP
                           405 Park Avenue
                           New York, NY  10022
                           Attention:  William S. Rosenstadt, Esq.
                           Facsimile: (212) 826-9307
                           wrosenstadt@rbolaw.com
or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five (5) business days after the date of mailing.

              SECTION 11.2  Amendments; No Waivers.

              (a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Rexahn; or in the case of a waiver, by the party against whom the waiver is to be effective.

              (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

              SECTION 11.3 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incident to negotiation, preparation and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, including, without limitation, fees, expenses and disbursements of their respective financial advisors, accountants and counsel.

              SECTION 11.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

              SECTION 11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

              SECTION 11.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

              SECTION 11.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

              SECTION 11.8 Entire Agreement. This Agreement and the attached Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

              SECTION 11.9 Consent. Whenever consent is required to be given by any party to any other party hereunder in connection with any matter contemplated hereby, such consent shall not be unreasonably withheld, delayed or conditioned.

              SECTION 11.10 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

              SECTION 11.11 Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

              SECTION 11.12 Public Announcements. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure.

              SECTION 11.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

              SECTION 11.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.


                                            CORPORATE ROAD SHOW.COM INC.

                                            By: /s/ Frank Ferraro
                                                ------------------------------
                                                Name:  Frank Ferraro
                                                Title: President


                                            CRS MERGER SUB, INC.

                                            By: /s/ Cheong Chah
                                                ------------------------------
                                                Name:  Cheong Chah
                                                Title: President


                                            CRS DELAWARE, INC.

                                            By: /s/ Cheong Chah
                                                ------------------------------
                                                Name:  Cheong Chah
                                                Title: President


                                            REXAHN, CORP

                                            By: /s/ Chang H. Ahn
                                                ------------------------------
                                                Name:  Chang H. Ahn
                                                Title: Chief Executive Officer

                                                                   SCHEDULE A

                        Rexahn Outstanding Capitalization


---------------------------------------------------  --------------------------
Authorized Shares of Common Stock:                           20,000,000

---------------------------------------------------  --------------------------
Authorized Shares of Preferred Stock:                        10,000,000

---------------------------------------------------  --------------------------
Outstanding Shares of Common Stock:                           7,628,166

---------------------------------------------------  --------------------------
Shares of Common Stock Issuable Upon                          1,195,000
Exercise of Outstanding Options/Warrants:                    ----------

---------------------------------------------------  --------------------------
Fully-Diluted Common Shares Outstanding:                      8,823,166
                                                              =========

---------------------------------------------------  --------------------------

                                                                     APPENDIX C


                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------



                                      INDEX

                                                                                Page(s)

Independent Auditors' Report                                                     C-2

Financial Statements:
   Balance Sheets as of December 31, 2004 and 2003                               C-3
   Statements of Operations for the Years Ended December 31, 2004 and 2003       C-4

   Statement of Shareholders' Equity for the Two Years Ended December 31, 2004   C-5

   Statements of Cash Flows for the Years Ended December 31, 2004 and 2003       C-6

Notes to Financial Statements                                             C-7 - C-11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Shareholders
Corporate Road Show.com, Inc.
Bohemia, New York


We have audited the accompanying balance sheets of Corporate Road Show.com, Inc., as of December 31, 2004 and 2003, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Corporate Road Show.com, Inc. and the results of its operations and its cash flows for the periods mentioned in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses since its inception and has negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ LAZAR LEVINE & FELIX LLP
                                        ----------------------------
                                          LAZAR LEVINE & FELIX LLP

New York, New York
February 25, 2005

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                                 BALANCE SHEETS
                                 --------------
                           DECEMBER 31, 2004 AND 2003
                           --------------------------

                                                                            2004          2003
                                                                         ----------    ----------
                                       - ASSETS -
CURRENT ASSETS:
   Cash                                                                  $    6,600    $   16,775
   Accounts receivable                                                        5,000            --
   Prepaid expenses                                                           1,586         3,061
                                                                         ----------    ----------
     TOTAL CURRENT ASSETS                                                    13,186        19,836
                                                                         ----------    ----------
EQUIPMENT, at cost less accumulated depreciation of $7,115 and $3,828
   for 2004 and 2003, respectively                                            9,311        12,598
                                                                         ----------    ----------
OTHER ASSETS:
   Deferred offering costs                                                       --        61,120
   Other assets                                                               1,050         1,800
   Investments - available-for-sale securities                                   --        24,625
                                                                         ----------    ----------
                                                                              1,050        87,545
                                                                         ----------    ----------

                                                                         $   23,547    $  119,979
                                                                         ==========    ==========

                   - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                 $    6,304    $    1,080
   Payroll taxes withheld                                                     9,259         3,743
   Due to officer                                                           118,046        42,026
                                                                         ----------    ----------
     TOTAL CURRENT LIABILITIES                                              133,609        46,849
                                                                         ----------    ----------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
Common stock, $.0001 par value; 500,000,000 shares authorized,
     289,780,000 and 286,500,000 shares issued and outstanding in
     2004 and 2003, respectively                                             28,978        28,650
   Additional paid-in capital                                               515,067       457,370
   Accumulated deficit                                                     (654,107)     (374,340)
   Accumulated other comprehensive income (loss)                                 --       (38,550)
                                                                         ----------    ----------
                                                                           (110,062)       73,130
                                                                         ----------    ----------

                                                                         $   23,547    $  119,979
                                                                         ==========    ==========

                             See accompanying notes.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                     --------------------------------------

                                                                     2004           2003
                                                                 -----------    -----------
REVENUES:
     Fees for services                                           $    71,500    $    78,689
     (Loss) gain on sale of securities                               (11,623)         5,906
                                                                 -----------    -----------
                                                                      59,877         84,595
                                                                 -----------    -----------
COSTS AND EXPENSES:
     Production costs                                                 10,765          4,715
     Computer expenses                                                 6,173          2,894
     Compensation expense                                             90,000        133,220
     Payroll taxes                                                     7,311         11,405
     Advertising and promotion                                         8,208         28,659
     Professional fees                                               152,901         18,515
     Depreciation                                                      3,287          3,128
     Insurance                                                        11,962         16,538
     Rent                                                             17,107         21,338
     Other expenses                                                   18,885         12,904
     Impairment loss on marketable securities                         13,045             --
                                                                 -----------    -----------
                                                                     339,644        253,316
                                                                 -----------    -----------

NET (LOSS)                                                       $  (279,767)   $  (168,721)
                                                                 ===========    ===========
(LOSS) PER SHARE:
   Basic and diluted                                             $        --    $        --
                                                                 ===========    ===========

   Weighted average number of common shares outstanding          287,320,000    286,415,050
                                                                 ===========    ===========

                             See accompanying notes.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                        STATEMENT OF SHAREHOLDERS' EQUITY
                        ---------------------------------
                    FOR THE TWO YEARS ENDED DECEMBER 31, 2004
                    -----------------------------------------

                                                                                                  Accumulated
                                              Common Stock           Additional                       Other            Total
                                      ---------------------------      Paid-In     Accumulated    Comprehensive    Shareholders'
                                         Number         Amount         Capital       Deficit      Income (Loss)   Equity (Deficit)
                                      ------------   ------------   ------------   ------------   -------------   ---------------
BALANCE AT
   DECEMBER 31, 2002                  285,500,000    $    28,550    $   437,470    $  (205,619)   $     23,092    $      283,493

Compensatory shares                     1,000,000            100         19,900             --              --            20,000

Unrealized loss on equity securities           --             --             --             --         (61,642)          (61,642)

Net loss for the year ended
   December 31, 2003                           --             --             --       (168,721)             --          (168,721)
                                      ------------   ------------   ------------   ------------   -------------   ---------------
BALANCE AT
   DECEMBER 31, 2003                  286,500,000         28,650        457,370       (374,340)        (38,550)           73,130


Gain on equity securities                      --             --             --             --          25,505            25,505

Issuance of shares for cash                30,000              3          4,577             --              --             4,600

Compensatory shares - legal fees        3,050,000            305         53,120             --              --            53,425

Other than temporary decline in
    fair value                                 --             --             --             --          13,045            13,045

Net loss for the year ended
    December 31, 2004                          --             --             --       (279,767)             --          (279,767)
                                      ------------   ------------   ------------   ------------   -------------   ---------------
BALANCE AT
    DECEMBER 31, 2004                 289,780,000    $    28,978    $   515,067    $  (654,107)   $         --    $     (110,062)
                                      ===========    ===========    ===========    ===========    ============    ==============

                             See accompanying notes.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                     --------------------------------------

                                                                                         2004          2003
                                                                                      ----------    ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                         $ (279,767)   $ (168,721)
     Adjustments to reconcile net loss to net cash (used) by operating activities:
         Depreciation                                                                      3,287         3,128
         Loss (gain) on sale of investments                                               11,623        (5,906)
         Impairment loss on marketable securities                                         13,045            --
         Compensatory shares                                                              53,425        20,000
         Offering costs expensed                                                          66,513            --
     Changes in assets and liabilities:
       Accounts receivable                                                                (5,000)           --
       Prepaid expenses                                                                    1,475        (2,571)
       Accounts payable and accrued expenses                                               5,224        (5,500)
       Payroll taxes payable                                                               5,516            94
       Due to officer                                                                     76,020        42,026
                                                                                      ----------    ----------
         Net cash (used) by operating activities                                         (48,639)     (117,450)
                                                                                      ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of equipment                                                                   --        (7,868)
     Investments held for sale                                                                --       (65,391)
     Proceeds from sale of investments                                                    33,114        19,755
     Security deposits                                                                       750            --
                                                                                      ----------    ----------
         Net cash provided (used) by investing activities                                 33,864       (53,504)
                                                                                      ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayment of officer's loans                                                         --          (195)
     Offering costs                                                                           --       (46,120)
     Sale of equity units                                                                  4,600            --
                                                                                      ----------    ----------
         Net cash provided (used) by financing activities                                  4,600       (46,315)
                                                                                      ----------    ----------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                              (10,175)     (217,269)

     Cash and cash equivalents - beginning of period                                      16,775       234,044
                                                                                      ----------    ----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                              $   6,600    $   16,775
                                                                                       =========    ==========

                             See accompanying notes.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2004 AND 2003
                           --------------------------

NOTE 1 -  DESCRIPTION OF COMPANY / GOING CONCERN:

          Corporate Road Show.Com Inc. (the "Company") was organized in the state of New York on November 1, 1999. The Company is an internet-based marketing operation which produces corporate videos available on both the worldwide web via its website or in a hardcopy format. The website serves as a portal for companies to showcase their products and market their goods and services to the business and financial communities. The Company has the capabilities to offer clients custom-made "live" and "on demand" video and audio productions as well as compact disk and DVD copies by writing, shooting, editing and prepping in-house as well as hosting such presentations on its website.

          The Company, since its inception, has incurred net losses of $654,107 and at December 31, 2004, current liabilities exceeded current assets by $120,423. During 2004, the Company attempted to sell its common stock on a self-underwritten basis by using Company officers, directors, participating licensed broker-dealers or in private transactions and was unsuccessful. See also Note 4.


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Statements of Cash Flows:

          For purposes of the statements of cash flows the Company considers all highly liquid investments purchased/acquired with a remaining maturity of three months or less to be cash equivalents.

     (c)  Fair value:

          The Company's financial instruments consist primarily of cash and cash equivalents and accounts payable. The recorded values of cash and cash equivalents and accounts payable approximate their fair values based on their short-term nature.

     (d)  Fixed Assets:

          Fixed assets are recorded at cost. Depreciation and amortization are provided on a straight-line basis over 5 years.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2004 AND 2003
                           --------------------------

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (e)  Deferred Offering Costs:

          The Company, in connection with its proposed offering ("the Offering") of its securities, incurred certain costs which were deferred. The Offering was not completed and as a result $61,120 of deferred expenses were charged to operations (included in professional fees) in 2004.

     (f)  Revenue Recognition:

          The Company recognizes revenue at the time that all services have been substantially completed. The Company has received equity securities in certain entities as payments for services provided to these entities. Some of these entities are privately owned, newly formed and have no operating history. Since there is no assurance that these securities are marketable, the Company has not recognized any revenue upon receipt. Revenue will be recorded at the time the securities are determined to have a monetary value. The Company also receives restricted securities in publicly traded entities. In such instances, revenue is recorded with a discount of 75% from the market value at the time of receipt. At the time that such securities are sold in the public market, the Company recognizes any resulting gain and/or loss.

     (g)  Income Taxes:

          The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carry forwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not, that such assets will be realized.

     (h)  Loss Per Common Share:

          Loss per common share was calculated by dividing the net loss by the weighted average number of shares outstanding for each period presented.

     (i)  Investments/Statement of Comprehensive Income:

          Investments in debt and equity securities are classified as available-for-sale, held-to-maturity or as part of a trading portfolio. Our investment in equity securities, all which are classified as available-for-sale, are carried at fair value and their unrealized gains and losses, net of tax, are reported as accumulated other comprehensive income (loss) as a separate component of shareholders' equity until realized. Unrealized losses considered to be "other than temporary" are recognized currently in operations. The cost of securities sold is based on the specific identification method.

          Other comprehensive income items under SFAS 130 are transactions recorded in shareholders' equity during the year, excluding net income and transactions with shareholders.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2004 AND 2003
                           --------------------------

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (j)  Reclassifications:

          Certain reclassifications have been made to the 2003 financial statements to be in conformity with the presentation used in 2004.


NOTE 3 -  DUE TO OFFICER:

          As of December 31, 2004 and 2003, the Company was indebted to an officer for unpaid payroll, in the amount of $118,046 and $42,026, respectively.


NOTE 4 -  SHAREHOLDERS' EQUITY / SUBSEQUENT EVENT:

          On September 25, 2004, the Company amended its Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 500,000,000. In addition, the Company effected a 50 for 1 forward split of its common stock. All shares and per share amounts have been retroactively restated to reflect this forward split.

          In 2003 the Company issued 1,000,000 shares of common stock in lieu of payment of consulting fees aggregating $20,000.

          On February 12, 2004, the Company's registration statement for an initial public offering of its common stock was declared effective. The Company intended to offer 2,500,000 shares of common stock, at $1.00 per share, which includes 500,000 shares of common stock offered by a selling stockholder. The shares of Company common stock were to be offered and sold on a self-underwritten basis by using Company officers, directors, participating licensed broker-dealers or in private transactions. The Company was unable to successfully complete this offering.

          On January 20, 2005, subsequent to the balance sheet date, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, CRS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), CRS Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CRS Delaware"), and Rexahn, Corp, a Maryland corporation ("Rexahn"), pursuant to which immediately after giving effect to a 1-for-100 reverse stock split (the "Reverse Stock Split") and the reincorporation of the Company as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc." ("Rexahn Pharmaceuticals"), Merger Sub will be merged with and into Rexahn (the "Merger") with Rexahn as the surviving corporation and a wholly owned subsidiary of the Company.

          The Merger Agreement provides that upon the consummation of the Merger, (i) each share of the issued and outstanding Rexahn common stock (other than dissenting shares) will be converted into the right to receive five shares of Rexahn Pharmaceuticals common stock and (ii) each issued and outstanding option to purchase shares of Rexahn common stock, whether vested or then exercisable, will be converted into an option to purchase shares of Rexahn Pharmaceuticals common stock. After the consummation of the Merger, current stockholders of Rexahn will hold approximately 91.8% of the issued and outstanding common stock of Rexahn Pharmaceuticals and current stockholders of the Company will hold approximately 8.2% of the issued and outstanding Rexahn Pharmaceuticals common stock.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2004 AND 2003
                           --------------------------

NOTE 4 -  SHAREHOLDERS' EQUITY / SUBSEQUENT EVENT (CONTINUED):

          Immediately prior to the Merger, the Company will reincorporate itself in the State of Delaware by way of a merger of the Company with and into CRS Delaware (the "Reincorporation") pursuant to an Agreement and Plan of Merger dated January 20, 2005 between the Company and CRS Delaware (the "Reincorporation Merger Agreement"), whereby each share of common stock of the Company will be converted into the right to receive one share (after giving effect to the Reverse Stock Split), or in lieu of effecting the Reverse Stock Split, one one-hundredth (1/100) of a share, of common stock of Rexahn Pharmaceuticals.

          The Merger Agreement has been approved by the boards of directors of each of Rexahn and the Company. The consummation of the Merger is subject to, among other things, (i) the approval by stockholders of Rexahn of the Merger and the Merger Agreement, (ii) subject to the approval of the Company's stockholders, consummation of (A) the Reverse Stock Split and (B) the Reincorporation, (iii) the execution and delivery of a Settlement Agreement between Frank Ferraro and the Company and (iv) other customary conditions.

          Rexahn is a biopharmaceutical company focused on the development of signal inhibitor drug therapies for the treatment of cancer and other diseases. Rexahn intends to develop and commercialize new signal inhibitor cancer drugs with greater clinical benefits for cancer patients. Rexahn's principal corporate offices are located in Rockville, Maryland in Maryland's I-270 technology corridor.


NOTE 5 -  INCOME TAXES:

                                                                             2004          2003
                                                                          ----------    ----------
          Deferred tax assets and liabilities consist of the following:

          Deferred tax assets:
                 Net operating loss carry forwards                        $  215,000    $  127,000
                 Less valuation allowance                                   (215,000)     (127,000)
                                                                          ----------    ----------
                                                                          $       --    $       --
                                                                          ==========    ==========

          No provision for Federal and state income taxes has been recorded since the Company has incurred losses since inception. Deferred tax assets at December 31, 2004, consist primarily of the tax effect of net operating losses that expire in years beginning in 2011 and which amounts to approximately $640,000 at December 31, 2004. The Company has provided a 100% valuation allowance on the deferred tax assets at December 31, 2004, to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance periodically and make adjustments as warranted.


NOTE 6 -  COMMITMENTS:

          Lease:

          Effective December 1, 2002 the Company entered into a lease for office space and ancillary services. This lease requires monthly payments of $1,250 and has an initial term of 12 months. This lease was extended for an additional 12-month period and expired in December 2004. Effective January 2005, the Company is occupying space in the residence of its sole officer at no charge.

                          CORPORATE ROAD SHOW.COM, INC.
                          -----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2004 AND 2003
                           --------------------------

NOTE 6 -  COMMITMENTS (CONTINUED):

          Employment Agreements:

          On January 1, 2003, the Company entered into an employment agreement with its Chief Executive Officer and Chairman of the Board, for a term of two (2) years commencing on such date, providing for an annual salary of $90,000. In addition to his annual salary, this officer has the right to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Company, to the extent authorized by the Board. See also Note 3.

                                                                     APPENDIX D


                               REXAHN CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                    CONTENTS

Report of Independent Registered Public Accounting Firm                  D-1

Balance Sheets                                                           D-2

Statements of Operations                                                 D-3

Statements of Changes in Stockholders' Equity                            D-4

Statements of Cash Flows                                                 D-5

Notes to Financial Statements                                     D-6 - D-22

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of REXAHN CORPORATION


         We have audited the accompanying balance sheets of REXAHN CORPORATION (a development stage company) as at December 31, 2004 and 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rexahn Corporation, as at December 31, 2004 and 2003 and the results of its operations, changes in stockholders' equity and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ SF PARTNERSHIP, LLP

TORONTO, CANADA                               CHARTERED ACCOUNTANTS
February 25, 2005

REXAHN CORPORATION
(A Development Stage Company)
Balance Sheets
December 31, 2004 and 2003

                                                           2004           2003
                                                    -----------    -----------
                                     ASSETS
CURRENT
    Cash and cash equivalents                       $ 1,015,979    $ 2,016,092
    Short-term investment                                    --      2,000,000
    Prepaid expenses and other                           16,195         10,967
                                                    -----------    -----------

                                                      1,032,174      4,027,059

EQUIPMENT, NET (note 3)                                 189,623        121,123
                                                    -----------    -----------

TOTAL ASSETS                                        $ 1,221,797    $ 4,148,182
                                                    ===========    ===========

                                   LIABILITIES
CURRENT
    Accounts payable and accrued charges            $   435,968    $   246,481

DEFERRED REVENUE (note 4)                             1,350,000      1,425,000
                                                    -----------    -----------

                                                      1,785,968      1,671,481
                                                    -----------    -----------

                            STOCKHOLDERS' DEFICIENCY

CAPITAL STOCK (note 5)                                   76,281         76,266

ADDITIONAL PAID-IN CAPITAL                            7,214,331      6,981,776

ACCUMULATED DEFICIT                                  (7,854,783)    (4,581,341)
                                                    -----------    -----------

                                                       (564,171)     2,476,701
                                                    -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY      $ 1,221,797    $ 4,148,182
                                                    ===========    ===========

              See accompanying notes to the financial statements.

REXAHN CORPORATION
(A Development Stage Company)
Statements of Operations
Years Ended December 31, 2004 and 2003

                                         March 19,
                                              2001
                                    (Inception) to
                                      December 31,
                                              2004          2004          2003
                                       -----------   -----------   -----------
REVENUE
    Interest income                    $   200,839   $    57,463   $    32,935
    Research                               150,000        75,000        75,000
                                       -----------   -----------   -----------

                                           350,839       132,463       107,935
                                       -----------   -----------   -----------

EXPENSES
    General and administrative           4,820,994     1,936,673     1,312,750
    Research and development             2,424,467     1,175,925       977,724
    Stock option compensation expense      768,844       230,770       538,074
    Patent fees                             29,836         9,748        12,040
    Depreciation                           161,481        52,789        42,422
                                       -----------   -----------   -----------

                                         8,205,622     3,405,905     2,883,010
                                       -----------   -----------   -----------

NET LOSS                               $(7,854,783)  $(3,273,442)  $(2,775,075)
                                       ===========   ===========   ===========

Loss per weighted average number of
shares outstanding - basic and diluted               $     (0.43)  $     (0.38)
                                                     ===========   ===========
Weighted average number of shares
outstanding - basic and diluted                       7,627,911      7,330,776
                                                     ===========   ===========

              See accompanying notes to the financial statements.

REXAHN CORPORATION
(A Development Stage Company)
Statements of Changes in Stockholders' Equity
Period from March 19, 2001 (Inception) to December 31, 2004

                                                                 PAID IN
                                                               CAPITAL IN                          TOTAL
                                  NUMBER OF        CAPITAL      EXCESS OF     ACCUMULATED  STOCKHOLDERS'
                                     SHARES          STOCK      PAR VALUE         DEFICIT         EQUITY
                                 -----------    -----------    -----------    -----------    -----------
Opening balance, March 19, 2001           --    $        --    $        --    $        --    $        --

Common shares issued               7,126,666         71,266      4,448,702             --      4,519,968

Net loss                                  --             --             --       (625,109)      (625,109)
                                 -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2001         7,126,666    $    71,266    $ 4,448,702    $  (625,109)   $ 3,894,859
                                 ===========    ===========    ===========    ===========    ===========


Balance, December 31, 2001         7,126,666    $    71,266    $ 4,448,702    $  (625,109)   $ 3,894,859

Net loss                                  --             --             --     (1,181,157)    (1,181,157)
                                 -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2002         7,126,666    $    71,266    $ 4,448,702    $(1,806,266)   $ 2,713,702
                                 ===========    ===========    ===========    ===========    ===========


Balance, December 31, 2002         7,126,666    $    71,266    $ 4,448,702    $(1,806,266)   $ 2,713,702

Common shares issued                 500,000          5,000      1,995,000             --      2,000,000

Stock option compensation                 --             --        538,074             --        538,074

Net loss                                  --             --             --     (2,775,075)    (2,775,075)
                                 -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2003         7,626,666    $    76,266    $ 6,981,776    $(4,581,341)   $ 2,476,701
                                 ===========    ===========    ===========    ===========    ===========


Balance, December 31, 2003         7,626,666    $    76,266    $ 6,981,776    $(4,581,341)   $ 2,476,701

Common shares issued                   1,500             15          1,785             --          1,800

Stock option compensation                 --             --        230,770             --        230,770

Net loss                                  --             --             --     (3,273,442)    (3,273,442)
                                 -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2004         7,628,166    $   76,281     $ 7,214,331    $(7,854,783)   $  (564,171)
                                 ===========    ===========    ===========    ===========    ===========

              See accompanying notes to the financial statements.

REXAHN CORPORATION
(A Development Stage Company)
Statements of Cash Flows
Years Ended December 31, 2004 and 2003

                                                           March 19,
                                                                2001
                                                      (Inception) to
                                                        December 31,
                                                                2004           2004          2003
                                                        ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                            $ (7,854,783)  $ (3,273,442)  $ (2,775,075)
    Adjustments to reconcile net loss to net
       cash used in operating activities:
       Depreciation                                          161,481         52,789         42,422
       Prepaid expenses and other                            (16,195)        (5,228)        (7,767)
       Accounts payable                                      435,966        189,486        197,823
       Stock option compensation expense                     768,844        230,770        538,074
       Deferred revenue                                    1,350,000        (75,000)     1,425,000
                                                        ------------   ------------   ------------

NET CASH USED IN OPERATING ACTIVITIES                     (5,154,687)    (2,880,625)      (579,523)
                                                        ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Short-term investments                                        --      2,000,000     (2,000,000)
    Purchase of equipment                                   (351,102)      (121,288)       (37,093)
                                                        ------------   ------------   ------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         (351,102)     1,878,712     (2,037,093)
                                                        ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                               6,521,768          1,800      2,000,000
                                                        ------------   ------------   ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                  6,521,768          1,800      2,000,000
                                                        ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       1,015,979     (1,000,113)      (616,616)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                     --      2,016,092      2,632,708
                                                        ------------   ------------   ------------

CASH AND CASH EQUIVALENTS - END OF YEAR                 $  1,015,979   $  1,015,979   $  2,016,092
                                                        ============   ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION

INTEREST AND INCOME TAXES PAID

The company had no cash flows arising from taxes paid and had cash flows arising from interest as follows:

    Interest paid                                       $      5,359   $      5,000   $        218
                                                        ============   ============   ============

              See accompanying notes to the financial statements.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


1.    OPERATIONS AND GOING CONCERN

      Operations

      Rexahn Corporation (the "Company") is a biopharmaceutical company focused on the development of signal inhibitor drug therapies for the treatment of cancer and other diseases. The company was incorporated March 19, 2001 under the laws of the State of Maryland.

      The Company's lead drug candidate is RX-0201. On April 30, 2004, the Company submitted RX-0201 to the Food and Drug Administration ("FDA") for Phase I clinical testing. The Company is currently conducting FDA approved Phase I clinical testing of RX-0201 at the Lombardi Comprehensive Cancer Center, Washington D.C.

      Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern. For the years ended December 31, 2004 and 2003, the Company experienced net losses of $3,273,442 and $2,775,075, respectively.

      The Company's ability to continue as a going concern is contingent upon its ability to maintain the financing and strategic alliances necessary to complete product development, attain the necessary licensing for their products and attain profitable operations.

      Although the Company is entering clinical trials for their first drug candidate, there can be no assurance of the success of the clinical trials or of the marketability of the drug.

      Management is pursuing various sources of financing. The Company has entered into negotiations on strategic alliances including research funding collaborations, as well as equity financings with international pharmaceutical companies and other investors in the United States and Asia. In addition the Company has plans for a private placement of common stock or debt for this upcoming year. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting policies of the Company are in accordance with United States of America generally accepted accounting principles and their basis of application is consistent with that of the previous year. Outlined below are those policies considered particularly significant:

      a)    Cash and Cash Equivalents

            Cash and cash equivalents includes cash on hand, amounts due from banks, and any other highly liquid investments purchased with a maturity of three months or less.

      b)    Short-Term Investment

            Short-term investment include highly liquid investments with an initial maturity of between three and twelve months.

      c)    Fair Value of Financial Instruments

            The carrying value of the company's cash equivalents, short-term investments and accounts payable approximates fair value because of the short-term maturity of these instruments.

      d)    Equipment and Depreciation

            Equipment is stated at cost less accumulated depreciation. Depreciation, based on the estimated useful lives of the assets, is provided as follows:

                 Furniture and fixtures     7 years   double declining balance
                 Office equipment           5 years   double declining balance
                 Lab equipment              7 years   double declining balance
                 Computer equipment         3 years   straight line

      e)    Income Taxes

            The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      f)    Research and Development

            Research and development costs are expensed as incurred. Research and development expenses consist primarily of salaries and related personnel costs, costs to acquire pharmaceutical products and product rights for development and amounts paid to contract research organizations, hospitals and laboratories for the provision of services and materials for drug development and clinical trials.

            Costs incurred in obtaining the license rights to technology in the research and development stage and that have no alternative future uses are expensed as incurred.

      g)    Government Grants

            Government grants are recognized on the cash basis. Amounts received are applied to the expenses that they are intended to compensate.

      h)    Earnings or Loss Per Share

            The Company accounts for earnings per share pursuant to SFAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

            There were no dilutive financial instruments for the years ended December 31, 2004 and 2003.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      i)    Stock-Based Compensation

            The Company uses the intrinsic value method to account for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and, as permitted by SFAS No. 123 "Accounting for Stock-Based Compensation", provides pro forma disclosures of net income and earnings per common share as if the fair value methods had been applied in measuring compensation expense. Under the intrinsic value method, compensation cost for employee stock awards is recognized as the excess, if any, of the deemed fair value for financial reporting purposes of the Company's common stock on the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the vesting period using an accelerated graded method in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans."

            For all non-employee stock-based compensation the Company uses the fair value method in accordance with SFAS No. 123.

            In management's opinion, existing stock option valuation models do not provide a reliable single measure of the fair value of employee stock options that have vesting provisions and are not transferable. In addition, option valuation models require the input of highly subjective assumptions, and changes in such subjective assumptions can materially affect the fair value estimate of employee stock options.

       j)   Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      k)    Impairment of Long-Lived Assets

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analysed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell. As described in note 1, the long-lived assets have been valued on a going concern basis. However, substantial doubt exists as to the ability of the Company to continue as a going concern. If the Company ceases operations, the asset values may be materially impaired.

      l)    Concentration of Credit Risk

            SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash with major financial institutions. From time to time the Company has funds on deposit with commercial banks that exceed federally insured limits. Management does not consider this to be a significant risk.

      m)    Recent Accounting Pronouncements

            In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an interpretation of APB No. 51" ("FIN 46"). The FASB issued a revised FIN 46 in December 2003 which modifies and clarifies various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when
            (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either
            (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIEs created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      m)    Recent Accounting Pronouncements (cont'd)

            In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity". SFAS No. 150 requires that issuers classify as liabilities the following three types of freestanding financial instruments: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and
            (3) certain obligations to issue a variable number of shares. The Company adopted SFAS No. 150 for the year ended December 31, 2003. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of operations of the Company.

            In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition" which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind the accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB No. 104 for the year ended December 31, 2003, the disclosures are included in the notes to these financial statements.

            In December 2003, a revision of SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits" was issued, revising disclosures about pension plans and other post retirements benefits plans and requiring additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit post-retirement plans. The revision of SFAS No. 132 did not have a material impact on the Company's financial statements.

            In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS No. 151 are effective for inventory costs incurred in fiscal years beginning after June 15, 2005. The Company is currently evaluating the impact of SFAS No. 151 on its financial statements.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      m)    Recent Accounting Pronouncements (cont'd)

            In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29". SFAS No. 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is to be applied prospectively, and is effective for non-monetary asset exchanges occurring in fiscal periods after the December 2004 issuance of SFAS No. 153. The Company does not believe the impact of adoption of SFAS No. 153 will be significant to the overall results of operations or financial position.


            In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost of the employee services is recognized as compensation cost over the period that an employee provides service in exchange for the award. SFAS No. 123R will be effective January 1, 2006 for the Company and may be adopted using a modified prospective method or a modified retrospective method. Although the Company has not yet completed an analysis to quantify the exact impact the new standard will have on its future financial performance, the disclosures in Note 6 provide detail as to the Company's financial performance as if the Company had applied the fair value-based method and recognition provisions of SFAS No. 123R to stock-based employee compensation to the current reporting periods.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


3.    EQUIPMENT, NET

                                                         2004                            2003
                                                  Accumulated                     Accumulated
                                         Cost    Depreciation            Cost    Depreciation
                                  -----------     -----------     -----------     -----------
      Furniture and fixtures      $    30,943     $     8,551     $     7,972     $     4,189
      Office equipment                 28,848          18,336          24,551          14,829
      Lab equipment                   286,628         131,492         192,608          88,707
      Computer equipment                5,066           3,483           5,066           1,349
                                  -----------     -----------     -----------     -----------

                                  $   351,485     $   161,862     $   230,197     $   109,074
                                  -----------     -----------     -----------     -----------

      Net carrying amount                         $   189,623                     $   121,123
                                                  -----------                     -----------

4.    DEFERRED REVENUE

      During 2003 the Company entered into a collaborative research agreement with Rexgene Biotech Co., Ltd. ("Rexgene"), a minority shareholder. Rexgene is engaged in the development of pharmaceutical products in Asia and has agreed to assist the Company with the research, development and clinical trials necessary for registration of RX-0201 in Asia. This agreement provides Rexgene with exclusive rights to license, sublicense, make, have made, use, sell and import RX-0201 in Asia. A one time contribution to the joint development and research of RX-0201 of $1,500,000 was paid to the Company in 2003 in accordance with the agreement. The amount of revenue from this contribution will be recognized as income over the term of this agreement which terminates at the later of 20 years or the term of the patent on the licensed product. The company is using 20 years as its basis for recognition and accordingly $75,000 was included in revenues in each of 2003 and 2004 and the remaining $1,350,000 is reflected as deferred revenue on the balance sheet. The Company adopted SAB No. 104, " Revenue Recognition - Nonrefundable Up-front Fees" with respect to the accounting for this transaction. These fees are being used in the cooperative funding of the costs of development of RX-0201. Royalties of 3% of net sales of licensed products will become payable to the Company on a quarterly basis once commercial sales of RX-0201 begin. The product is still under development and commercial sales are not expected to begin until 2007.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


5.    CAPITAL STOCK

      Authorized
         20,000,000  shares of common stock, voting, par value $0.01

                                                                  2004      2003
                                                              --------  --------
      Issued
         7,628,166 shares of common stock (2003 - 7,626,666)  $ 76,281  $ 76,266
                                                              --------  --------

      The following transactions occurred during fiscal years 2001, 2002, 2003 and 2004:

      a) On May 10, 2001 the Company issued 3,600,000 shares of common stock to the Company's founders for $1.

      b)    On August 10, 2001 the Company issued:

            (1) 1,208,332 shares of common stock to the directors of the Company for cash of $1,450,000.

            (2) 958,334 shares of common stock to Rexgene for cash of $550,000.

            (3) 360,000 shares of common stock in a private placement to individual investors for cash of $1,080,000.

            These share purchases were negotiated by the parties at various dates prior to the August 10, 2001 share issuance date.

      c) On October 10, 2001 the Company issued 400,000 shares of common stock to Chong Kun Dang Pharmaceutical Corp. ("CKD") for cash of $479,992 and 400,000 shares of common stock to an individual investor for cash of $479,992.

      d) On October 10, 2001 the Company issued 200,000 shares of common stock to CKD for cash of $479,985.

      e) Since inception, the Company's founders have transferred 800,000 shares of the common stock described in a) to officers and directors of the Company.

      f) In July 2003, the shareholders described in b)(3) and e) transferred an aggregate of 1,268,332 shares of common stock to a voting trust. The trust allows for the unified voting of the stock by the trustees. The appointed trustees are senior management of the Company who, together with their existing shares, control a majority of the voting power of the Company.

      g) On August 20, 2003 the Company issued 500,000 shares of common stock to KT&G Corporation for cash of $2,000,000.

      h) On October 29, 2004 the Company issued 1,500 shares of common stock for cash of $1,800 on the exercise of 1,500 stock options.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


6.    STOCK-BASED COMPENSATION

      On August 5, 2003, the Company established a stock option plan. The plan grants stock options to key employees, directors and consultants of the Company. The vesting period is 30% after the first year, an additional 30% after the second year and the remaining 40% after the third year.

      Prior to adoption of the plan, the Company made restricted stock grants. During 2003 all existing restricted stock grants were converted to stock options. The converted options maintained the same full vesting period as the original restricted stock grants.

      The exercise price of the options granted to employees were below the fair market value of the common stock on the date of the grant. Using the intrinsic value method, the total compensation cost was $658,000 which will be amortized over the vesting period. This total cost includes a recovery of compensation cost through the cancellation of 73,500 stock options during the year ended December 31, 2004. Accordingly, $63,438 has been expensed in the 2004 statement of operations.

      Pro forma information regarding net income is required to be disclosed in financial statements by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", and has been determined as if the Company had accounted for its employee stock options and employee stock purchase plan under the fair value method of SFAS No. 123. The fair value for these options was estimated at the dates of grant using the Black-Scholes pricing model. The fair value of the options granted to employees under this method is $3.04 per option for a total cost of $714,400. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions are used for options granted in 2004: zero dividend yield, 1% volatility, risk-free interest rates of 4.54%, and expected lives of five years.

      Had compensation expense for stock options granted to employees been determined based on the fair value of the options at the date of grant, consistent with SFAS No. 123, the Company's pro forma net loss would have been $3,288,856 for the year ended December 31, 2004, and the pro forma loss per share would have been $0.43.

      The exercise price of the options granted to non-employees were below the fair market value of the common stock on the date of the grant. The Company uses the fair value method for stock-based compensation granted to non-employees in accordance with SFAS No. 123. The fair value for these options was estimated at the dates of grant using the Black-Scholes pricing model. For the year ended December 31, 2004, the fair value of the options granted to non-employees under this method is $3.04 per option for a total cost of $455,600 which will be amortized over the vesting period. Accordingly, $167,332 has been expensed in the 2004 statement of operations.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


6.    STOCK-BASED COMPENSATION (cont'd)

      Stock option compensation has been expensed in the statement of operations as follows:

      Employees                                                    $    63,438
      Non-employees                                                    167,332
                                                                   -----------

      Stock option compensation expense                            $   230,770
                                                                   -----------

      Stock option activity related to employees and non-employees from inception to December 31, 2004 are listed below.


                                        RESTRICTED        SHARES
                                             STOCK       SUBJECT        OPTION
                                            GRANTS    TO OPTIONS        PRICES
                                       -----------   -----------   -----------

      Granted                              143,000            --    $       --
      Cancelled                            (42,000)           --            --
                                       -----------   -----------   -----------

      Outstanding at December 31, 2001     101,000            --            --
      Granted                               72,000            --            --
                                       -----------   -----------   -----------

      Outstanding at December 31, 2002     173,000            --            --
      Granted                               10,000       400,000          1.20
      Cancelled                           (183,000)      (30,000)         1.20
                                       -----------   -----------   -----------

      Outstanding at December 31, 2003          --       370,000          1.20
      Granted                                   --       240,000          1.20
      Exercised                                 --        (1,500)         1.20
      Cancelled                                 --       (73,500)         1.20
                                       -----------   -----------   -----------

      Outstanding at December 31, 2004          --       535,000   $      1.20
                                       ===========   ===========   ===========


      The weighted-average remaining contractual life of the stock options is approximately 9 years.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


7.    INCOME TAXES

      The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

      Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

      The provision for income taxes has been computed as follows:

                                                             2004         2003
                                                       ----------   ----------
      Expected income tax recovery at the statutory
        rate of 22%                                    $ (720,157)  $ (610,517)

      Tax effect of expenses that are not deductible
        for income tax purposes (net of other amounts
        deductible for tax purposes)                          433          301

      Tax effect of differences in the timing of deductibility of items for income tax purposes:

        Stock option compensation expense                  50,769      118,376
                                                       ----------   ----------

                                                         (668,955)    (491,840)

      Valuation allowance                                 668,955      491,840
                                                       ----------   ----------

      Provision for income taxes                       $       --   $       --
                                                       ==========   ==========

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


7.    INCOME TAXES (cont'd)

      The components of deferred income taxes are as follows:

                                                            2004          2003
                                                     -----------   -----------
      Deferred income tax assets:
        Net operating loss carryforwards             $ 1,265,110   $   844,140
        Stock option compensation expense                 50,769       118,376
      Valuation allowance                             (1,315,879)     (962,516)
                                                     -----------   -----------

      Deferred income taxes                          $        --   $        --
                                                     ===========   ===========


      The Company has tax losses available to be applied against future years income. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward and stock option compensation expense will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

      As of December 31, 2004 and 2003, the Company had approximately $5,750,000 and $3,800,000, respectively, of federal and state net operating loss carryforwards available to offset future taxable income; such carryforwards expire in various years through 2024.


8.    GOVERNMENT ASSISTANCE

      On December 13, 2003 the Company accepted an offer of a conditional grant from the Montgomery County Department of Economic Development for $100,000 to assist in the growth and expansion of the Company, which amount was received in February 2004. The terms of the offer state that $50,000 of the grant is convertible to a loan repayable over three years bearing interest at 20% per annum if, at any time within five years from receipt of the grant, the Company's annual net revenues exceed $1,000,000 or the Company obtains aggregate equity financing of over $2,000,000. This portion of the grant is currently recorded in accounts payable. The terms of the grant also state that the remaining $50,000 balance of the grant would be permanently forgiven when performance criteria relating to lease of premises and employment commitments were met, provided that the forgiven amounts may only be applied to reducing business-related expenses. Upon satisfaction of the performance criteria, the $50,000 amount forgiven was applied to lease payments and was recorded as a reduction of business-related expenses.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


9.    COMMITMENTS

      a) In April 2004, the Company entered into a lease for a period of five years, commencing on July 1, 2004 and terminating on June 30, 2009. The minimum rent increases at the end of each lease year by 3% of the rent amount that is then currently being paid.

            Future minimum annual lease payments for years ending December 31st are as follows:

                        2005                      $   203,761
                        2006                          209,874
                        2007                          216,170
                        2008                          222,656
                        2009                          112,973
                                                  -----------

                                                  $ 1,065,809
                                                  -----------

            Rent expense for the years ended December 31, 2004 and 2003 were $96,977 and $85,485, respectively.

      b) On September 1, 2003 the Company entered into an agreement with The University of Texas to perform research on behalf of the Company. On June 1, 2004 the Company extended the agreement to be carried out through February 28, 2005. As consideration for the services the Company will pay a total of $78,068, of which $14,356 is due during 2005.

      c) On September 24, 2003 the Company entered into an agreement with Amarex, LLC to obtain services to assist in the product development of RX-0201 during clinical trials. The cost of these services is based on estimated hours to complete the study and is $239,337. 25% was due upon execution of the contract and the remaining amount is due in four equal payments every 5 months with the final payment due upon acceptance of the clinical study report. At December 31, 2004, the Company had paid a total of $194,461 with the balance of $44,876 due in May 2005.

            On November 19, 2004 the Company amended its September 2003 agreement with Amarex, LLC providing for additional services to be performed that were not included in the original agreement. The total cost of these services is $67,011 of which $25,129 is due during 2005.

      d) In April 2004, the Company entered into a clinical development agreement with Georgetown University with an effective period from April 5, 2004 through April 5, 2006. The total estimated cost of the program is $223,126, based on the fees, enrolment and completion of 20 patients and is payable based on the progress of the treatment over the effective period of the agreement. During the 2004 fiscal year, the Company paid $17,426 towards the cost of this program.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


9.    COMMITMENTS (cont'd)

      e) On August 17, 2004, the Company entered into an agreement for Formatech Inc. to monitor and perform stability studies on the Company's drug candidate, RX-0201. The total costs of these services is $46,700 of which $15,600 is due during 2005. On August 20, 2004, the Company entered into a quality testing agreement with Formatech Inc. The total cost of these services is $15,000 of which $7,500 is due in August, 2005.


10.   EMPLOYEE BENEFITS

      The Company provides a savings incentive match individual retirement account plan (SIMPLE IRA) beginning in 2003. To become eligible for the plan, an employee must have earned more than $5,000 in the prior year and be expected to earn at least $5,000 during the plan year. The plan allows participants to contribute through salary reduction up to $9,000 of their annual compensation on a pre-tax basis. Company matching contributions are limited to 3% of an employee's total annual salary for the plan year. During 2004 and 2003, the Company made matching contributions to the plan of $30,006 and $6,417, respectively.


11.   SUBSEQUENT EVENT

      a) On January 20, 2005, the Company entered an Agreement and Plan of Merger with Corporate Road Show.Com Inc. ("CRS"), a New York corporation, pursuant to which, immediately after a reverse stock split the reincorporation of CRS as a Delaware corporation and the name change of CRS to Rexahn Pharmaceuticals, Inc. ("Rexahn Pharmaceuticals"), CRS Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CRS will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Rexahn Pharmaceuticals (the "Acquisition Merger"). The Acquisition Merger Agreement provides that upon the consummation of the Acquisition Merger, (i) each share of the issued and outstanding common stock of the Company (other than dissenting shares) will be converted into the right to receive five shares of Rexahn Pharmaceuticals common stock; and (ii) each issued, outstanding and unexercised option to purchase shares of the Company common stock will be converted into five options to purchase shares of Rexahn Pharmaceuticals common stock.

            Rexahn Pharmaceuticals common stock to be issued in the Acquisition Merger is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D under the Securities Act and/or Regulation S under the Securities Act. These shares of Rexahn Pharmaceuticals common stock will be deemed "restricted securities" and will bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


11.   SUBSEQUENT EVENT (cont'd)

            The Acquisition Merger Agreement has been approved by the boards of directors of both CRS and the Company. The consummation of the Acquisition Merger is subject to, among other things, (i) the approval by stockholders of the Company of the Acquisition Merger and the Acquisition Merger Agreement, which has been obtained (ii) the approval of the CRS stockholders, consummation of (A) the Reverse Stock Split and (B) the Reincorporation, (iii) the execution and delivery of a Settlement Agreement between Frank Ferraro and CRS and (iv) other customary conditions.

      b) On February 10, 2005, the Company entered into a licensing agreement with Revaax Pharmaceuticals LLC ("Revaax"), whereby the Company received an exclusive, worldwide, royalty bearing license with the right to sub-license Revaax's licensed technology and products.

            The agreement calls for an initial licensing fee of $375,000 to be payable to Revaax in eight quarterly installments. In addition, the Company will make the following milestone payments to Revaax for each licensed product under the agreement: $500,000 upon initiation of a pivotal trial for the first indication of treatment of a disease for the licensed product; $250,000 upon initiation of pivotal trials for the next four distinct disease treatment indications for the licensed product and $125,000 upon initiation of any other pivotal trial for any other distinct disease treatment indication for the licensed product. Furthermore, the Company will pay Revaax for each licensed product under the agreement: $5 million upon receipt of the first marketing approval for a licensed product; $2.5 million upon receipt of the next four marketing approval for the licensed product and $1.25 million upon receipt of any other marketing approval for the licensed product.

            Notwithstanding the milestone payment arrangement described above, the Company is not obligated to make any milestone payment with respect to milestone events for which the Company receives sublicense revenues and is obligated to pay Revaax 25% of such sublicense revenues as described below.

            The Company will also pay Revaax royalties for each licensed product under the agreement of: 4% of the net sales of the licensed product during a calendar year that is equal to or less than $250 million; 5% of the net sales of the licensed product during a calendar year that are greater than $250 million but equal to or less than $500 million; 6% of the net sales of the licensed product during a calendar year that is greater than $500 million but equal to or less than $750 million; and 7% of the net sales of the licensed product during a calendar year that are greater than $750 million.

REXAHN CORPORATION
(A Development Stage Company)
Notes to Financial Statements
December 31, 2004 and 2003


11.   SUBSEQUENT EVENT (cont'd)

            This agreement expires upon the expiration of the royalty term for all licensed products in all countries, which is no earlier than August 2020 and could extend to August 2024. Either party may terminate this agreement early upon written notice if the other party fails to comply with any of its material obligations under this agreement and fails to cure such material breach within a 60-day cure period. In addition, the Company may terminate this agreement upon 90 days' prior written notice for any reason and Revaax may terminate this agreement upon written notice only if a bankruptcy-related petition is filed against the Company and the Company makes or executes an assignment of substantially all of its assets for the benefit of creditors.

            The Company will also pay Revaax a share of the sublicense royalty revenue received, as follows: 15% of all sublicense royalty revenues, until such time as the aggregate discount amount, which is based on a certain formula that takes into account sublicense royalty revenues received by the Company, reaches an amount equal to three times the net expenditures incurred by the licensee. Beginning in the first full month after the aggregate discount amount reaches an amount equal to three times the net expenditures incurred by the Company, the Company will pay a sublicense royalty of 25% on sublicense royalty revenues corresponding to that portion of aggregate net sales of licensed products by a sublicensee during a calendar year that is less than or equal $500 million; and 33% on sublicense royalty revenues corresponding to that portion of aggregate net sales of licensed products by a sublicense during a calendar year that exceeds $500 million.

      c) On February 28, 2005 the Company issued, in a transaction exempt from registration under the Securities Act pursuant to Regulation S, $3,850,000 aggregate principal amount of 6% notes due on February 28, 2008. The notes are convertible into shares of common stock of the Company at any time from and after the earlier of (i) the date of the first anniversary of the closing of the Acquisition Merger and (ii) May 26, 2006 to the maturity date, February 28, 2008 at a conversion price equal to the lesser of $5.00 and a floating price determined by the average of three lowest current market prices in the 40 calendar day period immediately preceding conversion. In the Acquisition Merger, CRS will assume the notes and the conversion price will be adjusted to reflect the merger exchange ratio.

                                                                     APPENDIX E



                               PRO-FORMA COMBINED
                              FINANCIAL STATEMENTS

                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2004

                                    UNAUDITED



                                    CONTENTS

Pro-Forma Combined Balance Sheets                                      E-1

Pro-Forma Combined Statement of Deficit                                E-2

Pro-Forma Combined Statements of Operations                      E-3 - E-4

Notes to Pro-Forma Combined Financial Statements                       E-5

Pro-Forma Combined Balance Sheets
December 31, 2004
Unaudited

                                         Historical
                               -----------------------------
                                   Corporate                                         Rexahn
                                        Road          Rexahn                Pharmaceuticals
                                    Show.com     Corporation                      Pro-Forma
                                December 31,    December 31,     Pro-Forma     December 31,
                                        2004            2004   Adjustments             2004
                               -------------   -------------   -----------    -------------
            ASSETS
Current
  Cash and cash equivalent     $       6,600   $   1,015,979   $    (6,600)   $   1,015,979

  Prepaid expenses and other           6,586          16,195        (6,586)          16,195
                               -------------   -------------   -----------    -------------

                                      13,186       1,032,174            --        1,032,174

Equipment, net                         9,311         189,623        (9,311)         189,623

Other Assets                           1,050              --        (1,050)              --
                               -------------   -------------   -----------    -------------

                               $      23,547    $  1,221,797   $        --    $   1,221,797
                               =============    ============   ===========    =============

         LIABILITIES

Current
  Accounts payable
    and accrued charges        $      15,563   $     435,968   $   (15,563)   $     655,968
                                                                   220,000

  Advances from officer              118,046              --      (118,046)              --
                               -------------   -------------   -----------    -------------

                                     133,609         435,968            --          655,968

Deferred Revenue                          --       1,350,000            --        1,350,000
                               -------------   -------------   -----------    -------------

                                     133,609       1,785,968            --        2,005,968

  STOCKHOLDERS' DEFICIENCY

Capital Stock                         28,978          76,281      (101,105)           4,154

Additional Paid-In Capital           515,067       7,214,331      (229,002)       7,500,396

Accumulated Deficit                 (654,107)     (7,854,783)      220,169       (8,288,721)
                               -------------   -------------   -----------    -------------

                                    (110,062)       (564,171)           --         (784,171)
                               -------------   -------------   -----------    -------------
Total Liabilities and
  Stockholders' Deficiency     $      23,547   $   1,221,797   $        --    $   1,221,797
                               =============   =============   ===========    =============

            See accompanying notes to pro forma financial statements

Pro-Forma Combined Statement of Deficit
Year Ended December 31, 2004
Unaudited

                                         Historical
                               -----------------------------
                                   Corporate                                        Rexahn
                                        Road          Rexahn               Pharmaceuticals
                                    Show.com     Corporation                     Pro-Forma
                                December 31,    December 31,     Pro-Forma    December 31,
                                        2004            2004   Adjustments            2004
                               -------------   -------------   -----------   -------------
Accumulated Deficit
  - beginning of period        $    (374,340)  $  (4,581,341)  $   374,340   $  (4,581,341)

Net loss                            (279,767)     (3,273,442)     (154,171)     (3,707,380)
                               -------------   -------------   -----------   -------------

Accumulated Deficit
  - End of period              $    (654,107)  $  (7,854,783)  $   220,169   $  (8,288,721)
                               =============   =============   ===========   =============

            See accompanying notes to pro forma financial statements

Pro-Forma Combined Statement of Operations
Year Ended December 31, 2004
Unaudited

                                                  Historical
                                        -----------------------------
                                            Corporate                                        Rexahn
                                                 Road          Rexahn               Pharmaceuticals
                                             Show.com     Corporation                     Pro-Forma
                                         December 31,    December 31,     Pro-Forma    December 31,
                                                 2004            2004   Adjustments            2004
                                        -------------   -------------   -----------   -------------
REVENUE                                 $      59,877   $     132,463   $   (59,877)  $     132,463
                                        -------------   -------------   -----------   -------------

EXPENSES

  General and administrative                  246,357       1,936,673      (246,357)      2,370,611
                                                                            213,938
                                                                            220,000
  Research and development                         --       1,175,925            --       1,175,925
  Compensation expense                         90,000         230,770       (90,000)        230,770
  Patent fees                                      --           9,748            --           9,748
  Depreciation                                  3,287          52,789        (3,287)         52,789
                                        -------------   -------------   -----------   -------------

                                              339,644       3,405,905       94,294       3,839,843
                                        -------------   -------------   -----------   -------------

Net loss                                $    (279,767)  $  (3,273,442)  $  (154,171)  $  (3,707,380)
                                        =============   =============   ===========   =============

Loss per share-basic and diluted        $          --   $       (0.43)                 $      (0.09)

Weighted average number of shares
outstanding-basic and diluted             287,320,000       7,627,911                    41,512,755

            See accompanying notes to pro forma financial statements

Notes to Pro-Forma Combined Financial Statements
Year Ended December 31, 2004
Unaudited


1.    BASIS OF PRESENTATION

      These unaudited pro-forma combined financial statements present the pro-forma combined financial position and results of operations of the companies based upon historical financial information after giving effect to the proposed transaction (the "Transaction") and adjustments as follows:

      a) The reverse merger whereby Corporate Road Show.Com Inc. ("CPRD"), the legal parent, will issue 38,140,830 common shares in return for all outstanding common shares of Rexahn, Corp ("Rexahn"), the acquirer for accounting purposes.

      b) In connection with, and as a condition of the Transaction, the Board of Directors and stockholders of CPRD shall authorize and CPRD shall have completed a one-for-one hundred reverse stock split of the common shares.

      c) In connection with, and as a condition of the Transaction, CPRD will agree to issue 500,000 common shares to the former officer and director of CPRD having a fair value of $324,000 which is offset by unpaid salaries owing of $118,046 as at December 31, 2004 as well as total costs of $213,938 associated with expenses related to his termination of employment and the net liabilities of CPRD which have been expensed on the pro forma combined statement of operations.

      d) As a result of the Transaction, the former shareholders of Rexahn will have received approximately 92% ownership of CPRD. After the Transaction CPRD will have 41,538,630 common shares issued and outstanding.

      e) Subsequent to the reverse takeover CPRD will change its name to Rexahn Pharmaceuticals, Inc.

      f) Nonrecurring consulting and legal fees of $220,000 associated with the Transaction have been recorded as an expense in the pro-forma combined statement of operations.

      The pro-forma combined financial statements are based on the balance sheets of the following:

            a)    CPRD as at December 31, 2004 (audited).

            b)    Rexahn as at December 31, 2004 (audited).

      The pro-forma combined financial statements include the statements of operations for the following:

            a)    CPRD for the year ended December 31, 2004 (audited).

            b)    Rexahn for the year ended December 31, 2004 (audited).

      The pro-forma combined balance sheet as at December 31, 2004 gives effect to the Transaction as at December 31, 2004 and the pro-forma combined statement of operations for year ended December 31, 2004 gives effect to the Transaction as if it had taken place at the beginning of the period.

      The pro-forma combined financial statements are not necessarily indicative of the actual results that would have occurred had the proposed Transaction occurred on the dates indicated and not necessarily indicative of future earnings or financial position.

Notes to Pro-Forma Combined Financial Statements
Year Ended December 31, 2004
Unaudited


2.    PRO-FORMA ADJUSTMENTS

      The combined financial statements include the following pro-forma adjustments:

      a) CPRD's issuance of 38,140,830 common shares to Rexahn's shareholders in exchange for all of Rexahn's outstanding shares. The Transaction will be accounted for as a recapitalization of Rexahn into a shell company became immediately prior to the completion of the transactions substantially all of the assets and related liabilities of CPRD's former operating business will be assigned to and assumed by the former officer and director of CPRD. Accordingly, the issuance of shares will be recorded by eliminating CPRD's assets, share capital and earnings.

      b) Issuance of 500,000 CPRD common shares to the former office and director of CPRD. The issuance is a condition of closing the Transaction.

                                                                    APPENDIX F


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         AGREEMENT dated as of January 20, 2005 (the "Agreement"), between CORPORATE ROAD SHOW.COM INC., a New York corporation ("CRS-NY"), and CRS DELAWARE, INC., a Delaware corporation ("CRS-DE") (CRS-NY and CRS-DE are sometimes referred to herein collectively as the "Constituent Corporations").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, CRS-DE was incorporated in the State of Delaware on January 14, 2005, and is a wholly-owned subsidiary of CRS-NY; and

         WHEREAS, the respective Boards of Directors of CRS-NY and CRS-DE each believes that it is in the best interest of CRS-NY and its stockholders to reincorporate in the State of Delaware by merging with and into CRS-DE pursuant to this Agreement; and

         WHEREAS, the respective Boards of Directors of CRS-NY and CRS-DE have approved this Agreement and the Merger (as defined below) and recommended that the stockholders of CRS-NY approve and adopt this Agreement and the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and undertakings herein given and other good and valuable consideration, the parties hereto agree, in accordance with the applicable provisions of the New York Business Corporation Law (the "NYBCL") and the Delaware General Corporation Law (the "DGCL"), respectively, which permit such merger, CRS-NY will merge with and into CRS-DE, at the Effective Time (as defined below) (the "Merger"), and that the terms and conditions of the Merger hereby agreed to shall be as hereinafter set forth:

                                   ARTICLE I

                            PRINCIPAL TERMS OF MERGER

     Section 1.01 Merger. At the Effective Time, CRS-NY shall merge with and into CRS-DE, with CRS-DE surviving as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc." (the "Surviving Corporation"), provided that this Agreement has not been terminated pursuant to Section 4.04.

     Section 1.02 Effective Time of Merger. The Merger shall become effective as of the completion of all filing requirements specified in Sections 4.05 and 4.06, and such date and time is hereinafter referred to as the "Effective Time".

                                   ARTICLE II

               CERTIFICATE OF INCORPORATION, BY-LAWS AND DIRECTORS

     Section 2.01 Certificate of Incorporation. The Certificate of Incorporation of CRS-DE in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation, to remain unchanged until amended as provided by law.

     Section 2.02 By-Laws. The By-Laws of CRS-DE in effect at the Effective Time of the Merger shall be the By-Laws of the Surviving Corporation, to remain unchanged until amended as provided by law.

     Section 2.03 Directors. The members of the Board of Directors of CRS-NY prior to the Effective Time shall thereafter be the members of the Board of Directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

     Section 2.04 Officers. The officers of CRS-NY immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                       EXCHANGE AND CANCELLATION OF SHARES

     Section 3.01 Exchange and Issuance. At the Effective Time of the Merger, all issued and outstanding shares of CRS-NY common stock, par value $.0001 per share (the "Old Common Stock"), shall be canceled and the corporate existence of CRS-NY, shall cease. Shares of common stock, par value $.0001 per share (the "New Common Stock"), of CRS-DE shall be issued to the stockholders of CRS-NY as a result of the Merger as herein provided.

     Section 3.02 The Surviving Corporation Stock. Each share of Old Common Stock which is issued and outstanding prior to the Effective Time of the Merger shall be converted into one share (after giving effect to the Reverse Stock Split (as defined below)), or in lieu of effecting the Reverse Stock Split, one one-hundredth of a share, of New Common Stock and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Common

     Stock shall automatically be and become holders of shares of New Common Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

     Section 3.03 Cancellation of Old Common Stock. After the Effective Time of the Merger, each holder of record of any outstanding certificate or certificates theretofore representing shares of Old Common Stock ("Old Certificates") will be instructed on how to surrender the Old Certificates to the Company's transfer agent, and receive in exchange therefor a certificate or certificates representing the number of shares of New Common Stock calculated on the basis described in this Article III. Until so surrendered, each outstanding Old Certificate which, prior to the Effective Time of the Merger, represented one or more shares of Old Common Stock shall be deemed for all corporate purposes to evidence ownership of a number of shares of New Common Stock calculated on the basis described in this Article III. Upon the surrender of an Old Certificate or Old Certificates representing shares of Old Common Stock, the proper officers of the Surviving Corporation shall cancel said Old Certificate or Old Certificates.

     Section 3.04 No Fractional Shares. Upon the exchange, in lieu of issuing certificates for fractional shares, fractional shares will be rounded up to one whole share, and a record holder entitled to receive a fractional share will receive one whole share of New Common Stock.

                                   ARTICLE IV

                             CONDITIONS; TERMINATION

     Section 4.01 Submission to Vote of Stockholders. This Agreement shall be submitted to the stockholders of CRS-NY, as provided by applicable law, and shall take effect, and be deemed to be the Agreement and Plan of Merger of the Constituent Corporations, upon the approval or adoption thereof by said stockholders of CRS-NY in accordance with the requirements of the NYBCL.

     Section 4.02 Amendment of Charter and By-Laws. Prior to the Effective Time of the Merger, the Certificate of Incorporation of CRS-DE will be amended and restated in the form set forth in Exhibit A hereto and the By-laws of CRS-DE will be amended and restated in the form set forth in Exhibit B hereto.

     Section 4.03 Reverse Stock Split. The stockholders of CRS-NY shall have approved the Reverse Stock Split in accordance with the requirements of the NYBCL and the Reverse Stock Split shall have been consummated, or in lieu thereof, the merger exchange ratio described in Section 3.02 shall have been adjusted to one one-hundredth (1/100) of a share.

     Section 4.04 Termination of Agreement. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be abandoned by CRS-NY by an appropriate resolution of its Board of Directors at any time prior to the Effective Time of the Merger if such Board of Directors believes that the Merger is not in the best interests of CRS-NY.

     Section 4.05 Filing of Certificate of Merger in the State of New York. As soon as practicable after (i) the requisite stockholder approval referenced in Section 4.01 and (ii) the amendment and restatement of the Certificate of Incorporation and By-laws of CRS-DE referenced in Section 4.02, a Certificate of Merger to effectuate the terms of this Agreement shall be executed and signed on behalf of each of the Constituent Corporations and thereafter delivered to the Department of State (the "Department") of the State of New York for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 4.04.

     Section 4.06 Filing of Certificate of Merger in the State of Delaware. As soon as practicable after (i) the requisite stockholder approval referenced in Section 4.01 and (ii) the amendment and restatement of the Certificate of Incorporation and By-laws of CRS-DE referenced in Section 4.02, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Delaware for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 4.04.

                                   ARTICLE V

                                EFFECT OF MERGER

     Section 5.01 Effect of Merger. At the Effective Time of the Merger, the Constituent Corporations shall be a single corporation, which shall be CRS-DE, and the separate existence of CRS-NY shall cease except to the extent provided by the laws of the States of New York and Delaware. CRS-DE shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in CRS-DE without further act or deed;

     and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. CRS-DE shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger. CRS-DE shall assume any stock option or similar employee benefits plan of CRS-NY, and all contractual rights of CRS-NY for the issuance of shares of Old Common Stock, and such issuances or reserves for issuances shall be of shares of New Common Stock on an as-converted basis as set forth in Section 3.01.

                                   ARTICLE VI

                            POST-MERGER UNDERTAKINGS

     Section 6.01 Service of Process. CRS-DE hereby agrees that it may be served with process within the State of New York in any proceeding for the enforcement of any obligation of CRS-NY and in any proceeding for the enforcement of the rights of any dissenting stockholder of CRS-NY.

     Section 6.02 Authorization of Service of Process. CRS-DE hereby authorizes service of process on it pursuant to Section 6.01 by registered or certified mail return receipt requested to its principal office as set forth in the Certificate of Merger to be filed pursuant to Section 4.05 or as changed by notice to the Department.

                                  ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01 Reverse Stock Split. "Reverse Stock Split" shall mean the conversion of each outstanding share of common stock, par value $.0001 per share, of CRS-NY into one one-hundredth (1/100) of a share of common stock, par value $.0001 per share, of CRS-NY, without affecting the authorized number of shares.

     Section 7.02 Further Actions. Each of the Constituent Corporations shall take or cause to be taken all action, or do, or cause to be done, all things necessary, proper or advisable under the NYBCL and the DGCL to consummate and make effective the Merger following approval of the Merger by the stockholders of CRS-NY in accordance with the NYBCL and the DGCL.

     Section 7.03 Amendments. At any time prior to the Effective Time of the Merger (notwithstanding any stockholder approval), if authorized by their respective Board of Directors, the parties hereto may, by written agreement, amend or supplement any of the provisions of this Agreement. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of each of the Constituent Corporations by an officer of the appropriate Constituent Corporation.

     Section 7.04 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by an authorized officer of each party hereto as of the date above first written.

                                        CRS DELAWARE, INC.
                                        (a Delaware corporation)

                                        By: /s/ Cheong Chah
                                           -----------------------------
                                           Name:  Cheong Chah
                                           Title: President


                                        CORPORATE ROAD SHOW.COM INC.
                                        (a New York corporation)

                                        By: /s/ Frank Ferraro
                                           -----------------------------
                                           Name:  Frank Ferraro
                                           Title: President

                                                                     APPENDIX G


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CRS DELAWARE, INC.

               ---------------------------------------------------

                 Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

               ---------------------------------------------------

         CRS DELAWARE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:     The name of the Corporation is CRS Delaware, Inc.

SECOND:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 14, 2005.

THIRD:     The Certificate of Incorporation of the Corporation is hereby amended in its entirety and restated and integrated into a single instrument to read in full as set forth in the Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A and made a part hereof.


FOURTH:    The Restated Certificate of Incorporation of the Corporation shall
become effective on May    , 2005.


FIFTH:     The Restated Certificate of Incorporation of the Corporation was
proposed by the Board of Directors of the Corporation and was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware by the sole stockholder of the Corporation in the manner prescribed by
Section 242 of the General Corporation Law of the State of Delaware.

SIXTH:     The Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be
signed by its officer thereunto duly authorized this    th day of May, 2005.


                                        CRS DELAWARE, INC.

                                        By:
                                           -----------------------------
                                           Name:   Cheong Chah
                                           Title:  President

                                                                      Exhibit A
                                                                      ---------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          REXAHN PHARMACEUTICALS, INC.


FIRST:     The name of the Corporation is

                          Rexahn Pharmaceuticals, Inc.

SECOND:    The address of the Corporation's registered office in the State of
Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

THIRD:     The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is 600,000,000, of which 100,000,000 shares of the par value of $.0001 each are to be of a class designated Preferred Stock and 500,000,000 shares of the par value of $.0001 each are to be of a class designated Common Stock.

         In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of stock.

COMMON STOCK

         The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

         1. Dividends. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         2. Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

         3. Voting. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the designation of the series, which may be by distinguishing number, letter or title;

         (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

         (c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

         (d) the dates at which dividends, if any, shall be payable;

         (e) the redemption rights and price or prices, if any, for shares of the series;

         (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

         (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

         (h) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

         (i) restrictions on the issuance of shares of the same series or of any other class or series; and

         (j) the voting rights, if any, of the holders of shares of the series.

         Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to this Certificate of Incorporation or any Preferred Stock Designation.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

FIFTH:     The Corporation is to have perpetual existence.

SIXTH:     The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH:   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the bylaws so require.

         The directors shall hold office until the expiration of their terms and their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 2005 annual meeting, the successors of directors whose terms expire at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the next annual meeting of stockholders.

         Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding capital stock of the Corporation (the "Capital Stock") entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

EIGHTH:    Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof.

NINTH:     Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH:

         1. Amendment of Certificate of Incorporation. From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the stockholders of the Corporation by its Certificate of Incorporation are granted subject to the provisions of this Article Tenth.

         2. Bylaws. The Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of the Capital Stock to amend or repeal the bylaws made by the Board of Directors.

ELEVENTH:   The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Eleventh.

         1. Special Vote for Business Combinations. In addition to any affirmative vote required by law, this Certificate of Incorporation or the bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article Eleventh, a Business Combination shall not be consummated without the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of the Voting Stock not beneficially owned by any Interested Stockholders or any Affiliate or Associate of any Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         2. When Special Vote Is Not Required. The provisions of Section 1 of this Article Eleventh shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs A or B are met.

         A. Approval by Continuing Directors. The Business Combination shall have been approved by at least a majority of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Stockholder (as hereinafter defined) became an Interested Stockholder (the "Determination Date").

         B. Price and Procedure Requirements. Each of the seven conditions specified in the following subparagraphs (i) through (vii) shall have been met:

              (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher amount determined under clauses (a) and (b) below (the requirements of this paragraph B(i) shall be applicable with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

                 (a) the highest per share price (including any brokerage
            commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock acquired beneficially by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the base rate of interest of JPMorgan Chase Bank (or of such other major bank headquartered in New York City selected by at least a majority of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; and

                 (b) the Fair Market Value per share of Common Stock on the
            Announcement Date or on the Determination Date, whichever is higher.

              (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest amount determined under clauses (a), (b) and (c) below (the requirements of this paragraph B(ii) shall be applicable with respect to all shares of every class or series of outstanding Capital Stock, other than the Common Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Capital Stock):

                 (a) the highest per share price (including any brokerage
            commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Capital Stock acquired beneficially by it (1) within the two-year period immediately prior to the Announcement Date or
            (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the base rate of interest of JPMorgan Chase Bank (or of such other major bank headquartered in New York City selected by at least a majority of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class or series of Capital Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Capital Stock; and

                 (b) the Fair Market Value per share of such class or series of
            Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                 (c) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

              (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

              (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination, such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock; and, except as approved by at least a majority of the Continuing Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); and (c) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock.

              (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by at least a majority of the Continuing Directors, the opinion of an investment banking firm selected for and on behalf of the Corporation by at least a majority of the Continuing Directors as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (each as hereinafter defined).

              (vii) Such Interested Stockholder shall not have made any material change in the Corporation's business or equity capital structure without the approval of at least a majority of the Continuing Directors.

         Any Business Combination to which Section 1 of this Article Eleventh shall not apply by reason of this Section 2 shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, the bylaws of the Corporation or any agreement with any national securities exchange.

         3. Certain Definitions. For the purposes of this Article Eleventh:

         A. A "Business Combination" shall mean:

              (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value of $15,000,000 or more; or

              (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

              (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

              (v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through (iv) above.

         B. A "person" shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

         C. "Interested Stockholder" shall mean any person (other than (i) the Corporation or any Subsidiary and (ii) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

              (i) is the beneficial owner of Voting Stock having 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

              (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock having 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         D. A person shall be a "beneficial owner" of any Capital Stock:

              (i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

              (ii) which such person or any Affiliate or Associate of such person has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

         E. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed owned by the

    Interested Stockholder through application of paragraph D of this Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


         F. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on
    May   , 2005 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).


         G. "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

         H. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed a Continuing Director by at least two-thirds of the Continuing Directors then members of the Board.

         I. "Fair Market Value" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the Nasdaq Stock Market, Inc. National Market System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by at least a majority of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by at least a majority of the Continuing Directors.

         J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Eleventh shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

         4. Powers of Continuing Directors. Any determination as to compliance with this Article Eleventh, including without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Capital Stock or other securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination, and (E) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $15,000,000 or more shall be made only upon action by at least a majority of the Continuing Directors of the Corporation; and the good faith determination of at least a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article Eleventh.

         5. No Effect on Fiduciary Obligations. Nothing contained in this Article Eleventh shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.

TWELFTH: Any action required or permitted to be taken by the stockholders may be taken by consent in writing by holders of at least a majority of the voting power of the outstanding shares of Voting Stock, voting together as a single class. Special Meetings of stockholders for any purpose or purposes shall be called by the Board of Directors pursuant to a resolution adopted by the Board or by the Chairman of the Board of the Corporation.

                                                                     APPENDIX H


                                AMENDED BYLAWS OF
                          REXAHN PHARMACEUTICALS, INC.
                          ----------------------------

                                    ARTICLE I.

                                     OFFICES

         SECTION 1. Registered Office in Delaware; Resident Agent. The address of the Corporation's registered office in the State of Delaware and the name and address of its resident agent in charge thereof are as filed with the Secretary of State of the State of Delaware.

         SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be designated by resolution passed by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meetings shall not be held at any place, but may instead be held solely by means of remote communication.

         SECTION 2. Annual Meeting. An annual meeting of the shareholders for the election of directors and for the transaction of such other proper business, notice of which was given in the notice of meeting, shall be held on a date and at a time as may from time to time be designated by resolution passed by the Board of Directors.

         SECTION 3. Special Meetings. A special meeting of the shareholders for any purpose or purposes shall be called by the Board of Directors pursuant to a resolution adopted by the Board or by the Chairman of the Board of the Corporation.

         SECTION 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the shareholders, whether annual or special, shall be mailed, postage prepaid, or sent by electronic transmission, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting, at the shareholder's address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person or by proxy and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

         SECTION 5. List of Shareholders. The Secretary shall, from information obtained from the transfer agent, prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a specified place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list referred to in this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         SECTION 6. Quorum. At each meeting of the shareholders, the holders of a majority of the issued and outstanding stock of the Corporation present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation or by these bylaws for a specified action. Except as otherwise provided by law, in the absence of a quorum, a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until shareholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called, and only those shareholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of shareholders required by law or by the Certificate of Incorporation or by these bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shareholders required in respect of such other matter or matters shall be present.

         SECTION 7. Organization. At every meeting of the shareholders the Chairman of the Board, or in the absence of the Chairman of the Board, a director or an officer of the Corporation designated by the Board, shall act as Chairman of the meeting. The Secretary, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary and the Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

         SECTION 8. Notice of Shareholder Business and Nominations.

         (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

              (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph
(A)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the case of the annual meeting to be held in 2005 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

              (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder who shall be entitled to vote at the meeting may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

              (2) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights
(i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

         SECTION 9. Business and Order of Business. At each meeting of the shareholders such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these bylaws. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting, unless otherwise determined by a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat.

         SECTION 10. Voting. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, each shareholder shall at every meeting of the shareholders be entitled to one vote for each share of stock held by such shareholder. Any vote on stock may be given by the shareholder entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such shareholder or by the shareholder's attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, at all meetings of the shareholders, all matters shall be decided by the vote (which need not be by ballot) of a majority in interest of the shareholders present in person or by proxy and entitled to vote on the subject matter, a quorum being present.

         SECTION 11. Participation at Meetings Held by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication: (A) participate in a meeting of shareholders; and (B) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors.

         SECTION 2. Number, Qualifications, and Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a shareholder.

         The directors shall hold office until the expiration of their terms or their successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, commencing with the 2005 annual meeting, the successors of directors whose terms expire at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the next annual meeting of shareholders.

         SECTION 3. Election of Directors. At each meeting of the shareholders for the election of directors, at which a quorum is present, the directors shall be elected by a plurality vote of all votes cast for the election of directors at such meeting.

         SECTION 4. Chairman of the Board of Directors. The Board of Directors may elect from among its members one director to serve at its pleasure as Chairman of the Board.

         SECTION 5. Quorum and Manner of Acting. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be obtained. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

         SECTION 6. Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 7. First Meeting. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the same place as that at which the annual meeting of shareholders was held or as otherwise determined by the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

         SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

         SECTION 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary of the Corporation at the written request of three directors. Notice of each such meeting stating the time and place of the meeting shall be given to each director by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. A notice mailed at least ten days before the meeting need not state the purpose thereof except as otherwise provided in these bylaws. In all other cases the notice shall state the principal purpose or purposes of the meeting. Notice of any meeting of the Board need not be given to a director, however, if waived by the director in writing before or after such meeting or if the director shall be present at the meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in his or her absence, a director or an officer of the Corporation designated by the Board shall act as Chairman of the meeting. The Secretary, or, in the Secretary's absence, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

         SECTION 11. Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

         SECTION 12. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 13. Compensation. Each director shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

         SECTION 14. Indemnification. (A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (B) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         (C) To the extent that a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this subsection and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

         (D) Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

         (E) Indemnification under subsections (A) and (B) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) with respect to a person who is a present or former director or officer of the Corporation, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by

(x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the shareholders of the Corporation; or (b) with respect to a person who is not a present or former director or officer of the Corporation, by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys' fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant's entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

         (F) If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in subsection (E) that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), the claimant shall be conclusively presumed to have been determined pursuant to subsection (E) to be entitled to indemnification if (1) in the case of a claimant who is a present or former director or officer of the Corporation,
(a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the shareholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the shareholders, the shareholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith), or (2) in the case of a claimant who is not a present or former director or officer of the Corporation, within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if an officer of the Corporation authorized to make such determination in good faith determines that additional time is required for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), an officer of the Corporation authorized to make such determination shall not have made the determination; provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause
(1)(a)(ii) or (2) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the shareholders, on the last date within the period prescribed by law for holding such shareholders meeting (or a postponement or adjournment thereof as permitted above).

         (G) Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the Corporation, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to a person who is not a present or former director or officer of the Corporation as authorized by the chief executive officer of the Corporation or such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.

         (H) The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this section, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these bylaws and shall be deemed for all purposes to be a part hereof.

         (I) For purposes of this section,

              (1) "Change of Control" means any of the following:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (v) any acquisition directly from the Corporation, (w) any acquisition by the Corporation, (x) any acquisition by Chang H. Ahn, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Paragraph 14(I)(1); or

              (b) Individuals who, as of February __, 2005, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

              (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than a 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

              (d) Approval by the Corporation's shareholders of a complete liquidation or dissolution of the Corporation.

              (2) "Disinterested Director" means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

              (3) "Independent Counsel" means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, employee or agent in an action to determine the Corporation's or such person's rights under this section.

         (J) The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any amendment, alteration or repeal of this section or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to subsection (H) hereof, any person who is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of any partnership, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

         (K) No indemnification shall be payable pursuant to this section with respect to any action against the Corporation commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this section or the procedures established pursuant to subsection (H) shall specifically provide for indemnification of expenses relating to the enforcement of rights under this section and such procedures.

                                  ARTICLE IV.

                                   COMMITTEES

         SECTION 1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation (or in the case of a special-purpose committee, one or more directors of the Corporation), which, to the extent provided in said resolution or in these bylaws and not inconsistent with Section 141 of the Delaware General Corporation Law, as amended, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 2. Term of Office and Vacancies. Each member of a committee shall continue in office until a director to succeed him or her shall have been elected and shall have qualified, or until he or she ceases to be a director or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

         SECTION 3. Alternates. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         SECTION 4. Organization. Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

         SECTION 5. Resignations. Any regular or alternate member of a committee may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6. Removal. Any regular or alternate member of a committee may be removed with or without cause at any time by resolution passed by a majority of the whole Board of Directors at any regular or special meeting.

         SECTION 7. Meetings. Regular meetings of each committee, of which no notice shall be necessary, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the time and place, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

         SECTION 8. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of a committee (including alternates when acting in lieu of regular members of such committee) shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such.

         SECTION 9. Compensation. Each regular or alternate member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

                                   ARTICLE V.

                                    OFFICERS

         SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Presidents (one or more of whom may be Senior Vice Presidents or otherwise as may be designated by the Board), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may also from time to time elect such other officers as it deems necessary.

         SECTION 2. Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

         SECTION 3. Additional Officers; Agents. The Chairman of the Board may from time to time appoint and remove such additional officers and agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as provided in these bylaws or as the Chairman of the Board may from time to time prescribe. The Board of Directors or the Chairman of the Board may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

         SECTION 4. Salaries. Unless otherwise provided by resolution passed by a majority of the whole Board, the salaries of all officers elected by the Board of Directors shall be fixed by the Board of Directors.

         SECTION 5. Removal. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer may be removed, either with or without cause, by the vote of a majority of the Board at any regular or special meeting or, except in the case of an officer elected by the Board, by any superior officer upon whom the power of removal may be conferred by the Board or by these bylaws.

         SECTION 6. Resignations. Any officer elected by the Board of Directors may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Any other officer may resign at any time by giving written notice to the Chairman of the Board. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 7. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term in the manner provided in these bylaws for regular election or appointment to such office.

         SECTION 8. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. The Chairman of the Board shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and shall enforce the observance of the rules of order for the meetings of the shareholders and of the bylaws of the Corporation.

         SECTION 9. Senior Vice Presidents. One or more Senior Vice Presidents shall, subject to the control of the Chairman of the Board, have lead accountability for components or functions of the Corporation as and to the extent designated by the Chairman of the Board. Each Senior Vice President shall keep the Chairman of the Board appropriately informed on the business and affairs of the designated components or functions of the Corporation.

         SECTION 10. Vice Presidents. The Vice Presidents shall perform such duties as may from time to time be assigned to them or any of them by the Chairman of the Board.

         SECTION 11. Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders, of the Board of Directors and of any committee constituted pursuant to Article IV of these bylaws. The Secretary shall be custodian of the corporate seal and see that it is affixed to all documents as required and attest the same. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her.

         SECTION 12. Assistant Secretaries. At the request of the Secretary, or in the Secretary's absence or disability, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.

         SECTION 13. Treasurer. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

         SECTION 14. Assistant Treasurers. At the request of the Treasurer, or in the Treasurer's absence or disability, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them.

         SECTION 15. Certain Agreements. The Board of Directors shall have power to authorize or direct the proper officers of the Corporation, on behalf of the Corporation, to enter into valid and binding agreements in respect of employment, incentive or deferred compensation, stock options, and similar or related matters, notwithstanding the fact that a person with whom the Corporation so contracts may be a member of its Board of Directors. Any such agreement may validly and lawfully bind the Corporation for a term of more than one year, in accordance with its terms, notwithstanding the fact that one of the elements of any such agreement may involve the employment by the Corporation of an officer, as such, for such term.

                                  ARTICLE VI.

                                 AUTHORIZATIONS

         SECTION 1. Contracts. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined in accordance with authorization of the Board of Directors.

         SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

         SECTION 5. Proxies. Except as otherwise provided in these bylaws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or any other officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

                                  ARTICLE VII.

                            SHARES AND THEIR TRANSFER

         SECTION 1. Shares of Stock. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, by class and series, and shall be signed by the Chairman of the Board or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation. If a share certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Board of Directors may by resolution or resolutions provide that some or all of any or all classes or series of the shares of stock of the Corporation shall be uncertificated shares. Notwithstanding the preceding sentence, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such shareholder's name on the books of the Corporation.

         SECTION 2. Record Ownership. A record of the name and address of each holder of the shares of the Corporation, the number of shares held by such shareholder, the number or numbers of any share certificate or certificates issued to such shareholder and the number of shares represented thereby, and the date of issuance of the shares held by such shareholder shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock (including any holder registered in a book-entry or direct registration system maintained by the Corporation or a transfer agent or a registrar designated by the Board of Directors) as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

         SECTION 3. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation by the holder of record of such stock in person or by such person's attorney or other duly constituted representative, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such guarantee of signature as the Corporation may reasonably require.

         SECTION 4. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate of stock or may register uncertificated shares, if then authorized by the Board of Directors, in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, the issuance of such new certificate or the registration of such uncertificated shares.

         SECTION 5. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation and concerning the registration of pledges of uncertificated shares.

         SECTION 6. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 7. Examination of Books by Shareholders. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the shareholders of the Corporation.

                                 ARTICLE VIII.

                                     NOTICE

         SECTION 1. Manner of Giving Written Notice. (A) Any notice in writing required by law or by these bylaws to be given to any person shall be effective if delivered personally, given by depositing the same in the post office or letter box in a postpaid envelope addressed to such person at such address as appears on the books of the Corporation or given by a form of electronic transmission consented to by such person to whom the notice is to be given. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. (B) Notice by mail shall be deemed to be given at the time when the same shall be mailed and notice by other means shall be deemed given when actually delivered (and in the case of notice transmitted by a form of electronic transmission, such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder).

         SECTION 2. Waiver of Notice. Whenever any notice is required to be given to any person, a waiver thereof by such person in writing or transmitted by electronic means (and authenticated if and as required by law), whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE IX.

                                      SEAL

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Delaware".

                                   ARTICLE X.

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall end on December 31 of each year.

                                    APPENDIX

                          Procedures for Submission and
                   Determination of Claims for Indemnification
               Pursuant to Article III, Section 14 of the Bylaws.

         SECTION 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 14 of the bylaws (the "Procedures") are to implement the provisions of Article III, Section 14 of the bylaws of the Corporation (the "bylaws") in compliance with the requirement of subsection (H) thereof.

         SECTION 2. Definitions. For purposes of these Procedures:

         (A) All terms that are defined in Article III, Section 14 of the bylaws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

         (B) "Expenses" include all reasonable attorneys' fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an Indemnitee in a Proceeding.

         (C) "Indemnitee" includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under
Article III, Section 14 of the bylaws) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise.

         (D) "Proceeding" includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.

         SECTION 3. Submission and Determination of Claims.

         (A) To obtain indemnification or advancement of Expenses under Article III, Section 14 of the bylaws, an Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors (if the Indemnitee is a present or former director or officer of the Corporation) or the officer of the Corporation authorized to make the determination as to whether an Indemnitee is entitled to indemnification (if the Indemnitee is not a present or former director or officer of the Corporation) thereof in writing if a determination in accordance with Article III, Section 14(E) of the bylaws is required.

         (B) Upon written request by an Indemnitee for indemnification pursuant to Section 3(A) hereof, a determination with respect to the Indemnitee's entitlement thereto in the specific case, if required by the bylaws, shall be made in accordance with Article III, Section 14(E) of the bylaws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

         (C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 14(E) of the bylaws, the Independent Counsel shall be selected as provided in this Section 3(C). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Article III,
Section 14 of the bylaws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Article III, Section 14(E) of the bylaws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article III, Section 14(E) of the bylaws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of
Article III, Section 14(E) of the bylaws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article III, Section 14 of the bylaws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

         (D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the bylaws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the bylaws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         SECTION 4. Review and Enforcement of Determination.

         (A) In the event that (1) advancement of Expenses is not timely made pursuant to Article III, Section 14(G) of the bylaws, (2) payment of indemnification is not made pursuant to Article III, Section 14(C) or (D) of the bylaws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Article III, Section 14(E) of the bylaws that an Indemnitee is not entitled to indemnification under the bylaws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 14(E) of the bylaws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article III, Section 14(E) of the bylaws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article III,
Section 14(F) of the bylaws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Corporation shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration.

         (B) In the event that a determination shall have been made pursuant to
Article III, Section 14(E) of the bylaws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         (C) If a determination shall have been made or deemed to have been made pursuant to Article III, Section 14(E) or (F) of the bylaws that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee's request for indemnification, or (2) a prohibition of such indemnification under applicable law.

         (D) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

         (E) In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee's rights under, or to recover damages for breach of,
Article III, Section 14 of the bylaws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.

         SECTION 5. Amendments. These Procedures may be amended at any time and from time to time in the same manner as any bylaw of the Corporation in accordance with the Certificate of Incorporation; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any Indemnitee shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CORPORATE ROAD SHOW.COM INC.


              PROXY - SPECIAL MEETING OF SHAREHOLDERS MAY 12, 2005

Cheong Chah or Frank Ferraro, or either of them individually and each of them with the power of substitution, are hereby appointed proxies of the undersigned to vote all of the shares of the common stock of Corporate Road Show.Com Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on May 12, 2005 at 9:00 a.m. local time, at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, N.Y. 10112, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Special Meeting and proxy statement, both dated May 12, 2005.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS FOR WHICH NO DIRECTION IS GIVEN.

1. To effect a 1-for-100 reverse stock split of the issued and outstanding shares of the common stock of the Company, without affecting the par value of such shares.

         FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

2. To amend the Certificate of Incorporation of the Company to change its name to "Rexahn Pharmaceuticals, Inc."

         FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

3. To effect the merger of the Company with and into CRS Delaware, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("CRS Delaware"), with CRS Delaware surviving as a Delaware corporation under the name "Rexahn Pharmaceuticals, Inc.", in order to reincorporate the Company under the laws of the State of Delaware.

         FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

4. To amend the Certificate of Incorporation of the Company to authorize the Company to issue up to 100,000,000 shares of preferred stock with such rights and preferences as the Board of Directors may determine.

         FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

5. To ratify, affirm and approve the prior action to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 20,000,000 to 500,000,000.

         FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a corporation gives a proxy, an authorized officer should sign it.

Signature:____________________________      Date:_____________________



Signature:____________________________      Date:_____________________